Filed Pursuant to Rule 433 of the Securities Act of 1933

Free Writing Prospectus dated August 24, 2026

Relating to (i) the Base Prospectus Supplement dated November 4, 2025 as supplemented by Supplement No. 1 thereto dated March 23, 2026 and Supplement No. 2 thereto dated May 6, 2026, (ii) the three Prospectus Supplement Annexes dated November 4, 2025 relating to offerings of 10.00% Series A Perpetual Strife Preferred Stock, 10.00% Series A Perpetual Stride Preferred Stock, and class A common stock, and (iii) the three Prospectus Supplement Annexes dated March 23, 2026 relating to offerings of Variable Rate Series A Perpetual Stretch Preferred Stock (as supplemented by Supplement No. 1 thereto dated June 23, 2026), 8.00% Series A Perpetual Strike Preferred Stock,

and class A common stock

Registration No. 333-284510

Strategy Inc (the “Company”) has filed with the Securities and Exchange Commission (“SEC”) a registration statement (including a base prospectus), a base prospectus supplement to the base prospectus and supplements thereto, and prospectus supplement annexes and supplements thereto for the offerings to which this communication relates. Before you invest, you should read the base prospectus, base prospectus supplement, supplements to the base prospectus supplement, prospectus supplement annexes and supplements thereto, and other documents incorporated by reference or that the Company has filed with the SEC for more complete information about the Company and the offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.strategy.com.

***

STRATEGY

# $MSTR

## INVESTOR BRIEFING

### Amplified Bitcoin Equity and Digital Credit Platform

**Strategy Class A Common Stock | Nasdaq: MSTR**

MSTR is the residual equity of the world's first and largest Bitcoin Treasury Company. It combines net bitcoin exposure with a capital-markets franchise designed to create Digital Credit, accumulate Digital Capital and increase bitcoin per share over time.

| | | |
|---|---|---|
| **$119.25**<br>MARKET PRICE<br>Aug. 21 snapshot | **$49.60B**<br>MARKET CAP<br>Basic shares | **$49.68B**<br>NET RESERVE<br>After debt & pref |
| **1.01x**<br>mNAV<br>Price / Net BPS | **840,447**<br>BTC HOLDINGS<br>4.00% of supply | **$6.69B**<br>USD ASSETS<br>3.9 yrs coverage |

**IMPORTANT STRUCTURAL NOTE**

MSTR is common equity, junior to all debt and preferred stock. It is not a spot bitcoin ETF and shareholders have no direct claim on specific bitcoin.

There is no guarantee for MSTR of returns, liquidity, or future performance.

Strategy has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before investing, read the prospectus and other documents Strategy has filed with the SEC for more complete information about Strategy and its securities, including significant risks; free at EDGAR on sec.gov; current rate, price, and yield at strategy.com.

This communication contains forward-looking statements that involve risks and uncertainties, including changes in dividend policy, capital structure, bitcoin/digital-asset volatility, regulatory/accounting/tax changes, liquidity and cybersecurity risks, financing availability, and other risks described in Strategy's SEC filings. Strategy undertakes no obligation to update forward-looking statements except as required by law.

Capital-markets execution can amplify upside, but MSTR also absorbs BTC drawdowns, financing risk, dilution, mNAV compression and corporate liabilities.

Market data as of Aug. 21, 2026 close. BTC holdings, USD Reserve and USD Cash as of Aug. 23, 2026, as reported in the Form 8-K filed August 24, 2026. Q2 Earnings presentation data are dated July 27 unless noted.

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 23, 2026

01 | EXECUTIVE OVERVIEW

# Why own MSTR

A residual claim on Net Reserves plus the franchise value of Strategy's capital-markets platform.

### THE INVESTMENT PROPOSITION

- **Reserve leadership.** 840,447 BTC, approximately 4.00% of total bitcoin supply, plus $6.69B of USD Assets (USD Reserve $5.10B + USD Cash $1.59B).
- **Residual Net Reserve exposure.** $49.68B of Net Reserve after deducting $6.75B of debt and $14.97B of preferred stock.
- **Digital Credit engine.** Strategy targets annual Digital Credit sales equal to 10%-20% of its BTC Reserve when market conditions are attractive.
- **Capital-market scale.** $20.319B raised YTD through Aug. 23 (common $12.796B + preferred $7.524B).
- **Liquidity and network.** Approximately $1.889B of 30-day average daily stock trading value and $37.80B of options open interest.
- **Operating optionality.** Q2 software revenue was $122.4M, up 6.9% YoY; subscription services revenue increased 54% YoY.

### CURRENT ECONOMICS

**1,000** Shares
**$119,250** Market cost
**1.88627 BTC** Gross look-through BTC
**1.53637 BTC** Net look-through BTC
**$145,251** Gross BTC value at snapshot
**$118,307** Net BTC value at snapshot
**1.01x** mNAV
**1.30x** Amplification
**10.74%** BTC Hurdle ARR

**46%** BSE return, annualized

*Illustrative Strategy supplemental metrics. Net BTC and Net BPS deduct specified senior claims net of the USD Assets and depend on fully diluted share assumptions. Past performance is not indicative of future results.*

### THE ESSENTIAL TRADE-OFF

**Residual equity in a reserve and issuance franchise**

MSTR common equity benefits if Strategy grows Net Reserve per share and creates positive spread above its cost of credit. The same structure amplifies downside: common shareholders are last in priority, bear the full volatility of bitcoin and can be diluted when capital is issued at unattractive terms.

### HOW TO THINK ABOUT MSTR

MSTR is not simply bitcoin held inside a corporation. It combines Net BTC exposure, a dedicated USD liquidity reserve, a Digital Credit issuance franchise, active capital allocation, enterprise analytics software, brand and distribution, and one of the deepest public equity and options ecosystems in digital assets.

Source: Strategy Investor Relations; Q2 2026 Financial Results presentation; Strategy dashboard snapshot; Aug. 24 Form 8-K; Strategy Notes. Supplemental metrics are illustrative and subject to the limitations in those sources.

For informational purposes only See Important Disclosures 2

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 23, 2026 02 | COMPANY AND EQUITY PROFILE Company and equity at a glance Strategy combines a bitcoin treasury operation, a Digital Credit capital-markets platform and an enterprise analytics software business. TERM SUMMARY Issuer Strategy Inc Security Class A common stock, $0.001 par value per share Ticker / exchange MSTR / Nasdaq Global Select Market Company type World’s first and largest Bitcoin Treasury Company Reportable segments Bitcoin and Software Primary reserve asset Bitcoin, which Strategy describes as Digital Capital BTC holdings 840,447 BTC as of Aug. 23, 2026 Share of total BTC supply 4.00% on the Aug. 21 dashboard snapshot BTC Reserve $64.718B at $77,004 per BTC USD Reserve $5.10B; dedicated to preferred dividends and debt interest USD Cash $1.59B; flexible liquidity for general Bitcoin Treasury Company purposes USD Assets $6.69B = USD Reserve + USD Cash Total Reserve $71.403B = BTC Reserve + USD Assets Debt $6.754B notional Preferred stock $14.966B notional Net Reserve $49.683B = BTC Reserve + USD Assets—out-of-the-money notional Debt and Pref Market capitalization $49.600B on basic shares Enterprise value $64.635B under Strategy methodology mNAV 1.01x = MSTR price / Net BTC per share in USD Gross BTC per share 188,628 sats / $145.25 Net BTC per share 153,637 sats / $118.31 after specified senior claims Annual interest + preferred dividends $1.703B; USD Duration 3.9 years and BTC Duration 38.0 years Source: Strategy Investor Relations; Q2 2026 Financial Results presentation; Aug. 24 Form 8-K; Strategy dashboard and Notes. Market and supplemental data are dated as stated and may change materially. For informational purposes only See Important Disclosures 3

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 23, 2026

03 | MARKET PROFILE AND PER-SHARE ECONOMICS

# A liquid, high-volatility equity with measurable reserve exposure

Per-share reserve value responds mechanically to bitcoin, while MSTR market value also reflects credit creation, capital-market access, sentiment and execution.

### NET RESERVE PER-SHARE SENSITIVITY

| BTC PRICE | NET RESERVE / SHARE |
|---|---|
| $40,000 | $44.25 |
| $50,000 | $64.26 |
| $75,000 | $114.30 |
| $77,004 | $118.31 |
| $100,000 | $164.33 |
| $150,000 | $264.39 |

Formula: (840,447 BTC x assumed BTC price + $6.69B USD Assets - $6.754B out-of-the-money notional debt - $14.966B out-of-the-money notional preferred) / ~419.9M fully diluted shares. Actual values can differ materially.

### MARKET SNAPSHOT

| | |
|---|---|
| Price | $119.25 |
| mNAV | 1.01x |
| Market capitalization | $49.600B |
| Enterprise value | $64.635B |
| 30D average daily value | $1.889B |
| 30D historical volatility | 71% |
| 1Y historical volatility | 76% |
| Options open interest | $37.803B |

### CURRENT PER-SHARE AND RISK METRICS

| METRIC | VALUE | FORMULA / BASIS | INVESTOR MEANING | KEY LIMIT |
|---|---|---|---|---|
| Gross BPS | 188,628 sats | BTC / Assumed Diluted Shares Outstanding | Gross bitcoin exposure per assumed diluted share | Ignores debt and preferred claims |
| Net BPS | 153,637 sats | Net BTC / FDSO | Bitcoin after specified senior claims | Depends on in/out-of-money treatment |
| Gross BPS ($) | $145.25 | BPS x BTC price | Look-through BTC value before claims | Not redeemable or distributable |
| Net BPS ($) | $118.31 | Net BPS x BTC price | Denominator used for mNAV | Not traditional NAV or liquidation value |
| Amplification | 1.30x | BTC Reserve / Net Reserve | Sensitivity of residual reserve to BTC | Amplifies downside as well as upside |
| BTC ARR bands | -15.64% / 2.63% / 10.74% | Floor / Breakeven / Hurdle | Stress, coverage and positive-spread thresholds | Model outputs, not forecasts |

**MSTR is a corporate equity, not a bitcoin tracker**

Its return can diverge materially from BTC because of financing, preferred and debt costs, share issuance or repurchases, credit spreads, software results, taxes, accounting, governance and changing mNAV. At the current snapshot, MSTR also exhibits substantially higher volatility than spot bitcoin-oriented products may exhibit.

Source: Strategy dashboard snapshot supplied by the Company on Aug. 21, 2026; Strategy Notes. The sensitivity table holds BTC count, USD Assets, debt, preferred stock and fully diluted shares constant and is not a forecast.

For informational purposes only See Important Disclosures 4

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 23, 2026 04 | VALUATION FRAMEWORK Net Reserves plus franchise value A useful starting point separates the residual reserve base from the market-implied value of Digital Credit, software, brand, liquidity, technology and capital-allocation optionality. CURRENT EQUITY VALUE: NET RESERVES + FRANCHISE PREMIUM Illustrative bridge — market data Aug. 21, 2026 close; company data as of Aug. 23, 2026. TOTAL RESERVE LESS: SENIOR CLAIMS NET RESERVE PLUS: IMPLIED PREMIUM FD EQUITY VALUE $71.40B ($21.72B) $49.68B ~$0.40B ~$50.08B BTC $64.72B Out-of-the-money notional Residual reserve base Digital Credit, software, $119.25 × ~419.9M USD $6.69B Debt $6.75B | Preferred after senior claims brand, liquidity & optionality fully diluted shares $14.97B MSTR valuation is not reducible to one ratio: the premium can expand or contract with BTC, capital-market access, cost of credit, execution and sentiment. Net Reserve and fully diluted equity value are supplemental, illustrative measures; they are not liquidation values or traditional NAV. PREMIUM / (DISCOUNT) TO NET mNAV FD EQUITY VALUE IMPLIED MSTR PRICE RESERVE 0.75x $37.26B $88.73 ($12.42B) 1.00x $49.68B $118.31 $0.00B 1.01x $50.18B $119.49 $0.50B 1.25x $62.10B $147.88 $12.42B 1.50x $74.52B $177.46 $24.84B 2.00x $99.37B $236.61 $49.68B 3.00x $149.05B $354.92 $99.37B Information presented in this table is provided for illustrative purposes only. Actual values may vary materially from these illustrative values. WHAT THE CURRENT PREMIUM REPRESENTS At approximately 1.01x mNAV, the market assigns a modest premium to Net BPS on a fully diluted basis. That premium is not a pure valuation of the Digital Credit business: it also reflects software, brand, liquidity, optionality, other assets and liabilities, tax effects, execution expectations and market sentiment. It can disappear or become negative. Source: Strategy Aug. 21 dashboard snapshot; Strategy Notes; Q2 2026 presentation. The fully diluted value and premium are approximate and use the dashboard Net BPS/FDSO framework, which differs from basic market capitalization. For informational purposes only See Important Disclosures 5

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 23, 2026 05 | COMPETITIVE POSITION Why scale can matter in a Bitcoin Treasury Company Strategy seeks to convert reserve scale, liquidity, execution and network effects into lower-cost, higher-volume Digital Credit and greater BTC-per-share potential. THE MSTR FRANCHISE IS BUILT ON FOUR REINFORCING PILLARS Reserve scale, liquidity, execution and network effects can reinforce the cost and volume of Digital Credit CAPITAL LIQUIDITY 840,447 BTC $1.889B $71.40B Reserve | $6.69B USD Assets $37.80B options OI | Nasdaq Largest Bitcoin Treasury Company Global investor and hedging network EXECUTION BRAND + TECHNOLOGY $20.319B 35+ YEARS Capital raised YTD through Aug. 23 Millions of investors and followers Common and preferred equity channels $122.4M Q2 software revenue MORE CAPITAL STRONGER CREDIT GREATER DISTRIBUTION MORE BTC PER SHARE POTENTIAL 1 RESERVE SCALE 2 CAPITAL-MARKET ACCESS Strategy is the first and largest Bitcoin Treasury Company and held 840,447 Common equity, convertible debt and multiple preferred series provide BTC at Aug. 23. Scale supports product breadth and investor confidence, but differentiated financing channels. Access and pricing can weaken materially does not eliminate bitcoin risk. in stressed markets. 3 LIQUIDITY + DISTRIBUTION 4 TECHNOLOGY + OPERATIONS MSTR combines high stock turnover, a large options ecosystem and global More than 35 years of operating history and an enterprise software platform brand recognition. This can expand the addressable investor base and provide execution capabilities, customer relationships and a distinct source hedging capacity. of optionality. Strategic positioning: Strategy seeks to serve as a major financial institution and capital-markets platform for the digital asset economy, supported by its reserve scale, public-market liquidity, execution capabilities, technology and Digital Credit platform. Strategy is not a bank, does not take deposits and carries no government guarantee. Source: Strategy Q2 2026 Financial Results presentation and Aug. 21 dashboard snapshot. Capital-raised data are through Aug. 23; market metrics are as of Aug. 21 close and reserve/company data are as of Aug. 23. Strategic positioning is aspirational and not a forecast. For informational purposes only See Important Disclosures 6

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 23, 2026

06 | DIGITAL CREDIT ENGINE

# How Digital Credit can create common-equity value

Credit capital can increase bitcoin exposure per share when it is issued at attractive terms, deployed productively and earns a long-term BTC return above its effective cost.

**$6.5B-$12.9B**

TARGET ANNUAL DIGITAL CREDIT SALES

10%-20% of the current $64.7B BTC Reserve, subject to market conditions and Strategy discretion.

**10.74%**

**BTC HURDLE ARR**

Strategy's current effective cost of credit; above this level, Net BTC per share captures positive spread on a go-forward basis.

ILLUSTRATIVE ANNUAL ECONOMIC SPREAD PER $1B OF CREDIT

| BTC ARR | 0% | 5% | 10% | 10.74% | 15% | 20% | 30% | UNIT |
|---|---|---|---|---|---|---|---|---|
| SPREAD | ($107M) | ($57M) | ($7M) | $0M | +$43M | +$93M | +$193M | per $1B / yr |

*The simple sensitivity below subtracts the current 10.74% BTC Hurdle ARR from an assumed constant BTC ARR. It is a first-order illustration, not a projection of accounting earnings, cash flow or security returns.*

HOW THE DIGITAL CREDIT FLYWHEEL WORKS

| STEP | MECHANISM | POTENTIAL COMMON-EQUITY EFFECT |
|---|---|---|
| 1. Issue Digital Credit | Sell preferred or other fixed-income instruments when demand and pricing are attractive. | Raises long-duration capital without immediate common-share dilution, but creates senior claims and ongoing dividends or interest. |
| 2. Deploy capital | Use proceeds for BTC, USD Reserve, refinancing or other accretive capital actions. | Can increase BTC Reserve, strengthen liquidity or reduce more expensive claims. |
| 3. Earn the spread | BTC appreciation above the effective cost of credit accrues to the residual common equity. | Net BTC per share can appreciate faster than BTC; below the hurdle, common equity may underperform. |
| 4. Improve the franchise | Scale, liquidity and credit performance may support lower costs and greater issuance capacity. | A stronger franchise can expand the future volume and present value of credit creation. |
| 5. Recycle capital | Issue, repurchase or monetize assets as relative value changes. | Active management can improve per-share economics, but poor timing can destroy value. |

**Illustrative franchise economics**

At a 20% BTC ARR, the first-order spread is about $93M per $1B of Digital Credit. Applied to the 10%-20% annual sales target, that is roughly $0.6B-$1.2B per year. This is not GAAP revenue or guidance and ignores issuance price, timing, compounding, fees, taxes, hedging, dilution, changing BTC holdings and changing credit costs.

**Source: Strategy Q2 2026 presentation and Strategy Notes. Strategy targets Digital Credit sales equal to 10%-20% of BTC Reserve annually and defines BTC Hurdle ARR as its current effective cost of credit. All calculations below are illustrative.**

For informational purposes only See Important Disclosures 7

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 23, 2026

07 | ACTIVE CAPITAL MANAGEMENT

# From one-way issuance to dynamic capital allocation

Strategy can move among issuance, repurchases, BTC acquisition and limited BTC monetization as relative value, liquidity and market conditions change.

| ISSUE WHEN ATTRACTIVE | REPURCHASE WHEN ACCRETIVE | MONETIZE SELECTIVELY |
|---|---|---|
| Sell MSTR or Digital Credit when the expected BTC-per-share, liquidity or refinancing benefit exceeds the cost of capital and dilution. | Buy preferred or common securities when discounts make the reduction in senior claims or share count more valuable than the cash or BTC deployed. | Sell limited BTC for the USD Reserve, obligations or authorized buybacks when management judges it superior to issuing capital. |

CAPITAL-ALLOCATION TOOLS AND COMMON-EQUITY IMPACT

| ACTION | DECISION TEST | POTENTIAL MSTR EFFECT |
|---|---|---|
| MSTR issuance | mNAV, BTC Yield, liquidity needs and alternative funding cost. | Can raise USD or BTC efficiently above Net BPS; can dilute Net BPS if issued at unattractive terms. |
| Digital Credit issuance | Effective yield, BTC Credit, demand, duration and balance-sheet capacity. | Adds senior claims but may create positive long-term spread and avoid immediate common dilution. |
| Digital Credit repurchase | Discount to stated amount, dividend savings and credit-metric improvement. | Can retire claims below notional and strengthen common residual value. |
| MSTR repurchase | Discount to intrinsic value / Net BPS, liquidity and alternative uses. | Can increase ownership and Net Reserve per remaining share; consumes liquidity or BTC. |
| BTC monetization | Compare BTC sale cost with equity or credit issuance and near-term obligations. | Supports liquidity or accretive buybacks, but reduces BTC Reserve and potential upside. |

**Capital allocation is path-dependent.**
The same transaction can be accretive or dilutive depending on mNAV, BTC price, security pricing, timing and use of proceeds. Repurchases can improve per-share value but reduce liquidity; issuance can strengthen reserves but dilute holders; BTC sales can fund obligations but reduce future upside.

**Source: Strategy Q2 2026 presentation; Digital Credit Capital Framework; Aug. 24 Form 8-K. All programs are discretionary, subject to market and legal conditions, and may be modified, suspended or terminated.**

For informational purposes only See Important Disclosures 8

STRATEGY | MSTR INVESTOR BRIEFING
AUGUST 23, 2026

08 | DIGITAL CREDIT CAPITAL FRAMEWORK

# A liquidity and capital-allocation framework for the whole enterprise

The capital framework is designed to strengthen Digital Credit, preserve long-term Bitcoin exposure and support shareholder value through dedicated liquidity and discretionary repurchase tools.

**12-MONTH MINIMUM**
The USD Reserve may be used only for preferred dividends and debt interest; another use or a reduction below the minimum requires Board authorization.

**$1.0B MSTR BUYBACK**
A separate common-stock repurchase authorization provides a tool when management views MSTR repurchases as attractive and accretive.

**$1.25B RESERVE CAPACITY**
BTC monetization authority can build the USD Reserve, while additional authority can fund obligations and eligible security repurchases.

SIX COMPONENTS OF THE FRAMEWORK

| FRAMEWORK COMPONENT | WHAT STRATEGY ADOPTED | COMMON-EQUITY SIGNIFICANCE / LIMIT |
|---|---|---|
| USD Reserve policy | Dedicated liquidity for preferred dividends and debt interest, with a 12-month minimum. | Reduces near-term refinancing pressure and supports Digital Credit quality; it is not pledged collateral and was funded partly through MSTR issuance. |
| STRC dividend policy | 12% current rate and a multi-factor monthly review aimed at sustained $99-$100 trading over time. | A healthier flagship credit instrument may expand issuance capacity; higher dividends raise the common-equity hurdle. |
| Digital Credit repurchases | $1.0B authorization across STRF, STRC, STRK and STRD; STRC is initial priority. | Buying below stated amount can retire claims and dividends at a discount; USD Reserve funds cannot be used. |
| MSTR repurchases | $1.0B authorization with no fixed expiration or minimum purchase obligation. | Creates optionality when shares trade below management's assessment of value; no MSTR purchases had been made as of Aug. 23. |
| BTC Monetization Program | Up to $1.25B for the USD Reserve plus authority for obligations and approved repurchases. | Limits forced equity issuance, but any BTC sale reduces reserve assets and potential future appreciation. |
| USD Cash | A separately designated, flexible liquidity pool available for general Bitcoin Treasury Company purposes, such as acquiring bitcoin; paying preferred dividends or debt interest; repurchasing MSTR or preferred stock; repaying or redeeming convertible notes; or increasing the USD Reserve. | A highly liquid, broad discretionary pool that allows management to respond quickly to market dislocations and deploy capital as conditions warrant. Unlike the USD Reserve, it has no 12-month minimum and may be used for a broader range of purposes. |

**As of August 23, 2026**
The USD Reserve increased from $2.55B at framework launch to $5.10B, alongside $1.59B of newly designated USD Cash, for $6.69B of USD Assets equal to about 3.9 years of current preferred-dividend and debt-interest obligations. During Aug. 17-23, Strategy sold 18,261,118 MSTR shares for $2,006.5M net, allocated $300.0M to the USD Reserve and $136.4M to repurchase 1,431,212 STRC shares, added the remaining net proceeds to USD Cash and made no bitcoin purchases or sales. $516.6M of the Digital Credit authorization and the full $1.0B MSTR authorization remained.

**Source: Strategy Digital Credit Capital Framework press release and Form 8-K; Aug. 24 Form 8-K. These are corporate policies and authorizations, not contractual MSTR protections, and they may change or end.**

For informational purposes only
See Important Disclosures
9

STRATEGY | MSTR INVESTOR BRIEFING
AUGUST 23, 2026

09 | BALANCE SHEET AND EQUITY METRICS

# A large reserve base with explicit senior claims

Common shareholders own the residual economics after debt and preferred claims, supported by a dedicated USD Reserve and measured through Strategy's supplemental per-share framework.

### SIMPLIFIED RESERVE BRIDGE

**BTC RESERVE**
$64.718B
840,447 BTC

**USD ASSETS**
$6.69B
Reserve $5.10B + Cash $1.59B

**LESS: DEBT**
($6.754B)
**Out-of-the-money notional**

**LESS: PREFERRED**
($14.966B)
**Out-of-the-money notional**

*NET RESERVE = $49.683B. This bridge is simplified. Actual common-equity value also reflects other assets, liabilities, taxes, contingencies, operating results and transaction costs.*

### CURRENT ISSUER RESOURCES

**840,447 BTC**
BITCOIN HOLDINGS
As of Aug. 23

**$71.4B**
TOTAL RESERVE
BTC + USD

**$1.7B**
ANNUAL INT + DIV
Current run rate

**41.9 yrs**
TOTAL DURATION
Reserve / obligations

**MSTR-scale economics**

- Approximately $49.60B basic market capitalization and $64.64B enterprise value.
- Approximately 415.9M basic shares implied by market cap and price; ~419.9M FDSO implied by Net BPS.
- $1.703B of annual preferred dividends and debt interest.
- $19.694B of MSTR ATM issuance capacity remained after Aug. 17-23 sales.

### STRATEGY'S ILLUSTRATIVE EQUITY FRAMEWORK

**1.01x**
**mNAV**
PRICE / NET BPS

**1.30x**
**AMPLIFICATION**
BTC RESERVE / NET RESERVE

**10.74%** **BTC HURDLE ARR**
**2.63%** BREAKEVEN | **-15.64%** FLOOR ARR
*Illustrative Strategy metrics. Above the hurdle, Net BTC per share captures positive spread; below the floor, restructuring may be required under the model.*

**Metric interpretation**
mNAV measures the market premium or discount to Net BPS, not traditional NAV. Amplification measures BTC Reserve relative to Net Reserve and magnifies both gains and losses. BTC Floor, Breakeven and Hurdle ARRs are modeled thresholds using the current credit structure, not forecasts or guarantees.

Source: Strategy Aug. 21 dashboard snapshot; Aug. 24 Form 8-K; Strategy Notes. Net Reserve, mNAV, Amplification and BTC ARR metrics are supplemental and illustrative; they are not traditional NAV, agency ratings or liquidation analyses.

For informational purposes only
See Important Disclosures
10

STRATEGY | MSTR INVESTOR BRIEFING
AUGUST 23, 2026

10 | PERFORMANCE, SOFTWARE AND PORTFOLIO ROLE

# Long-term upside potential with severe interim volatility

MSTR has historically delivered amplified long-horizon bitcoin exposure, while the software segment contributes operating capabilities and optionality. Neither offsets the possibility of large price declines.

### HISTORICAL PERFORMANCE CONTEXT

| | |
|---|---|
| BSE return, annualized | **46%** |
| BTC annualized through July 27 | **36%** |
| 2-year windows beating BTC | **64%** |
| 3-year windows beating BTC | **87%** |
| 4-year windows beating BTC | **100%** |

*BPS increased from 56,598 sats in 2020 to 188,628 sats at the current snapshot, approximately 3.33x. Window statistics may overlap and do not predict future performance.*

### SOFTWARE AND OPERATING OPTIONALITY

**Q2 total revenue.** $122.4M, up 6.9% year over year.

**Subscription services.** $62.9M, up 54% year over year.

**Two segments.** Bitcoin treasury operations and enterprise analytics software.

**Technology base.** AI-powered analytics, customer relationships and more than 35 years of operating history.

**Role in valuation.** Software may contribute technology, cash flow and strategic optionality, but MSTR value remains dominated by bitcoin and capital structure.

## PORTFOLIO ROLE

**MSTR MAY BE RELEVANT TO INVESTORS SEEKING**

- Amplified, residual bitcoin exposure
- Potential growth in BTC per share
- Exposure to a Digital Credit franchise
- Deep equity and options liquidity
- Active capital-allocation optionality
- Software and technology optionality

**MSTR IS NOT DESIGNED TO PROVIDE**

- Spot BTC tracking or redemption
- Principal protection or fixed income
- A stable mNAV or low volatility
- A direct security interest in bitcoin
- Freedom from dilution or refinancing risk
- Predictable GAAP earnings or EPS

**Portfolio sizing matters**

At the Aug. 21 snapshot, MSTR showed a negative 65% one-year return, 76% one-year historical volatility and 70% implied volatility. Long-term outperformance can coexist with severe price declines, rapid mNAV compression and materially greater volatility than bitcoin.

Source: Strategy Q2 2026 Financial Results presentation and Aug. 21 dashboard snapshot. Performance comparisons use data through July 27 unless stated. Past performance is not indicative of future results.

For informational purposes only
See Important Disclosures
11

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 23, 2026

11 | RISK FRAMEWORK

# The principal risks an equity investor should underwrite

MSTR is a highly volatile residual claim on bitcoin, financing execution and a complex capital structure. The Digital Credit franchise can create value, but it also creates senior obligations that common equity must service.

| RISK | WHY IT MATTERS |
|---|---|
| Bitcoin price and volatility | The vast majority of economic value is tied to BTC. Large or prolonged declines can compress Net Reserve, mNAV, financing capacity and common-equity value. |
| Residual subordination | Debt, subsidiary liabilities and preferred stock rank ahead of common equity. Common holders receive value only after senior claims and other obligations. |
| mNAV compression | MSTR can trade at or below Net BPS. A falling premium can cause MSTR to underperform BTC even when bitcoin rises. |
| Share issuance and dilution | ATM or other equity issuance can dilute voting power and per-share economics. Issuance below appropriate value can reduce Net BPS. |
| Financing and refinancing | The strategy depends on sustained access to equity, preferred and debt markets. Market closure or punitive pricing can limit growth and require asset sales. |
| Credit and dividend burden | $1.703B of annual interest and preferred dividends must be serviced. Higher rates, larger preferred balances or weak BTC returns raise the common-equity hurdle. |
| BTC monetization and capital allocation | BTC sales, security repurchases and issuance timing may prove unfavorable. Management has broad discretion and transactions are path-dependent. |
| Accounting, EPS and tax volatility | Fair-value changes, valuation allowances, financing accounting and taxes can produce large, non-cash earnings swings and complicate conventional valuation. |
| Custody, cyber and operational risk | Loss, theft, fraud, private-key compromise, custodian failure or operational error could permanently impair the BTC Reserve. |
| Regulatory and legal risk | Changes in digital-asset, securities, tax, banking, accounting or exchange rules may affect BTC ownership, financing, liquidity and product issuance. |
| Software execution and concentration | The software business faces competition and transition risk, while enterprise value remains concentrated in bitcoin and key-person/capital-markets execution. |
| Metric and model limitations | Net Reserve, mNAV, BTC Rating, BPS and ARR metrics use assumptions and exclusions and are not GAAP measures, agency ratings, liquidation values or forecasts. |

Prior to making an investment decision, investors should review the prospectus; BTC price, mNAV, senior claims, issuance, obligations, liquidity and custody; compare MSTR with direct BTC exposure; and size the position for extreme volatility and dilution.

Source: Strategy SEC filings, Q2 presentation, dashboard and Notes. This list is not exhaustive.

For informational purposes only See Important Disclosures 12

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 23, 2026

12 | SOURCES AND DISCLOSURES

# Primary sources and important information

This briefing uses public information filed through August 24, 2026 and market data as of the dates indicated.

PRIMARY SOURCES

| SOURCE | LINK | USED FOR |
|---|---|---|
| Strategy MSTR Dashboard | Open source | Current market, reserve, per-share, volatility and capital-structure metrics. |
| Strategy Investor Relations | Open source | Company description, segment positioning, filings and presentations. |
| Q2 2026 Financial Results Presentation | Open source | Capital markets, Digital Credit thesis, valuation framework, performance and software results. |
| Aug. 24, 2026 Form 8-K | Open source | MSTR ATM proceeds, BTC holdings, STRC repurchase, USD Reserve and USD Cash. |
| Digital Credit Capital Framework | Open source | USD Reserve policy, repurchase authorizations and BTC Monetization Program. |
| June 29, 2026 Form 8-K | Open source | Filed framework details and contemporaneous capital-market activity. |
| Strategy Notes | Open source | Definitions and limitations for mNAV, Net Reserve, BPS, BTC ARR and related metrics. |
| 2025 Form 10-K | Open source | Business description, audited financial statements and principal risk factors. |
| Q2 2026 Results Form 8-K | Open source | Quarterly results release and presentation filing. |
| Strategy Software | Open source | Enterprise analytics product and operating-business context. |
| Strategy Dashboard Screenshots | Open source | Aug. 21 MSTR Equity and MSTR-BTC snapshots supplied with this briefing request. |

IMPORTANT DISCLOSURES

- This document is for informational and educational purposes only. It is not an offer to sell, a solicitation of an offer to buy, or a recommendation concerning MSTR or any other security.
- MSTR is common equity and is junior to all debt, subsidiary liabilities and preferred stock. It is not a bitcoin ETF, bank deposit, government obligation or collateralized claim on Strategy's bitcoin.
- Net Reserve, Net BTC, Net BPS, BPS, mNAV, Amplification, BTC Rating and BTC ARR metrics are supplemental and illustrative. They are not traditional NAV, liquidation value, solvency tests or rating-agency opinions.
- 'Bitcoin Treasury Company' and references to Strategy as a major financial institution or capital-markets platform in the digital asset economy are strategic positioning. Strategy is not a regulated bank, does not take deposits and has no government-backed privileges or guarantee.
- Targets for Digital Credit sales, BTC-per-share growth, capital raising, repurchases, BTC monetization and other objectives are forward-looking, discretionary and subject to market, legal, tax, accounting and financing conditions.
- Historical returns, outperformance windows and BTC-per-share growth do not predict future results. MSTR can experience extreme volatility, large price declines, dilution and material divergence from bitcoin.
- The Digital Credit Capital Framework is a Board policy and set of authorizations, not a contractual common-stock protection. It may be modified, suspended or terminated, and no issuance, repurchase or BTC sale is required.
- Market data are dated snapshots. Fully diluted share counts, in-the-money treatment, BTC prices, notional claims and exchange rates can change the supplemental calculations materially.

For informational purposes only See Important Disclosures 13

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 23, 2026

13 | GLOSSARY OF DEFINED TERMS

# Glossary of Defined Terms

**mNAV** is a market-derived ratio, expressed as a multiple, equal to the market price per share of the Company's class A common stock, as reported on the Nasdaq Global Select Market, as of a specified date or time, divided by the Company's Net Bitcoin Per Share (in USD) as of that date or time. Because its numerator is the market price per share of the Company's common stock, mNAV reflects the market-implied premium or discount at which the Company's class A common stock trades relative to the per share U.S. dollar value of the Company's bitcoin after accounting for senior claims (net of the Company's USD Assets), including "out-of-the-money" convertible debt. Although mNAV incorporates the label "NAV," it is not equivalent to "net asset value" or "NAV" or any similar metric in the traditional financial context, and it is not a measure of the amount by which the Company's per share enterprise or equity value exceeds its per share net asset value in the traditional financial sense of those terms. Prior to July 23, 2026, the Company's use of the term mNAV referred to a different metric so references to the Company's mNAV calculated prior to that date are not comparable to the Company's mNAV calculated after that date.

**Net BTC** represents the Company's bitcoin holdings reduced by the aggregate of the following, expressed in bitcoin and based on the market price of bitcoin as reported on the Coinbase exchange as of the applicable measurement time: the notional amount of the Company's out-of-the-money convertible notes and other debt-like instruments; plus the notional amount of the Company's outstanding perpetual preferred stock (excluding any in-the-money STRK shares); less the Company's USD Assets. Net BTC ($) represents the U.S. dollar value of Net BTC.

**Net Bitcoin Per Share (in Sats) and Net Bitcoin Per Share (in USD)** represent the ratio, expressed in Satoshis or in U.S. dollars respectively, between Net BTC or Net BTC, as applicable, and Fully Diluted Shares Outstanding. They are intended to express the Company's bitcoin holdings after accounting for certain senior claims (net of the Company's USD Assets), including "out-of-the-money" convertible debt, on a per-share basis.

**Bitcoin Per Share (in USD) (or BPS ($))** represents the U.S. dollar value of the Company's gross bitcoin holdings (calculated using the market price of bitcoin as reported on the Coinbase exchange as of the applicable measurement time) divided by its Assumed Diluted Shares Outstanding. Unlike Net BPS ($), BPS ($) is a gross measure that does not account for senior claims.

**Fully Diluted Shares Outstanding** is the Company's Basic Shares Outstanding plus all additional shares that would result from the exercise of all outstanding stock option awards, the settlement of all outstanding restricted stock units and performance stock units, the conversion of all in-the-money convertible notes, and the conversion of any in-the-money STRK shares, in each case as of the dates presented. Unlike Assumed Diluted Shares Outstanding, Fully Diluted Shares Outstanding reflects the conversion of (other than stock options) only those convertible instruments and preferred stock that are in-the-money.

**Assumed Diluted Shares Outstanding** is the aggregate of the Company's Basic Shares Outstanding as of the dates presented, plus all additional shares that would result from the assumed conversion of all outstanding convertible notes and convertible preferred stock, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units as of such dates.

**BTC Reserve** represents the total number of bitcoin the Company holds as of a specified date multiplied by the current market price of one bitcoin (or the price of one bitcoin as of the date indicated). It does not take into account or include the Company's indebtedness or the liquidation value of its perpetual preferred stock. As such, it is not equivalent to "net asset value" or "NAV" or any similar metric in the traditional financial context. It is not a measure of either the net asset value of the Company or the value of the bitcoin held by the Company net of indebtedness, perpetual preferred stock liquidation preference and other obligations. Moreover, this BTC Reserve metric is not comparable to either net asset value or NAV metrics that may be reported by other companies, including ETPs, ETPs and mutual funds. Investors should rely on the financial statements and other disclosures contained in the Company's SEC filings. This metric is merely a supplement, not a substitute, to the financial statements and other disclosures contained in the Company's SEC filings. It should be used only by sophisticated investors who understand its limited purpose and many limitations.

**USD Reserve** is a management-designated portion of Strategy's USD liquidity intended to support the payment of dividends on Strategy's preferred stock and interest on its outstanding indebtedness.

**USD Cash** is a separately designated pool of U.S. dollar liquidity that the Company may retain for future deployment for general Bitcoin Treasury Company purposes, which may include acquiring bitcoin, paying declared cash dividends on Strategy's preferred stock and interest on its outstanding indebtedness, repurchasing Strategy's MSTR Stock or preferred stock, repaying, repurchasing or redeeming Strategy's outstanding convertible notes, increasing the USD Reserve, and other similar Bitcoin Treasury Company purposes.

**USD Assets** is the sum of the USD Reserve and USD Cash.

**Net Reserve** represents the BTC Reserve; minus the notional amount of the Company's out-of-the-money convertible notes and other debt-like instruments; minus the notional amount of the Company's outstanding perpetual preferred stock (excluding any in-the-money STRK shares); plus the Company's USD Assets. For this purpose, the notional value of any of the Company's preferred stock that is denominated in a currency other than U.S. dollars is valued based on prevailing exchange rates as of 12:30 PM New York time on the most recent Friday. The notional value of the Company's preferred stock may not be equivalent to its liquidation preference or redemption amount, nor are any accrued and unpaid dividends included in this calculation.

**Amplification** is a ratio, as of a specified date or time, equal to the Company's BTC Reserve divided by its Net Reserve. It expresses the extent to which the Company's total bitcoin holdings exceed the portion of those holdings after accounting for senior claims (net of the Company's USD Assets), assuming conversion of in-the-money convertible debt and preferred stock instruments, followed immediately by a hypothetical liquidation, where the liquidation preferences of all of the Company's preferred stock instruments are assumed to be their notional amount. Because Net Reserve is smaller than BTC Reserve to the extent of those senior claims (net of the Company's USD Assets), Amplification is generally greater than one, and a higher Amplification indicates that more of the Company's BTC Reserve would need to be liquidated to support repayment of indebtedness or redemption or repurchase of preferred stock, in each case at notional amounts. An increase in the market price of bitcoin would reduce Amplification, and a decrease in the market price of bitcoin would increase Amplification. Prior to July 23, 2026, the Company's use of the term Amplification referred to a different metric so references to the Company's Amplification calculated prior to that date are not comparable to the Company's Amplification calculated after that date.

**BTC Rating** is in the case of (a) any of our indebtedness or perpetual preferred securities, the ratio of (i) our BTC Reserve to (ii) the sum of the notional values of the instruments being rated and all instruments that are senior to and, if any liabilities share an equal claim to our assets, such instruments with a stated maturity date sooner than or that may become due upon an exercise of a repurchase right at the option of the holder sooner than, the liability being rated; (b) MSTR, the ratio of (i) the sum of the BTC Reserve, less all Debt, less all Pref, plus the USD Assets, to (ii) MSTR's Market Cap; and (c) any exchange traded product holding only bitcoin, 1. BTC Rating does not represent a rating from any rating agency and is not equivalent to a "rating" in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations that would result in debt obligations with stated maturities later than the liability being rated becoming due sooner than the liability being rated. This metric is presented for illustrative purposes only and should not form the basis for an investment decision.

**BTC ARR** is an assumed annualised rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made.

**BTC Volatility** is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made.

**BTC Price** is the current market price of one bitcoin.

**BTC Breakeven ARR** represents the ratio of Annual Int + Div to the BTC Reserve. At or above the BTC Breakeven ARR, Strategy can fund interest and dividend obligations through BTC capital gains in perpetuity.

**BTC Floor ARR** represents the lowest constant BTC ARR over the weighted average duration of our credit structure that maintains 1.0x coverage of our Net Debt and Pref through our BTC Reserve, after funding interest expense and preferred dividends over the period. Below the BTC Floor ARR, Strategy may need to consider restructuring its obligations.

**BTC Hurdle ARR** represents Strategy's current effective cost of credit. If BTC ARR is above this rate, Net BTC Per Share captures a positive spread and appreciates faster than bitcoin on a go-forward basis.

**BSE Annualized Return** is the annualised return of an asset (including all dividends paid) during the Bitcoin Standard Era (BSE), which is the period since August 10, 2020, the date when we adopted a bitcoin standard.

**Hist Volatility (30D)** is the annualised standard deviation of the daily natural log return of an asset measured over the 30 trading days.

**Hist Volatility (1Y)** is the annualised standard deviation of the daily natural log return of an asset measured over the last calendar year.

**Effective Yield** is the annualised yield on an asset based on its fixed dividend rate or its current dividend rate, as applicable, and the current price of such asset.

For informational purposes only See Important Disclosures 14

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 23, 2026 14 | IMPORTANT INFORMATION Important Information (a) Illustrative-metrics preamble The following terms used in this briefing provide a conceptual framework for how management views its securities and capital financing decisions in the context of the Company’s bitcoin strategy. These terms are presented for illustrative purposes only, do not constitute investment advice, and should not be used to form the basis for an investment decision. Please review these definitions carefully to understand the limitations of these illustrative metrics, and please refer to the Company’s SEC filings and financial statements for information about the Company, its business, securities, strategy, bitcoin holdings and similar matters. (b) mNAV, Net BTC and Net BPS limitations Net BPS (in Sats) and Net BPS ($) are intended to take account of senior claims, but they do so on the basis of a number of assumptions and are subject to additional limitations, including that: the Company’s debt-like instruments and preferred stock are deducted at their notional amounts rather than at the amounts that would be payable upon liquidation, redemption, repurchase or maturity; whether a convertible instrument or share of preferred stock is treated as in-the-money or out-of-the-money is determined by reference to market prices as of the measurement date and can change materially as those prices change; preferred stock denominated in currencies other than the U.S. dollar is converted into U.S. dollars at prevailing exchange rates as of 12:30 PM New York time on the most recent Friday; the offsetting and repurchase of the Company’s senior claims is funded first with the Company’s USD Assets, and then, to the extent necessary, through sales of the Company’s bitcoin, and such sales of bitcoin have no effect on the market price of bitcoin; and these metrics do not reflect transaction costs, market impact, taxes, or other expenses. Different assumptions would produce materially different results, and these metrics may overstate or understate the Company’s bitcoin after accounting for senior claims. Net BTC and Net BPS (in Sats) may be reduced to, or below, zero if the Company’s senior claims (net of its USD Assets) approach or exceed the value of the Company’s bitcoin holdings. Net BPS (in Sats), Net BPS ($), and BPS ($) are not, and should not be understood as, financial performance, valuation or liquidity measures. Neither Net BPS (in Sats) nor Net BPS ($) represents the Company’s book value per share or stockholders’ equity per share determined in accordance with GAAP, or the amount, if any, that holders of common stock would receive in respect of the Company’s bitcoin in a liquidation. Neither accounts for certain liabilities, such as deferred tax, operating lease, legal contingencies, and similar liabilities, which could be material. The Company’s ability to maintain any given level of mNAV, Net BPS (in Sats), or Net BPS ($) may depend on a variety of factors, including factors outside of its control, such as the trading price of the Company’s class A common stock, the price of bitcoin, and the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results. The trading price of the Company’s class A common stock is informed by numerous factors in addition to the Company’s bitcoin holdings and its actual or potential shares of common stock outstanding, and as a result, the trading price of the Company’s securities can deviate significantly from the fair market value of the Company’s bitcoin, and none of Net BPS (in Sats), Net BPS ($), or BPS ($) is predictive of the trading price of the Company’s securities. mNAV, Net BTC, Net BPS (in Sats), Net BPS ($), and BPS ($) are merely supplements, not substitutes, to the financial statements and other disclosures contained in the Company’s SEC filings, on which investors should rely. They should be used only by sophisticated investors who understand their limited purpose and many limitations. (c) Amplification limitations Amplification is merely a supplement, not a substitute, to the financial statements and other disclosures contained in the Company’s SEC filings. It should be used only by sophisticated investors who understand its limited purpose and many limitations. (d) BTC Rating, BTC Risk and BTC Credit limitations BTC Rating does not represent a rating from any rating agency and is not equivalent to a “rating” in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. These metrics are presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results. (e) BTC ARR and BTC Volatility BTC ARR is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made. BTC Volatility is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made. (f) Not an ETP or ETF Strategy is not an exchange traded product (“ETP”) or an exchange-traded fund (“ETF”) registered under the Investment Company Act of 1940, as amended, is not subject to the same rules and regulations as an ETP or an ETF, and does not operate as an ETP or ETF. In particular, unlike spot bitcoin ETPs, we (i) do not seek for our shares of Class A common stock to track the value of the underlying bitcoin we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable spot bitcoin ETPs to continuously align the value of their shares to the price of the underlying bitcoin they hold through share creation and redemption, (iii) are a Delaware corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, (iv) are subject to federal income tax at the entity level and the other risk factors applicable to an operating business, such as ours, and (v) are not required to provide daily transparency as to our bitcoin holdings or our daily NAV. (g) Professional advice This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, investment, tax, legal, accounting, or other professional advice. No representations are made regarding the tax consequences of any actions taken based on the information provided. Investors should consult their own investment, tax, legal and accounting advisors for any such advice. (h) Past performance Past performance is not indicative of future results. Actual results may vary materially. For informational purposes only See Important Disclosures 15

STRATEGY

# $STRC

## INVESTOR BRIEFING

Short Duration High Yield Digital Credit

**Variable Rate Series A Perpetual Stretch Preferred Stock | Nasdaq: STRC**

STRC is Strategy's variable-rate cumulative perpetual preferred stock. It currently provides an annualized dividend of $12.00 per $100 stated amount, payable semi-monthly in cash when and if declared, with monthly dividend rate evaluations under a broader USD Reserve, repurchase and capital-management framework designed to support trading near $100.

| | | |
|---|---|---|
| **$96.18**<br>MARKET PRICE<br>Aug. 21 close | **12.48%**<br>EFFECTIVE YIELD<br>$12 / $96.18 | **$9.972B**<br>NOTIONAL<br>99.72M shares |
| **5.7x**<br>BTC RATING*<br>Illustrative | **$13.4K**<br>BTC FLOOR PRICE<br>1.0x threshold | **59 bps**<br>BTC CREDIT<br>10% ARR / 40% vol |

* BTC Rating does not represent a rating from any rating agency and is not equivalent to a "rating" in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. This metric is presented for illustrative purposes only and should not form the basis for an investment decision.

### IMPORTANT STRUCTURAL NOTE

**STRC is not collateralized by Strategy's bitcoin holdings and only has a preferred claim on the residual assets of Strategy. It is preferred equity, junior to creditors, subsidiary liabilities and STRF, and senior to Strategy's current junior preferred and common equity.**

There is no guarantee of returns, liquidity, future performance or return of principal. STRC is not a bank deposit, not FDIC insured, and lacks the protections of bank accounts, money market funds (or the 1940 Act), treasuries, or similar instruments.

STRC's variable annualized dividend rate as of August 2026 is 12% based on $100 stated amount; trading price and effective yield may vary; current rate is not indicative of future rate, rate is subject to monthly adjustment and may be significantly lower; cash dividend is not guaranteed. Past performance is not indicative of future results. This is not, and should not be relied on for, financial, tax, legal or other advice; no representations are made regarding the tax consequences of any actions taken based on the information provided. STRC may not be suitable for every person.

Strategy has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before investing, read the prospectus and other documents Strategy has filed with the SEC for more complete information about Strategy and its securities, including significant risks; free at EDGAR on sec.gov; current rate, price, and yield at strategy.com.

This communication contains forward-looking statements that involve risks and uncertainties, including changes in dividend policy, capital structure, bitcoin/digital-asset volatility, regulatory/accounting/tax changes, liquidity and cybersecurity risks, financing availability, and other risks described in Strategy's SEC filings. Strategy undertakes no obligation to update forward-looking statements except as required by law.

Market data as of Aug. 21 close. BTC holdings, USD Reserve and USD Cash as of Aug. 23, as reported in the Aug. 24 8-K; credit metrics from the Aug. 24 dashboard using $77,004 BTC, 10% BTC ARR and 40% BTC volatility.

**STRATEGY** | STRC INVESTOR BRIEFING AUGUST 23, 2026

01 | EXECUTIVE OVERVIEW

# What STRC is designed to deliver

A high-income, cumulative, variable-rate instrument designed to reduce Macaulay duration and interest-rate sensitivity through monthly dividend-rate adjustments, while encouraging trading near $100. Macaulay duration is the weighted average time, in years, to receipt of cash flows and is used as an indicator of sensitivity to changes in interest rates.

### THE INVESTMENT PROPOSITION

- **High current cash flow.** At the current 12.00% annualized dividend rate, each $100 stated amount accrues $12.00 per year, paid in $0.50 semi-monthly installments when declared.
- **Active par management.** Strategy evaluates the dividend rate monthly alongside USD Reserve coverage, market conditions, repurchases, issuance and other capital-allocation tools to support trading near the $100 stated amount.
- **Cumulative protection.** Regular dividends accumulate whether or not declared. Each unpaid installment compounds semi-monthly at the applicable regular dividend rate.
- **Senior preferred position.** STRC ranks behind debt, subsidiary liabilities and STRF, but ahead of Strategy's current STRE, STRK, STRD and common equity.
- **Exchange liquidity.** STRC trades on Nasdaq and averages approximately $115 million of daily dollar volume over 30 days.
- **Potential tax deferral.** Strategy currently expects declared preferred distributions to be return of capital to the extent of a U.S. holder's basis, subject to change and individual circumstances.

### CURRENT ECONOMICS

**1,000** Shares

**$96,180** Market cost

**$100,000** Aggregate stated amount

**$12,000** Annual regular cash dividend*

**$500** Semi-monthly regular cash dividend*

**12.48%** Current effective yield

**8.1 yrs** Illustrative Macaulay duration

**5.7x** Illustrative BTC Rating

**~$13,400** Illustrative STRC BTC Floor Price

**59 bps** Illustrative BTC Credit

*Cash-flow figures assume the 12.00% rate remains in effect and each dividend is declared and paid in full. BTC Risk is 4.68%; BTC Floor ARR is -14.61%. BTC Floor Price uses the precise 5.73x coverage calculation, rounded to ~$13.4K.

Macaulay Duration is an illustrative measure, in years, of the weighted-average timing of cash flows and of interest-rate sensitivity. STRC's illustrative 8.1-year figure reflects its semi-monthly dividend payment frequency (n = 24) and its current annualized dividend rate and market price. The measure changes as STRC's dividend rate or market price changes.

### THE ESSENTIAL TRADE-OFF

**Short-duration design reduces rate sensitivity; it is not a maturity**

Here, short duration refers to Macaulay duration and reduced price sensitivity to interest-rate changes from monthly dividend-rate adjustment relative to a comparable fixed-rate perpetual. STRC is perpetual and has no general holder put at $100. Its dividend rate may rise or fall, the price-stability program may fail, and Strategy may redeem shares at $101 plus arrears. Investors accept rate-reset, issuer, bitcoin-balance-sheet and market-price risk in exchange for high current income, seniority over junior equity and active par management.

### HOW TO THINK ABOUT STRC

STRC is best understood as perpetual variable-rate digital credit: a senior preferred USD cash-flow claim supported by Strategy's enterprise, capital-markets access, Board-approved USD Reserve, active Digital Credit capital-management framework and bitcoin treasury, without direct ownership of or a security interest in bitcoin.

**Source: Strategy STRC dashboard and information page; Strategy Credit Dashboard and Notes; Amended and Restated Certificate of Designations; Digital Credit Capital Framework announced June 29, 2026 and STRC buyback policy announced July 27, 2026; market data at the Aug. 21, 2026 close; BTC holdings, USD Reserve and USD Cash as of Aug. 23, 2026, as reported in the Form 8-K filed August 24, 2026. Credit metrics use the Aug. 24 dashboard assumptions of $77,004 BTC, 10% BTC ARR and 40% BTC volatility.**

For informational purposes only See Important Disclosures 2

**STRATEGY** | STRC INVESTOR BRIEFING AUGUST 23, 2026

02 | SECURITY TERMS

# Terms at a glance

The Amended and Restated Certificate of Designations and prospectus govern. This table is a plain-English summary, not a substitute for those documents.

| TERM | SUMMARY |
|---|---|
| Issuer | Strategy Inc. |
| Security | Variable Rate Series A Perpetual Stretch Preferred Stock |
| Ticker / exchange | STRC / Nasdaq Global Select Market |
| Initial issue date | July 29, 2025 |
| Stated amount | $100.00 per share |
| Current regular dividend | 12.00% per annum; $12.00 per share annually at the current rate |
| Payment frequency | Semi-monthly in arrears, normally on the 15th and at month-end |
| Record / payment cadence | Record dates normally the preceding payment date; declared installments are paid on the next scheduled date |
| Form of payment | Cash, when and if declared by the Board from legally available funds |
| Cumulative? | Yes. Dividends accumulate regardless of declaration or current legal availability |
| Arrears compounding | Each unpaid installment compounds semi-monthly at its applicable regular dividend rate |
| Rate adjustment | Strategy may set a different annual rate for each monthly reference period by advance notice |
| Rate-reduction limits | Reduction cannot exceed 25 bps plus specified SOFR decline, fall below one-month SOFR, or occur while prior arrears are unpaid or unfunded |
| Maturity / sinking fund | Perpetual; no scheduled maturity or sinking-fund obligation |
| Conversion rights | None |
| Ranking | Junior to debt, subsidiary liabilities and STRF; senior to current STRE, STRK, STRD and common equity |
| Liquidation preference | Initially $100; adjusts to the greatest of $100 and specified recent-market-price measures |
| Fundamental-change put | $100 stated amount plus arrears, subject to legally available funds and filed terms |
| Issuer redemption | $101 or higher plus arrears; a partial call must leave $250M outstanding. Separate clean-up and tax-event rights apply |
| Voting / consent rights | No general vote or nonpayment director rights. Majority consent for specified adverse changes; senior or parity stock may be issued without consent |

Source: Amended and Restated Certificate of Designations effective June 30, 2026; initial prospectus supplement dated July 24, 2025; Strategy STRC information page. In a conflict, the filed governing documents control.

For informational purposes only See Important Disclosures 3

**STRATEGY** | STRC INVESTOR BRIEFING · AUGUST 23, 2026

03 | CASH FLOW AND MARKET PROFILE

# A variable 12% dividend with a market-determined yield

The current annual rate is set by Strategy; effective yield moves with both the rate and STRC's trading price.

### YIELD SENSITIVITY

| STRC PRICE | EFFECTIVE YIELD |
|---|---|
| $80 | 15.00% |
| $90 | 13.33% |
| $96.18 | 12.48% |
| $100 | 12.00% |
| $101 | 11.88% |
| $110 | 10.91% |

Formula: current $12.00 annualized regular dividend / market price. The dividend rate may change; yield excludes price appreciation or depreciation.

### MARKET SNAPSHOT

| | |
|---|---|
| Price | $96.18 |
| Discount to stated amount | 3.8% |
| Pro forma market capitalization* | ~$9.59B |
| 30D avg. daily value | $115M |
| 30D / 1Y volatility | 22% / 22% |
| 3-month total return | 0% |
| 1-year total return | +14% |
| Simple lifetime total return** | ~19.6% |

### DIVIDEND RATE AND PAYMENT RECORD

| PERIOD | ANNUAL RATE | PER SHARE | CADENCE | STATUS |
|---|---|---|---|---|
| Aug. 2025 launch stub | 9.00% | $0.80 | Initial monthly stub | Paid |
| Sep.-Dec. 2025 | 10.00%-10.75% | $0.83-$0.90 | Monthly | Paid |
| Jan.-Feb. 2026 | 11.00%-11.25% | $0.92-$0.94 | Monthly | Paid |
| Mar.-Jun. 2026 | 11.50% | $0.96 per month | Monthly | Paid |
| Jul. 15, 2026 | 11.50% | $0.48 | First semi-monthly period | Paid |
| Jul. 31-Sep. 15, 2026 | 12.00% | $0.50 each | Semi-monthly | 2 paid / 2 future declared |

Since initial pricing
STRC was initially offered at $90.00. At the Aug. 21, 2026 price of $96.18, plus $11.425 of cash distributions paid through Aug. 15, 2026, the simple lifetime total return is approximately 19.6%. This excludes reinvestment, taxes, fees and transaction costs.

Source: Strategy STRC metrics and dividend pages; SEC filings. Market metrics at the Aug. 21, 2026 close. The Aug. 23 notional reflects the subsequent repurchase update. Returns include dividends under Strategy's methodology; past performance is not indicative of future results.

For informational purposes only · See Important Disclosures · 4

**STRATEGY** | STRC INVESTOR BRIEFING AUGUST 23, 2026

04 | PUBLIC MARKET YIELD

# STRC's current yield premium

At $96.18, STRC's current $12 annualized dividend produces a 12.48% effective yield - materially above selected publicly traded credit and income benchmarks.


Effective Yield
Strategy₿
13.79%
12.48%
11.07%
10.04%
5.79%
5.61%
5.18%
4.40%
4.11%
3.66%
3.43%
STRD
STRC
STRK
STRF
HYG
PFF
LQD
MBB
IEF
SGOV
VTEB

| TICKER | PUBLICLY TRADED BENCHMARK | YIELD | STRC PREMIUM |
|---|---|---|---|
| HYG | High-yield corporate bond ETF | 5.79% | +669 bps |
| PFF | Preferred stock ETF | 5.61% | +687 bps |
| LQD | Investment-grade corporate bond ETF | 5.18% | +730 bps |
| MBB | Agency mortgage-backed securities ETF | 4.40% | +808 bps |
| IEF | 7-10 year U.S. Treasury ETF | 4.11% | +837 bps |
| SGOV | 0-3 month U.S. Treasury ETF | 3.66% | +882 bps |
| VTEB | Tax-exempt municipal bond ETF | 3.43% | +905 bps |

WHAT THE PREMIUM COMPENSATES FOR

**A higher yield is not a free return.**
STRC concentrates exposure in one perpetual variable-rate preferred security. Its yield premium compensates for Strategy issuer risk, priority behind debt and STRF, bitcoin-sensitive enterprise value, rate-reset and redemption risk, and materially higher volatility than diversified benchmark ETFs.

**Source:** Strategy-supplied market comparison data at the Aug. 21, 2026 close. STRC effective yield equals the current $12 annualized dividend divided by price. The dividend rate may change. ETF yield methodologies differ; municipal yields are not tax-equivalent. This is not a total-return or risk-adjusted comparison.

For informational purposes only See Important Disclosures 5

**STRATEGY** | STRC INVESTOR BRIEFING AUGUST 23, 2026

05 | CREDIT COMPARABLES

# Yield, liquidity and volatility in context

The supplied comparison places STRC beside Strategy digital credit and diversified public-market proxies across income, returns, trading activity and volatility.

## Credit Comparables

Strategy₿

| Digital Credit | Price | Effective Yield | 3M Return | 1Y Return | Market Cap ($M) | Avg Trading Vol (30D) ($M) | Hist Volatility (30D) | Hist Volatility (1Y) | 1Y Sharpe | Avg Trading Vol (30D)/Mkt Cap |
|---|---|---|---|---|---|---|---|---|---|---|
| STRC | $96.18 | 12.48% | (0.2%) | 13.6% | $9,729 | $115 | 22.1% | 22.0% | 0.56 | 1.2% |
| STRF | $99.57 | 10.04% | 1.3% | (1.2%) | $1,278 | $7 | 16.9% | 24.2% | -0.09 | 0.6% |
| STRD | $72.50 | 13.79% | 1.8% | 5.1% | $1,017 | $7 | 27.0% | 33.0% | 0.19 | 0.7% |
| STRK | $72.28 | 11.07% | 1.0% | (16.2%) | $1,013 | $5 | 35.2% | 38.9% | -0.44 | 0.5% |
| Money Market Proxy ETFs | | | | | | | | | | |
| SGOV | $100.63 | 3.86% | 0.9% | 3.8% | $102,794 | $1,910 | 0.9% | 1.1% | -0.24 | 1.9% |
| High-Yield Bond ETFs | | | | | | | | | | |
| HYG | $79.61 | 5.79% | 1.1% | 5.1% | $17,769 | $2,501 | 2.8% | 4.2% | 0.30 | 14.1% |
| JNK | $95.87 | 6.60% | 1.3% | 5.8% | $6,737 | $254 | 2.7% | 4.2% | 0.48 | 3.8% |
| Preferred Stocks | | | | | | | | | | |
| PFF | $30.46 | 5.61% | (0.8%) | 2.0% | $13,102 | $79 | 8.2% | 7.5% | -0.20 | 0.6% |
| PGX | $10.60 | 7.02% | (2.2%) | (1.9%) | $3,721 | $35 | 5.5% | 6.1% | -1.02 | 0.9% |
| Investment-Grade Corporate Bond ETFs | | | | | | | | | | |
| VCIT | $81.05 | 5.07% | (0.1%) | 2.6% | $67,497 | $708 | 4.1% | 4.4% | -0.38 | 1.0% |
| LQD | $105.92 | 5.18% | (0.9%) | 1.4% | $33,100 | $3,121 | 5.4% | 5.6% | -0.51 | 9.4% |
| Mortgage-Backed Securities ETFs | | | | | | | | | | |
| MBB | $93.12 | 4.40% | 0.2% | 3.9% | $39,017 | $205 | 4.8% | 4.7% | -0.01 | 0.5% |
| VMBS | $46.15 | 4.37% | 0.3% | 4.1% | $15,626 | $62 | 4.5% | 4.5% | 0.02 | 0.4% |
| Municipal Bond ETFs | | | | | | | | | | |
| VTEB | $49.54 | 3.43% | 0.2% | 4.9% | $45,755 | $376 | 3.2% | 3.0% | 0.35 | 0.8% |
| MUB | $105.34 | 3.26% | 0.1% | 4.7% | $45,581 | $463 | 3.4% | 3.2% | 0.22 | 1.0% |
| HYD | $50.21 | 4.62% | 0.2% | 6.7% | $4,353 | $45 | 4.4% | 4.1% | 0.62 | 1.0% |
| US Treasury ETFs | | | | | | | | | | |
| BIL | $91.60 | 3.58% | 0.9% | 3.7% | $46,812 | $824 | 0.9% | 1.1% | -0.63 | 1.8% |
| IEF | $92.82 | 4.11% | (0.0%) | 1.3% | $43,050 | $656 | 4.5% | 4.9% | -0.59 | 1.5% |
| SHV | $110.31 | 3.80% | 0.9% | 3.7% | $20,821 | $280 | 0.9% | 1.1% | -0.54 | 1.3% |

**1 INCOME PREMIUM**
STRC yields 12.48%, versus 3.43%-7.02% for the selected non-Strategy ETFs. Even PGX at 7.02% is 546 bps lower.

**2 DIGITAL-CREDIT LIQUIDITY**
STRC shows $115M of 30-day average dollar volume and 1.2% daily turnover, the strongest liquidity among the Strategy preferreds in the supplied comparison.

**3 VOLATILITY**
STRC historical volatility is 22% over 30 days and 22% over one year, versus roughly 1%-8% for the selected non-Strategy ETFs. Current income does not insulate market price.

**4 RETURNS AND ENTRY PRICE**
STRC shows a 0% three-month return and +14% one-year return. Yield, price changes, dividend resets and entry point all influence realized total return.

**Yield is a starting point, not the outcome.**
Trailing total return can differ sharply from current yield because the dividend rate can reset, the issuer may redeem at $101, and market price, distributions, volatility and entry point all matter. STRC's 12.48% effective yield is not a forecast of annual total return.

**Source:** Strategy-supplied credit comparables, Aug. 21, 2026. Figures are rounded snapshots and may reflect different calculation conventions, time windows, tax treatment, portfolio composition and market microstructure. The chart predates the Aug. 23 STRC repurchases.

For informational purposes only See Important Disclosures 6

**STRATEGY** | STRC INVESTOR BRIEFING AUGUST 23, 2026

06 | RATE MANAGEMENT

# A broader capital policy designed to support STRC near $100

Strategy's corporate objective is for STRC to trade over time in approximately a $99-$100 range. The **capital framework** evaluates the dividend rate monthly alongside reserve, repurchase and other capital tools; no automatic price-based rate formula applies.

**12.00%**

CURRENT ANNUAL DIVIDEND RATE

$0.50 accrues per full semi-monthly period on each $100 stated amount at the current rate.

**$99-$100**

CORPORATE TRADING OBJECTIVE

Strategy uses a multi-tool framework intended to support sustained, healthy trading near stated amount.

### MONTHLY POLICY: FACTORS CONSIDERED TOGETHER

| POLICY INPUTS | MARKET SIGNALS | BITCOIN CONDITIONS | LIQUIDITY | CAPITAL STRUCTURE |
|---|---|---|---|---|
| CURRENT APPROACH | STRC trading levels, market yields and credit spreads | BTC price and volatility | USD Reserve coverage and capital-market conditions | Overall capital structure and other allocation actions |

*No single input determines the rate. Strategy will not necessarily increase STRC's dividend solely because it trades below stated amount. The policy may be modified, suspended or discontinued and dividends remain subject to Board declaration.*

### CONTRACTUAL RATE AND ARREARS MECHANICS

| WHEN | MECHANISM | INVESTOR SIGNIFICANCE |
|---|---|---|
| Before a reference period | Advance rate notice | Strategy may set a different annual rate for the next monthly reference period in its sole and absolute discretion. |
| Any downward reset | 25 bps plus SOFR-decline limit | The ordinary reduction cannot exceed 25 bps plus the specified decline in one-month SOFR. |
| Minimum rate | One-month SOFR floor | The new annual rate cannot be below one-month SOFR as of the business day before the rate notice. |
| Prior completed-period arrears | Rate-reduction lockout | Strategy cannot reduce the rate unless those arrears have been paid in full or fully declared and funded. |
| If a payment is missed | Cumulative semi-monthly compounding | The unpaid installment compounds at the applicable rate; later payments are applied to the earliest unpaid period first. |

**Policy framework, not a price guarantee**

The **capital** framework replaced a simple price-band approach with monthly consideration of multiple factors and a broader toolkit. Current July 27 intent is not to issue STRC below $100, to recommend maintaining the 12.00% rate until sustained healthy trading near $100, and to scale repurchases more aggressively at deeper discounts. These are current policies and recommendations, not contractual guarantees, and can change without notice. STRC may trade materially above or below stated amount.

**Source:** Amended and Restated Certificate of Designations, Sections 5 and 11; Digital Credit Capital Framework press release and Form 8-K dated June 29, 2026; STRC repurchase and ongoing buyback policy dated July 27, 2026. The filed instrument controls contractual rate, notice, arrears and payment mechanics; corporate policies and objectives are non-contractual.

For informational purposes only See Important Disclosures 7

**STRATEGY** | STRC INVESTOR BRIEFING AUGUST 23, 2026

07 | INVESTOR PROTECTIONS

# Cumulative cash flow and capital-allocation protections

Nonpayment increases the economic claim and restricts many payments to parity and junior equity, but STRC holders do not receive director-election rights.

| IMMEDIATELY UPON NONPAYMENT | WHILE PRIOR ARREARS REMAIN | AFTER A FUNDAMENTAL CHANGE |
|---|---|---|
| The unpaid amount remains cumulative, compounds semi-monthly at the applicable rate and is paid from the oldest arrears first. | Parity dividends become pro rata, and most dividends or repurchases involving junior or parity equity are restricted. | A holder may require cash repurchase at $100 stated amount plus arrears, subject to legally available funds and filed procedures. |

ADDITIONAL PROTECTIONS AND LIMITS

| PROTECTION | HOLDER BENEFIT | CONDITION / LIMIT |
|---|---|---|
| Cumulative and compounding | Regular dividends accrue regardless of declaration. Each unpaid installment compounds semi-monthly at the rate applicable to its period. | Cash payment still requires Board declaration and legally available funds; compounding increases the claim but does not assure timing. |
| Payment priority | If prior completed-period arrears remain, parity dividends must be pro rata and most dividends or repurchases of junior or parity equity are restricted. | The certificate contains detailed exceptions for equity plans, fractional shares, pre-existing contracts and other specified transactions. |
| Rate-reduction lockout | Strategy cannot reduce the regular dividend rate while prior completed-period arrears remain unpaid or unfunded. | This does not require a rate increase and does not prevent Strategy from setting the lowest rate otherwise permitted once arrears are cured. |
| Fundamental change put | Holders may require repurchase at $100 stated amount plus accumulated and unpaid regular dividends after a defined fundamental change. | Payment is limited to legally available funds and may be pro rata if insufficient; Strategy covenants not to voluntarily trigger a change without adequate funds. |
| Liquidation / redemption | In liquidation, holders receive the then-applicable liquidation preference plus unpaid regular and compounded dividends before junior equity. Optional redemption is at $101 or higher plus arrears. | Creditors, subsidiary liabilities and STRF remain ahead. The issuer call may cap price appreciation and create reinvestment risk. |

**Important structural limits**

STRC has no nonpayment director-election rights. Strategy may issue additional STRC, parity stock or stock senior to STRC - including additional STRF - without STRC-holder consent. Voting rights are limited to specified materially adverse amendments and certain merger or reclassification matters. STRC has no maturity, sinking fund, collateral package or direct lien on bitcoin.

**Source: Amended and Restated Certificate of Designations, Sections 5 through 9. The then-applicable liquidation preference can exceed $100 under the filed recent-market-price formula. This summary omits detailed exceptions and procedures.**

For informational purposes only See Important Disclosures 8

**STRATEGY** | STRC INVESTOR BRIEFING AUGUST 23, 2026

08 | DIGITAL CREDIT CAPITAL FRAMEWORK

# Liquidity, dividend policy and buybacks work together to support STRC

The capital framework treats STRC price stability as a capital-management objective supported by dedicated liquidity, active repurchases and disciplined funding - not by the dividend rate alone.

SIX COMPONENTS AND INVESTOR SIGNIFICANCE

**$5.1B USD RESERVE**
Board policy limits the reserve to preferred dividends and debt interest. Current coverage is approximately 3.0 years versus a 12-month minimum policy.

**$1.0B CREDIT BUYBACK**
STRC is the initial priority. The Aug. 24 filing reported $516.6M remaining after $483.4M of aggregate program deployment.

**$99-$100 OBJECTIVE**
Rate, reserve, buybacks, issuance and BTC monetization are evaluated together to support long-term trading near stated amount.

| FRAMEWORK COMPONENT | WHAT STRATEGY ADOPTED | INVESTOR SIGNIFICANCE / LIMIT |
| --- | --- | --- |
| USD Reserve policy | A Board-approved reserve used only for preferred dividends and debt interest, with a 12-month minimum absent further Board authorization. | Improves payment liquidity, but it is a corporate policy rather than pledged collateral or a contractual STRC covenant. |
| STRC dividend policy | A $99-$100 objective and monthly evaluation using price, yields, spreads, BTC conditions, reserve coverage, capital markets and capital structure. | Below-par trading does not automatically require a rate increase. The current 12% rate, objective and guidance can change. |
| Digital Credit repurchases | Up to $1.0B aggregate across STRC, STRF, STRD and STRK, with STRC as the initial priority when accretive. | Repurchases below $100 can retire stated amount at a discount and reduce future dividend requirements. Strategy is not obligated to make any repurchases of STRC and may discontinue repurchases at any time. |
| Issuance / MSTR repurchases | A separate $1.0B MSTR buyback authorization and current STRC policy not to issue below $100. | Reduces conflicting STRC supply near or below par and preserves capital-allocation flexibility; both are current policies, not holder rights. |
| BTC Monetization Program | Up to $1.25B to build the USD Reserve, plus additional authority for obligations, reserve replenishment and approved repurchases. | Can fund liquidity or buybacks when preferable to equity issuance. It does not require BTC sales and buybacks cannot use the USD Reserve. |
| USD Cash | A separately designated, flexible liquidity pool available for general Bitcoin Treasury Company purposes, such as acquiring bitcoin; paying preferred dividends or debt interest; repurchasing MSTR or preferred stock; repaying or redeeming convertible notes; or increasing the USD Reserve. | A highly liquid, broad discretionary pool that allows management to respond quickly to market dislocations and deploy capital as conditions warrant. Unlike the USD Reserve, it has no 12-month minimum and may be used for a broader range of purposes. |

**As of August 23, 2026**
The USD Reserve increased from $2.55B at framework launch to $5.1B, alongside $1.59B of USD Cash, for $6.69B of USD Assets; the USD Reserve alone equals approximately 3.0 years of current preferred-dividend and debt-interest obligations. The Digital Credit repurchase program had $516.6M remaining, implying $483.4M deployed. During Aug. 17-23, Strategy made no bitcoin purchases or sales and repurchased 1,431,212 STRC shares at an average $95.30, retiring $143.1M of stated amount; no USD Reserve funds were used. Management's July 27 current intent is to buy more at deeper discounts, taper near $100, avoid new STRC issuance below $100, and recommend maintaining the 12% rate until sustained healthy trading near $100. All such policies, objectives and buyback plans may be modified or discontinued.

**Source: Strategy Digital Credit Capital Framework press release and Form 8-K dated June 29, 2026; Strategy STRC repurchase policy dated July 27, 2026; Strategy Form 8-K dated August 24, 2026 (BTC holdings, USD Reserve, USD Cash and USD Assets). Corporate objectives and policies are forward-looking and non-contractual.**

For informational purposes only See Important Disclosures 9

**STRATEGY** | STRC INVESTOR BRIEFING AUGUST 23, 2026

09 | CREDIT POSITION

# Short-duration design supported by reserve growth and active buybacks

Here, short duration refers to Macaulay duration, the weighted average time in years to receipt of cash flows and an indicator of price sensitivity to changes in interest rates. STRC's monthly dividend-rate adjustment is designed to reduce that sensitivity relative to a comparable fixed-rate perpetual. The Board-approved USD Reserve policy and active STRC repurchases reduce cumulative covered claims and support payment liquidity in Strategy's illustrative framework; bitcoin remains unpledged to STRC.

## SIMPLIFIED CAPITAL STACK

**CREDITORS, SUBSIDIARY LIABILITIES & STRF**
Senior to STRC

**STRC**
Current instrument

**STRE / STRK / STRD**
Junior preferred

**MSTR COMMON EQUITY**
Residual claim

*The diagram is simplified. Actual priority is governed by debt documents, subsidiary claims, preferred certificates and applicable law.*

## CURRENT ISSUER RESOURCES

**840,447 BTC**
BITCOIN HOLDINGS
As of Aug. 23

**$6.69B**
**USD ASSETS**
As of Aug. 23

**$64.718B**
BTC RESERVE
At $77,004 / BTC

**8.1 yrs**
STRC MACAULAY DURATION
Aug. 24 assumptions

Macaulay Duration is an illustrative Credit Dashboard measure, in years, of interest-rate sensitivity. For variable-rate preferred stock such as STRC, the displayed figure is the dashboard duration used in credit metrics and is not the simple perpetual approximation (1 + Effective Yield) / Effective Yield.

- USD Reserve $5.1B (Board policy) + USD Cash $1.59B = USD Assets $6.69B.

STRC-scale economics

- Approximately 99.72 million shares outstanding after the Aug. 17-23 repurchase.
- $9.972 billion aggregate stated/notional amount; no STRC ATM issuance during Aug. 17-23.
- $1.197 billion annual regular STRC dividend at the current 12% rate; approximately $49.9 million per full semi-monthly period.
- $11.28 billion cumulative covered notional after applying USD Assets to debt and including STRF and STRC claims.
- **$1.308 billion cumulative covered notional through STRF after applying USD Assets: $6.714B debt – $6.69B USD Assets + $1.284B STRF = $1.308B.**
- **The $5.1B USD Reserve equals approximately 3.0 years of current preferred dividends and debt interest, versus a 12-month Board-policy minimum.**

## STRATEGY'S ILLUSTRATIVE BTC COVERAGE

**5.7x**
BTC RATING
ILLUSTRATIVE

**~$13.4K**
BTC FLOOR PRICE
PER BTC AT 1.0x

**59 bps BTC CREDIT**
**4.68% BTC RISK | -14.61% BTC FLOOR ARR**
*Illustrative at 10% BTC ARR, 40% BTC volatility and 8.1-year Macaulay duration. BTC Credit annualizes BTC Risk assuming no recovery.*

**How the capital framework improves STRC credit**
**Liquidity and repurchase policy: The USD Reserve is restricted by Board policy to preferred dividends and debt interest and carries a 12-month minimum. The $1.0B Digital Credit repurchase program initially prioritizes STRC and cannot use reserve funds. Current implementation: The Aug. 24 Form 8-K allocates $300.0M of $2,006.5M net MSTR ATM proceeds to the USD Reserve; USD Cash is $1.59B and USD Assets are $6.69B. Strategy also made no bitcoin purchases or sales and repurchased 1,431,212 STRC shares at an average $95.30, retiring $143.1M of stated amount. Coverage bridge: $6.714B debt - $6.69B USD Assets + $1.284B STRF + $9.972B STRC = $11.28B covered claims. $64.718B BTC Reserve / $11.28B = 5.74x; $77,004 / 5.74 = $13,415 per BTC, rounded to ~$13.4K. Program status: $516.6M remained under the Digital Credit authorization, implying $483.4M deployed. These are illustrative economic coverage sensitivities and corporate policies, not legal collateralization, solvency tests, recovery estimates or guaranteed future repurchases.**

Source: Strategy Form 8-K dated Aug. 24, 2026 (BTC holdings, USD Reserve, USD Cash and USD Assets); Strategy Credit Dashboard and Notes. Dashboard assumptions: BTC price $77,004, BTC ARR 10%, BTC volatility 40%, STRC Macaulay duration 8.1 years. BTC Rating, BTC Floor Price, BTC Credit, BTC Risk and BTC Floor ARR are supplemental illustrative metrics with substantial limitations.

For informational purposes only See Important Disclosures 10

**STRATEGY** | STRC INVESTOR BRIEFING AUGUST 23, 2026

10 | TAX AND PORTFOLIO ROLE

# Potential tax deferral, not tax exemption

Strategy currently expects declared STRC distributions to be return of capital for U.S. federal income-tax purposes to the extent of a holder's basis, subject to change and investor-specific rules.

### ILLUSTRATIVE 1,000-SHARE EXAMPLE

| | |
|---|---|
| Purchase price | **$96.18** |
| Initial tax basis | **$96,180** |
| One-year cash distributions* | **$12,000** |
| Current federal taxable dividend** | **$0** |
| Year-end adjusted basis** | **$84,180** |

**Assumes the 12.00% rate remains in effect for one year. **Assumes the full distribution is classified as return of capital and the holder has sufficient basis. This is not a tax opinion.*

### WHAT RETURN OF CAPITAL MEANS

**Current deferral.** A distribution classified as return of capital generally reduces basis rather than creating current U.S. federal dividend income.

**Deferred tax is preserved.** Lower basis generally creates a larger gain when the shares are sold or redeemed.

**Basis floor.** After basis reaches zero, further distributions are generally taxable as capital gain under current rules.

**Treatment can change.** Strategy's earnings and profits, tax law, dividend-rate behavior and a holder's circumstances can alter the result.

**Fast-pay-stock risk.** The STRC prospectus describes rules that could accelerate income or otherwise produce adverse tax consequences for some holders.

### PORTFOLIO ROLE

**STRC MAY BE RELEVANT TO INVESTORS SEEKING**

- High current semi-monthly USD cash flow
- A variable-rate par-management design
- Priority over junior preferred and common equity
- Cumulative and compounding dividend economics
- Nasdaq tradability and substantial current volume
- Potential current tax deferral

**STRC IS NOT DESIGNED TO PROVIDE**

- A fixed coupon or guaranteed distribution
- A maturity date or general $100 put
- A guaranteed market price near $100
- FDIC insurance or government backing
- A security interest in bitcoin or direct BTC upside
- Unlimited price appreciation above the $101 call level

**Tax advice is investor-specific**

Prospective investors should review the applicable Strategy tax disclosure and consult their own tax advisers regarding basis reduction, holding period, capital-gain treatment, fast-pay-stock rules, withholding, account type and federal, state, local and non-U.S. consequences.

Source: Strategy Aug. 3, 2026 dividend declaration and preferred tax materials. Strategy has expressed an expectation, not a guarantee, regarding return-of-capital characterization. The STRC prospectus also describes potential fast-pay-stock tax consequences.

For informational purposes only See Important Disclosures 11

**STRATEGY** | STRC INVESTOR BRIEFING AUGUST 23, 2026

11 | RISK FRAMEWORK

# The principal risks an investor should underwrite

The 12.48% current effective yield compensates investors for variable-rate discretion, perpetual structure, issuer credit, subordination, bitcoin exposure, call risk and market volatility.

| RISK | WHY IT MATTERS |
|---|---|
| Perpetual structure and variable rate | STRC has no maturity, and its dividend rate is not fixed. Strategy may reduce the rate within contractual limits, which can lower income and market value. |
| Dividend declaration and legal availability | Dividends accumulate, but cash payment still requires Board declaration and legally available funds. Cumulative status and compounding do not guarantee timely payment. |
| Par-management and policy execution risk | The $99-$100 objective, 12% recommendation, no-issuance-below-$100 policy, reserve growth and buyback pace are current policies or intentions, not contractual guarantees. They may change or fail to support STRC's price. |
| Redemption and reinvestment risk | Strategy may redeem at $101 or a higher chosen amount plus arrears. A call can cap upside and force reinvestment at lower prevailing yields. |
| Subordination and structural priority | Debt, subsidiary liabilities and STRF rank ahead of STRC. In a stress or liquidation scenario, senior claims could materially reduce or eliminate recoveries. |
| No bitcoin collateral | Strategy's bitcoin supports enterprise value but is not pledged to STRC. Holdings can be sold, encumbered where permitted, or decline in value. |
| Bitcoin and issuer concentration | Strategy's financial condition, dividend capacity and capital-markets access are materially connected to bitcoin prices, volatility, custody, regulation and liquidity. |
| Capital-framework execution risk | Strategy may issue new claims, change Board policies, monetize BTC or alter repurchases. The framework creates no contractual reserve, buyback or BTC-retention covenant for STRC. |
| Market price, liquidity and volatility | Nasdaq listing and current trading volume do not assure execution at a desired price. STRC has experienced material volatility despite its price-stability objective. |
| Fundamental-change funding limitation | The holder put is subject to funds legally available. If funds are insufficient, Strategy may pay only the legally available amount pro rata. |
| Tax and fast-pay-stock uncertainty | Return-of-capital treatment may differ by period or investor. Basis reduction can create future gain, and variable-rate features may produce adverse fast-pay-stock consequences. |
| Illustrative metrics and broader company risks | The 5.7x BTC Rating, ~$13.4K BTC Floor, 59 bps BTC Credit, 4.68% BTC Risk and -14.61% BTC Floor ARR are management-defined and assumption-sensitive, not agency ratings, collateral tests or recovery estimates. Investors also bear Strategy's software, governance, legal, custody, cyber, regulatory, accounting and capital-markets risks. |

Prior to making an investment decision, investors should review the prospectus and governing Certificate; confirm current price, rate, yield and dividend status; examine current holdings, USD Reserve and claims; assess rate, redemption and BTC sensitivity; and obtain investment, legal and tax advice.

Source: Strategy prospectus, governing Certificate, latest SEC filings and dashboard disclosures. This list is not exhaustive.

For informational purposes only See Important Disclosures 12

**STRATEGY** | STRC INVESTOR BRIEFING AUGUST 23, 2026

12 | SOURCES AND DISCLOSURES

# Primary sources and important information

This briefing uses public information and Strategy-supplied market data, including the capital framework and subsequent STRC buyback implementation.

PRIMARY SOURCES

| SOURCE | LINK | USED FOR |
|---|---|---|
| Strategy STRC Metrics | Open source | Current price, yield, return, volume and volatility. |
| Strategy STRC Information | Open source | Product summary, current rate, notional and governing links. |
| Strategy STRC Dividends | Open source | Dividend history and payment calendar. |
| Strategy Credit Dashboard | Open source | Current illustrative credit metrics and assumptions. |
| Strategy Notes | Open source | Definitions and limits for Strategy metrics. |
| A&R Certificate of Designations | Open source | Contractual STRC terms effective June 30, 2026. |
| Initial STRC Prospectus Supplement | Open source | Initial terms, risks, tax disclosure and use of proceeds. |
| Digital Credit Framework / STRC Buyback Policy | June 29 \| July 27 | USD Reserve policy, monthly multi-factor rate guidance, $99-$100 objective, issuance discipline and STRC repurchase policy. |
| August 3, 2026 Form 8-K | Open source | Current 12% rate, declared dividends and expected tax treatment. |
| August 24, 2026 Form 8-K | Open source | BTC holdings, USD Reserve, USD Cash, USD Assets and STRC repurchase update. |
| Strategy Credit Comparables | Open source | Yield, return, liquidity and volatility comparisons. |

IMPORTANT DISCLOSURES

- This document is informational only, not an offer, solicitation or recommendation. Any offering may be made only through effective offering documents.
- The Amended and Restated Certificate of Designations, prospectus, SEC filings and applicable law control if this summary conflicts with them.
- STRC is perpetual preferred equity, not debt, a deposit, government obligation or bitcoin-backed security. No assets of Strategy are pledged to secure STRC payment obligations.
- The $99-$100 objective, 12% recommendation, no-issue-below-$100 policy and buyback pacing are current intentions, not contractual guarantees, and may change.
- Dividends are cumulative but require Board declaration and legally available funds for cash payment. STRC has no maturity; Strategy may redeem at $101 or higher plus arrears.
- BTC Rating, BTC Floor, BTC Credit, BTC Risk, yield and Macaulay duration are illustrative, assumption-sensitive management metrics, not agency ratings, collateral tests or recovery estimates.
- Tax treatment is uncertain and investor-specific. Return of capital reduces basis; fast-pay-stock and other special rules may apply. Consult a tax adviser.
- The USD Reserve policy, repurchase authorizations and BTC Monetization Program are corporate policies, not contractual STRC terms. Reserve assets are not pledged; buybacks and BTC sales are not required.

For informational purposes only See Important Disclosures 13

**STRATEGY** | STRC INVESTOR BRIEFING AUGUST 23, 2026

# 13 | GLOSSARY OF DEFINED TERMS

Glossary of Defined Terms

**Effective Yield** is the annualized yield on an asset based on its fixed dividend rate or its current dividend rate, as applicable, and the current price of such asset.

Duration for a convertible bond is the sooner of the stated maturity date or the date it may become due upon an exercise of a repurchase right at the option of the holder. Duration for a preferred stock is the Macaulay Duration of such preferred stock. Duration for MSTR is MSTR Duration.

Macaulay Duration is an illustrative measure, in years, of the weighted-average timing of cash flows and of interest-rate sensitivity. STRC's illustrative 8.1-year figure reflects its semi-monthly dividend payment frequency (n = 24) and its current annualized dividend rate and market price. The measure changes as STRC's dividend rate or market price changes.

**Stochastic Duration** is (a) for a convertible bond, its Duration; and (b) for a preferred stock, its Macaulay Duration as adjusted for whether it has any of a variable rate, a penalty step-up, a conversion right, or non-cumulative dividends.

**BTC Rating** is in the case of (a) any of our indebtedness or perpetual preferred securities, the ratio of (i) our BTC Reserve to (ii) the sum of the notional values of the instruments being rated and all instruments that are senior to and, if any liabilities share an equal claim to our assets, such instruments with a stated maturity date sooner than or that may become due upon an exercise of a repurchase right at the option of the holder sooner than, the liability being rated; (b) MSTR, the ratio of (i) the sum of the BTC Reserve, less all Debt, less all Pref, plus the USD Assets, to (ii) MSTR's Market Cap; and (c) any exchange traded product holding only bitcoin, 1. BTC Rating does not represent a rating from any rating agency and is not equivalent to a "rating" in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations that would result in debt obligations with stated maturities later than the liability being rated becoming due sooner than the liability being rated. This metric is presented for illustrative purposes only and should not form the basis for an investment decision.

**BTC Risk** is the probability of an instrument having a BTC Rating less than 1 at the end of its Duration. This probability is derived from a lognormal distribution modeling of bitcoin's price, adjusted for BTC ARR and BTC Volatility assumptions. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. This metric is presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results.

**BTC Credit** is the credit spread necessary to offset BTC Risk for a given security. It is calculated by annualizing BTC Risk assuming the same probability each year of the BTC Rating of such security falling below 1 each year and assuming no recovery. BTC Credit = (-ln(1 – BTC Risk) ÷ Duration). This metric is presented for illustrative purposes only and should not form the basis for an investment decision.

**BTC Floor** is the BTC price at which the BTC Rating = 1.0x.

**Net Debt** is the sum of our notional debt outstanding less the USD Assets.

**BTC Reserve** represents the total number of bitcoin the Company holds as of a specified date multiplied by the current market price of one bitcoin (or the price of one bitcoin as of the date indicated). It does not take into account or include the Company's indebtedness or the liquidation value of its perpetual preferred stock. As such, it is not equivalent to "net asset value" or "NAV" or any similar metric in the traditional financial context. It is not a measure of either the net asset value of the Company or the value of the bitcoin held by the Company net of indebtedness, perpetual preferred stock liquidation preference and other obligations. Moreover, this BTC Reserve metric is not comparable to either net asset value or NAV metrics that may be reported by other companies, including ETPs, ETFs and mutual funds. Investors should rely on the financial statements and other disclosures contained in the Company's SEC filings. This metric is merely a supplement, not a substitute, to the financial statements and other disclosures contained in the Company's SEC filings. It should be used only by sophisticated investors who understand its limited purpose and many limitations.

**USD Reserve is a management-designated portion of Strategy's USD liquidity intended to support the payment of dividends on Strategy's preferred stock and interest on its outstanding indebtedness.**

**USD Cash is a separately designated pool of U.S. dollar liquidity that the Company may retain for future deployment for general Bitcoin Treasury Company purposes, which may include acquiring bitcoin, paying declared cash dividends on Strategy's preferred stock and interest on its outstanding indebtedness, repurchasing Strategy's MSTR Stock or preferred stock, repaying, repurchasing or redeeming Strategy's outstanding convertible notes, increasing the USD Reserve, and other similar Bitcoin Treasury Company purposes.**

**USD Assets is the sum of the USD Reserve and USD Cash.**

**Net Reserve** represents the BTC Reserve; minus the notional amount of the Company's out-of-the-money convertible notes and other debt-like instruments; minus the notional amount of the Company's outstanding perpetual preferred stock (excluding any in-the-money STRK shares); plus the Company's USD Assets. For this purpose, the notional value of any of the Company's preferred stock that is denominated in a currency other than U.S. dollars is valued based on prevailing exchange rates as of 12:30 PM New York time on the most recent Friday. The notional value of the Company's preferred stock may not be equivalent to its liquidation preference or redemption amount, nor are any accrued and unpaid dividends included in this calculation.

**BTC ARR** is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made.

**BTC Volatility** is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made.

**BTC Price** is the current market price of one bitcoin.

**BTC Floor ARR** represents the lowest constant BTC ARR over the weighted average duration of our credit structure that maintains 1.0x coverage of our Net Debt and Pref through our BTC Reserve, after funding interest expense and preferred dividends over the period. Below the BTC Floor ARR, Strategy may need to consider restructuring its obligations.

**Hist Volatility (30D)** is the annualized standard deviation of the daily natural log return of an asset measured over the 30 trading days.

**Hist Volatility (1Y)** is the annualized standard deviation of the daily natural log return of an asset measured over the last calendar year.

**1Y Sharpe is a measure used to evaluate the risk-adjusted return of an investment by comparing its excess return over the risk-free rate to its standard deviation. Calculated by annualizing the average of the trailing 252 trading days' daily excess returns (daily total return minus daily risk-free rate) divided by their standard deviation.**

**Risk-Free Rate** is the current 3-month yield on US Treasuries.

For informational purposes only See Important Disclosures 14

STRATEGY | STRC INVESTOR BRIEFING AUGUST 23, 2026 14 | IMPORTANT INFORMATION Important Information (a) Illustrative-metrics preamble The following terms used in this briefing provide a conceptual framework for how management views its securities and capital financing decisions in the context of the Company’s bitcoin strategy. These terms are presented for illustrative purposes only, do not constitute investment advice, and should not be used to form the basis for an investment decision. Please review these definitions carefully to understand the limitations of these illustrative metrics, and please refer to the Company’s SEC filings and financial statements for information about the Company, its business, securities, strategy, bitcoin holdings and similar matters. (b) BTC Rating, BTC Risk and BTC Credit limitations BTC Rating does not represent a rating from any rating agency and is not equivalent to a “rating” in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. These metrics are presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results. (c) BTC ARR and BTC Volatility BTC ARR is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made. BTC Volatility is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made. (d) Not a money market fund Strategy is not a registered money market fund under the Investment Company Act of 1940, as amended, is not subject to the same protections as a registered money market fund, and does not operate as a registered money market fund. Among other things, unlike money market funds, we (i) do not price STRC Stock or other securities based on our net asset value, (ii) are not required to hold any assets to back the STRC Stock, (iii) are not required by regulation to maintain any particular pricing or stable value, and (iv) are not subject to the same liquidity requirements as money market funds. Investors in STRC will not receive the same investor protections as investors in registered money market funds. (e) Professional advice This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, investment, tax, legal, accounting, or other professional advice. No representations are made regarding the tax consequences of any actions taken based on the information provided. Investors should consult their own investment, tax, legal and accounting advisors for any such advice. (f) Past performance Past performance is not indicative of future results. Actual results may vary materially. For informational purposes only See Important Disclosures 15

STRATEGY

# $STRF

## INVESTOR BRIEFING

Long Duration Senior Digital Credit

**10.00% Series A Perpetual Strife Preferred Stock | Nasdaq: STRF**

STRF is Strategy's senior-most perpetual preferred stock. It provides a fixed $10.00 cumulative annual dividend per $100 stated amount, payable quarterly in cash when and if declared, with no conversion feature and no scheduled maturity.

| | | |
|---|---|---|
| **$99.57**<br>MARKET PRICE<br>Aug. 21 close | **10.04%**<br>EFFECTIVE YIELD<br>$10 / $99.57 | **$1.284B**<br>NOTIONAL<br>12.84M shares |
| **49.3x**<br>BTC RATING*<br>Illustrative | **$1.6K**<br>BTC FLOOR PRICE<br>1.0x threshold | **1 bps**<br>BTC CREDIT<br>10% ARR / 40% vol |

* BTC Rating does not represent a rating from any rating agency and is not equivalent to a "rating" in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. This metric is presented for illustrative purposes only and should not form the basis for an investment decision.

### IMPORTANT STRUCTURAL NOTE

**STRF is not collateralized by Strategy's bitcoin holdings and only has a preferred claim on the residual assets of Strategy. It is an equity security with a preferred claim on residual assets, junior to creditors and structurally junior to liabilities of Strategy's subsidiaries.**

There is no guarantee for STRF of returns, liquidity, or future performance. Cash dividend is not guaranteed.

Strategy has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before investing, read the prospectus and other documents Strategy has filed with the SEC for more complete information about Strategy and its securities, including significant risks; free at EDGAR on sec.gov; current rate, price, and yield at strategy.com.

This communication contains forward-looking statements that involve risks and uncertainties, including changes in dividend policy, capital structure, bitcoin/digital-asset volatility, regulatory/accounting/tax changes, liquidity and cybersecurity risks, financing availability, and other risks described in Strategy's SEC filings. Strategy undertakes no obligation to update forward-looking statements except as required by law.

Market data as of Aug. 21 close; BTC holdings, USD Reserve and USD Cash as of Aug. 23, as reported in the Aug. 24 Form 8-K; credit metrics from the Aug. 24 dashboard using $77,004 BTC, 10% BTC ARR and 40% BTC volatility.

**STRATEGY** | STRF INVESTOR BRIEFING AUGUST 23, 2026

01 | EXECUTIVE OVERVIEW

# What STRF is designed to deliver

A fixed-dollar, cumulative cash-flow instrument sitting at the top of Strategy's preferred equity stack. STRF is designed to have long Macaulay duration: a weighted-average cash-flow timing measure, expressed in years, that is used as an indicator of price sensitivity to changes in interest rates.

## THE INVESTMENT PROPOSITION

- **Contractual cash flow.** A $10.00 annual regular dividend on each $100 stated amount, normally $2.50 per quarter.
- **Cumulative protection.** Unpaid regular dividends continue to accrue. Each unpaid installment compounds at 11%, stepping up 100 bps per quarter to an 18% cap.
- **Senior preferred position.** STRF is Strategy's senior-most perpetual preferred, ahead of the company's other preferred and common equity, but behind debt and subsidiary liabilities.
- **No conversion dilution.** STRF is not convertible into MSTR. Its economic return is driven primarily by cash distributions, market yield and issuer credit.
- **Exchange liquidity.** STRF trades on Nasdaq and currently averages approximately $7.3 million of daily dollar volume over 30 days.
- **Potential tax deferral.** Strategy currently expects preferred distributions to be treated as return of capital to the extent of a U.S. holder's tax basis, subject to change and individual circumstances.

## CURRENT ECONOMICS

**1,000** Shares

**$99,570** Market cost

**$100,000** Aggregate stated amount

**$10,000** Annual regular cash dividend*

**$2,500** Quarterly regular cash dividend*

**10.04%** Current effective yield

**10.2 yrs** Illustrative Macaulay duration

**49.3x** Illustrative BTC Rating

**~$1,600** Illustrative STRF BTC Floor Price

**1 bps** Illustrative BTC Credit

**Cash-flow figures assume each regular dividend is declared and paid in full. Credit metrics use the Aug. 24 dashboard assumptions. BTC Risk is 0.07%; BTC Floor ARR is -29.40%. BTC Floor Price uses $77,004 / 49.3.*

Macaulay Duration is (1 + Effective Yield / 4) / Effective Yield for a quarterly-paying perpetual preferred. At STRF's current price and 10.04% effective yield, this is (1 + 0.1004 / 4) / 0.1004 ≈ 10.2 years. Displayed figures are from the Strategy Credit Dashboard.

## THE ESSENTIAL TRADE-OFF

**Long Macaulay-duration income, not principal protection**

Here, long duration refers to Macaulay duration, a measure in years of weighted-average cash-flow timing and an indicator of price sensitivity to changes in interest rates. STRF's fixed-rate perpetual structure is designed to have long Macaulay duration. STRF has no scheduled maturity, no general holder put at $100, and no guarantee that its market price will converge to stated amount. Investors receive a senior preferred claim and cumulative cash-flow protections, but accept interest-rate risk, issuer credit risk, bitcoin-related balance-sheet risk and market-price volatility.

## HOW TO THINK ABOUT STRF

STRF is best understood as perpetual senior preferred credit: a fixed USD cash-flow claim supported by Strategy's enterprise, capital-markets access, Board-approved USD Reserve, active Digital Credit capital-management framework and bitcoin treasury, without direct ownership of or a security interest in bitcoin.

**Source: Strategy STRF dashboard and information page; Strategy Credit Dashboard and Notes; Certificate of Designations; Digital Credit Capital Framework announced June 29, 2026; market data at the Aug. 21, 2026 close; BTC holdings, USD Reserve and USD Cash as of Aug. 23, 2026, as reported in the Form 8-K filed August 24, 2026. Credit metrics use the Aug. 24 dashboard assumptions of $77,004 BTC, 10% BTC ARR and 40% BTC volatility.**

For informational purposes only See Important Disclosures 2

**STRATEGY** | STRF INVESTOR BRIEFING AUGUST 23, 2026

02 | SECURITY TERMS

# Terms at a glance

The Certificate of Designations and prospectus govern. This table is a plain-English summary, not a substitute for those documents.

| TERM | SUMMARY |
|---|---|
| Issuer | Strategy Inc. |
| Security | 10.00% Series A Perpetual Strife Preferred Stock |
| Ticker / exchange | STRF / Nasdaq Global Select Market |
| Initial issue date | March 25, 2025 |
| Stated amount | $100.00 per share |
| Regular dividend | 10.00% per annum on stated amount; $10.00 per share annually |
| Payment frequency | Quarterly in arrears, normally March 31, June 30, September 30 and December 31 |
| Record dates | Normally March 15, June 15, September 15 and December 15 |
| Form of payment | Cash only, when and if declared by the Board from legally available funds |
| Cumulative? | Yes. Regular dividends accumulate whether or not declared or legally payable at the time |
| Arrears compounding | The 10% base rate is unchanged. Each unpaid installment compounds quarterly at 11% annualized, rising 100 bps per quarter to 18%. |
| Maturity | Perpetual; no scheduled maturity |
| Conversion rights | None |
| Ranking | Junior to all existing and future indebtedness and subsidiary liabilities; senior-most among current Strategy preferred stock; senior to common equity |
| Liquidation preference | Initially $100; adjusts to the greatest of $100 and specified recent-market-price measures under the certificate |
| Fundamental-change put | Holder may require cash repurchase at $100 stated amount plus accumulated unpaid regular dividends, subject to funds legally available and other terms |
| Issuer redemption | All, not less than all, following specified tax events or if less than 25% of all issued STRF remains outstanding; redemption price is liquidation preference plus accumulated unpaid dividends |
| General voting rights | None, except specified consent and nonpayment rights |
| Protective voting rights | Majority consent for materially adverse term changes and creation or issuance of equity senior to STRF |
| Sinking fund | None |

Source: Certificate of Designations filed March 25, 2025; prospectus supplement filed March 21, 2025; Strategy STRF information page. In a conflict, the filed governing documents control.

For informational purposes only See Important Disclosures 3

**STRATEGY** | STRF INVESTOR BRIEFING AUGUST 23, 2026

03 | CASH FLOW AND MARKET PROFILE

# A fixed $10 dividend with a market-determined yield

The regular cash amount is fixed to stated amount; the effective yield moves inversely with STRF's trading price.

## YIELD SENSITIVITY

| STRF PRICE | EFFECTIVE YIELD |
|---|---|
| $80 | 12.50% |
| $90 | 11.11% |
| $99.57 | 10.04% |
| $100 | 10.00% |
| $110 | 9.09% |
| $120 | 8.33% |

Formula: $10.00 annual regular dividend / market price. The yield does not include price appreciation or depreciation.

## MARKET SNAPSHOT

| | |
|---|---|
| Price | $99.57 |
| Discount to stated amount | 0.4% |
| Market capitalization | $1.278B |
| 30D avg. daily value | $7.3M |
| 30D volatility | 17% |
| 3-month total return | +1% |
| 1-year total return | -1% |
| Lifetime total return | +32% |

## DIVIDEND RECORD

| PERIOD | RECORD DATE | PAYMENT DATE | PER SHARE | STATUS |
|---|---|---|---|---|
| Q2 2025 stub | Jun. 15, 2025 | Jun. 30, 2025 | $2.64 | Paid |
| Q3 2025 | Sep. 15, 2025 | Sep. 30, 2025 | $2.50 | Paid |
| Q4 2025 | Dec. 15, 2025 | Dec. 31, 2025 | $2.50 | Paid |
| Q1 2026 | Mar. 15, 2026 | Mar. 31, 2026 | $2.50 | Paid |
| Q2 2026 | Jun. 15, 2026 | Jun. 30, 2026 | $2.50 | Paid |
| Q3 2026 | Sep. 15, 2026 | Sep. 30, 2026 | TBD | Subject to declaration |

**Since initial pricing**

STRF was initially offered at $85.00. At the Aug. 21, 2026 price of $99.57, plus $12.64 of cash distributions paid through June 30, 2026, the simple lifetime total return is approximately 32.0%, reported by Strategy as 32%. This excludes reinvestment, taxes, fees and transaction costs.

Source: Strategy STRF metrics and dividend pages; SEC filings. Market metrics at Aug. 21, 2026 close. Returns include dividends under Strategy's methodology; past performance is not indicative of future results.

For informational purposes only See Important Disclosures 4

**STRATEGY** | STRF INVESTOR BRIEFING AUGUST 23, 2026

04 | PUBLIC MARKET YIELD

# STRF's current yield premium

At $99.57, STRF's fixed $10 annual dividend produces a 10.04% effective yield - materially above selected publicly traded credit and income benchmarks.


Effective Yield
Strategy
13.79%
12.48%
11.07%
10.04%
5.79%
5.61%
5.18%
4.40%
4.11%
3.66%
3.43%
STRD
STRC
STRK
STRF
HYG
PFF
LQD
MBB
IEF
SGOV
VTEB

| TICKER | PUBLICLY TRADED BENCHMARK | YIELD | STRF PREMIUM |
|---|---|---|---|
| HYG | High-yield corporate bond ETF | 5.79% | +425 bps |
| PFF | Preferred stock ETF | 5.61% | +443 bps |
| LQD | Investment-grade corporate bond ETF | 5.18% | +486 bps |
| MBB | Agency mortgage-backed securities ETF | 4.40% | +564 bps |
| IEF | 7-10 year U.S. Treasury ETF | 4.11% | +593 bps |
| SGOV | 0-3 month U.S. Treasury ETF | 3.66% | +638 bps |
| VTEB | Tax-exempt municipal bond ETF | 3.43% | +661 bps |

WHAT THE PREMIUM COMPENSATES FOR

**A higher yield is not a free return.**
STRF concentrates exposure in one perpetual preferred security. Its yield premium compensates for Strategy issuer risk, junior-to-debt priority, bitcoin-sensitive enterprise value, long Macaulay duration and related interest-rate sensitivity, lower trading liquidity and higher market volatility than diversified benchmark ETFs.

**Source:** Strategy-supplied market comparison data at the Aug. 21, 2026 close. Effective yield for STRF equals the $10 annual regular dividend divided by price. ETF yield methodologies differ; municipal yields are not tax-equivalent. This is not a total-return or risk-adjusted comparison.

For informational purposes only See Important Disclosures 5

**STRATEGY** | STRF INVESTOR BRIEFING AUGUST 23, 2026

05 | CREDIT COMPARABLES

# Yield, liquidity and volatility in context

The supplied comparison places STRF beside Strategy digital credit and diversified public-market proxies across income, returns, trading activity and volatility.

## Credit Comparables

Strategy₿

| Digital Credit | Price | Effective Yield | 3M Return | 1Y Return | Market Cap ($M) | Avg Trading Vol (30D) ($M) | Hist Volatility (30D) | Hist Volatility (1Y) | 1Y Sharpe | Avg Trading Vol (30D)/Mkt Cap |
|---|---|---|---|---|---|---|---|---|---|---|
| STRC | $96.18 | 12.48% | (0.2%) | 13.6% | $9,729 | $115 | 22.1% | 22.0% | 0.56 | 1.2% |
| STRF | $99.57 | 10.04% | 1.3% | (1.2%) | $1,278 | $7 | 16.9% | 24.2% | -0.09 | 0.6% |
| STRD | $72.50 | 13.79% | 1.8% | 5.1% | $1,017 | $7 | 27.0% | 33.0% | 0.19 | 0.7% |
| STRK | $72.28 | 11.07% | 1.0% | (16.2%) | $1,013 | $5 | 35.2% | 38.9% | -0.44 | 0.5% |
| Money Market Proxy ETFs | | | | | | | | | | |
| SGOV | $100.63 | 3.86% | 0.9% | 3.8% | $102,794 | $1,910 | 0.9% | 1.1% | -0.24 | 1.9% |
| High-Yield Bond ETFs | | | | | | | | | | |
| HYG | $79.61 | 5.79% | 1.1% | 5.1% | $17,769 | $2,501 | 2.8% | 4.2% | 0.30 | 14.1% |
| JNK | $95.87 | 6.60% | 1.3% | 5.8% | $6,737 | $254 | 2.7% | 4.2% | 0.48 | 3.8% |
| Preferred Stocks | | | | | | | | | | |
| PFF | $30.46 | 5.61% | (0.8%) | 2.0% | $13,102 | $79 | 8.2% | 7.5% | -0.20 | 0.6% |
| PGX | $10.60 | 7.02% | (2.2%) | (1.9%) | $3,721 | $35 | 5.5% | 6.1% | -1.02 | 0.9% |
| Investment-Grade Corporate Bond ETFs | | | | | | | | | | |
| VCIT | $81.05 | 5.07% | (0.1%) | 2.6% | $67,497 | $708 | 4.1% | 4.4% | -0.36 | 1.0% |
| LQD | $105.92 | 5.18% | (0.9%) | 1.4% | $33,100 | $3,121 | 5.4% | 5.6% | -0.51 | 9.4% |
| Mortgage-Backed Securities ETFs | | | | | | | | | | |
| MBB | $93.12 | 4.40% | 0.2% | 3.9% | $39,017 | $205 | 4.8% | 4.7% | -0.01 | 0.5% |
| VMBS | $46.15 | 4.37% | 0.3% | 4.1% | $15,626 | $62 | 4.5% | 4.5% | 0.02 | 0.4% |
| Municipal Bond ETFs | | | | | | | | | | |
| VTEB | $49.54 | 3.43% | 0.2% | 4.9% | $45,755 | $376 | 3.2% | 3.0% | 0.35 | 0.8% |
| MUB | $105.34 | 3.26% | 0.1% | 4.7% | $45,581 | $463 | 3.4% | 3.2% | 0.22 | 1.0% |
| HYD | $50.21 | 4.82% | 0.2% | 6.7% | $4,353 | $45 | 4.4% | 4.1% | 0.62 | 1.0% |
| US Treasury ETFs | | | | | | | | | | |
| BIL | $91.60 | 3.58% | 0.9% | 3.7% | $46,812 | $824 | 0.9% | 1.1% | -0.63 | 1.8% |
| IEF | $92.82 | 4.11% | (0.0%) | 1.3% | $43,050 | $656 | 4.5% | 4.9% | -0.59 | 1.5% |
| SHV | $110.31 | 3.60% | 0.9% | 3.7% | $20,821 | $280 | 0.0% | 1.1% | -0.54 | 1.3% |

**1 INCOME PREMIUM**

STRF yields 10.04%, versus 3.43%-7.02% for the selected non-Strategy ETFs. Even the closest benchmark, PGX at 7.02%, is 302 bps lower.

**2 SENIORITY WITHIN DIGITAL CREDIT**

STRF carries the lowest yield among the four Strategy preferreds shown, consistent with its cumulative fixed dividend and senior-most position in the current preferred stack.

**3 VOLATILITY**

STRF historical volatility is 17% over 30 days, compared with roughly 1%-8% for the selected non-Strategy ETFs. Current income does not insulate market price.

**4 TRADING LIQUIDITY**

STRF's $7.3M 30-day average dollar volume is meaningful, but below PFF ($86M), HYG ($2.53B), LQD ($3.17B) and SGOV ($2.01B). Large orders may require care.

**Yield is a starting point, not the outcome.**

Trailing total return can differ sharply from current yield because price moves, distributions, volatility and entry price all matter. STRF's 10.04% effective yield should not be read as a forecast of annual total return.

**Source:** Strategy-supplied credit comparables, Aug. 21, 2026. Figures are rounded snapshots and may reflect different calculation conventions, time windows, tax treatment, portfolio composition and market microstructure.

For informational purposes only See Important Disclosures 6

**STRATEGY** | STRF INVESTOR BRIEFING AUGUST 23, 2026

06 | DIVIDEND PROTECTION

# A missed dividend triggers escalating economics

Regular dividends remain cumulative. Each unpaid quarterly installment then compounds under a separate annualized rate that begins at 11% and rises to an 18% cap.

**10.00%**

BASE REGULAR DIVIDEND

Continues to accumulate on the $100 stated amount whether or not declared or currently payable.

**11% -> 18%**

**COMPOUNDING RATE ON EACH UNPAID INSTALLMENT**

The base 10% coupon does not step up. The penalty rate applies only to arrears and increases 100 bps each subsequent quarter.

COMPOUNDED DIVIDEND RATE LADDER

| QUARTER UNPAID | 1 | 2 | 3 | 4 | 5 | 6 | 7 | 8+ |
|---|---|---|---|---|---|---|---|---|
| ANNUALIZED RATE | 11% | 12% | 13% | 14% | 15% | 16% | 17% | 18% |

*The schedule applies separately to each missed installment from its own payment date. Payments are applied to the oldest unpaid regular-dividend period first.*

CONTRACTUAL RESPONSE TO A DEFERRAL

| WHEN | MECHANISM | PRACTICAL EFFECT |
|---|---|---|
| Record date | **Automatic notice of deferral** | If no dividend is declared on or before the regular record date, the failure itself constitutes a notice of deferral. |
| Next 60 days | **Financing effort** | Strategy must use commercially reasonable efforts to sell MSTR and/or other securities sufficient to cover the deferred amount plus compounding. |
| Deferred date | **Cure opportunity** | The deferred payment date is one trading day after day 60. Full payment then prevents that delay from counting toward the director-right trigger. |
| Prior 90 days | **Registered-equity trigger** | Cash sales of MSTR or STRK through a registered public offering require declaration and payment to the extent those net proceeds are sufficient. |
| Until paid | **Continuing accrual** | Base dividends and compounded dividends remain outstanding; each declared payment is applied to the earliest unpaid period. |

**Illustrative arrears math**

A single unpaid $2.50 installment held through eight full quarterly compounding periods under the 11%-18% schedule grows to approximately $3.32, assuming no partial payment and the filed 30/360 convention. New $2.50 regular installments would accumulate separately each quarter.

**Source:** Certificate of Designations, Sections 5(a)-5(c). The filed instrument controls all calculations, notice mechanics, exclusions and exceptions.

For informational purposes only See Important Disclosures 7

**STRATEGY** | STRF INVESTOR BRIEFING AUGUST 23, 2026

07 | HOLDER RIGHTS

# Capital allocation and governance protections

Persistent nonpayment progressively restricts payments to other equity and ultimately gives preferred holders board and consent rights.

| IMMEDIATELY | 4 CONSECUTIVE MISSED DATES | 8 CONSECUTIVE MISSED DATES |
|---|---|---|
| Parity dividends become pro rata; most junior dividends and repurchases are blocked until prior completed-period arrears are cured. | A first nonpayment event creates the right to elect one preferred director, subject to the filed mechanics. | A separate nonpayment event creates a second director right, with no more than two preferred directors across voting parity classes. |

## ADDITIONAL PROTECTIONS AND LIMITS

| PROTECTION | HOLDER BENEFIT | CONDITION / LIMIT |
|---|---|---|
| Payment priority | Until arrears for prior completed periods are paid, parity dividends must be pro rata and most dividends or repurchases of junior or parity equity are restricted. | The certificate contains detailed exceptions, including certain equity-plan, fractional-share and pre-existing contractual transactions. |
| Board representation | One director right arises at four consecutive missed dates and a separate right at eight. Holders of 25% of combined voting power may call a special election meeting. | No more than two preferred directors may serve across voting parity classes. Rights terminate after all accumulated and unpaid regular dividends are paid. |
| Consent rights | Majority consent is generally required for materially adverse term changes, certain mergers that fail continuity tests, and creation or issuance of stock senior to STRF. | Additional STRF and additional parity stock may be issued without STRF consent. |
| Fundamental change put | Holders may require cash repurchase at $100 stated amount plus accumulated and unpaid regular dividends after a defined fundamental change. | Payment is limited to legally available funds and may be pro rata if insufficient; Strategy covenants not to voluntarily trigger a change without adequate funds. |
| Liquidation / redemption | In liquidation, holders receive the then-applicable liquidation preference plus all unpaid regular and compounded dividends before junior equity. Redemption price uses the same preference plus arrears. | Creditors, subsidiary liabilities and any senior stock remain ahead; parity shares share pro rata. Issuer redemption is all-not-less-than-all and limited to a tax event or less than 25% remaining. |

**Important structural limits**

STRF has no maturity, sinking fund, collateral package or direct lien on bitcoin. It remains equity, junior to debt and subsidiary liabilities. Cash dividends still require Board declaration and funds legally available for payment, and holders do not participate in residual equity value beyond the specified preference.

**Source:** Certificate of Designations, Sections 5(f), 6, 7, 8 and 9. The then-applicable liquidation preference can exceed $100 under the filed recent-market-price formula after additional STRF issuances. This summary omits detailed exceptions and procedures.

For informational purposes only See Important Disclosures 8

**STRATEGY** | STRF INVESTOR BRIEFING AUGUST 23, 2026

08 | DIGITAL CREDIT CAPITAL FRAMEWORK

# A disciplined capital framework designed to strengthen Digital Credit

The capital framework adds Board-approved liquidity, repurchase and BTC monetization policies around STRF and Strategy's broader preferred-capital platform.

**12-MONTH MINIMUM**
The USD Reserve may be used only for preferred dividends and debt interest; another use or a reduction below the minimum requires Board authorization.

**$1.0B CREDIT BUYBACK**
STRF, STRC, STRD and STRK are eligible. STRC is the initial priority when repurchases are accretive and strengthen the capital structure.

**$1.25B RESERVE CAPACITY**
BTC monetization authority may build the USD Reserve, fund or replenish dividends and interest, and fund eligible repurchases.

SIX COMPONENTS AND INVESTOR SIGNIFICANCE

| FRAMEWORK COMPONENT | WHAT STRATEGY ADOPTED | INVESTOR SIGNIFICANCE / LIMIT |
|---|---|---|
| USD Reserve policy | A Board-approved reserve restricted to preferred dividends and debt interest, with a minimum equal to 12 months of expected obligations. | Creates a dedicated liquidity buffer, but the policy is not a contractual STRF covenant and the reserve is not pledged collateral. |
| STRC dividend policy | A $99-$100 corporate trading objective and monthly, multi-factor dividend-rate evaluation for STRC. | Supports the broader Digital Credit franchise and market confidence; it does not change STRF's fixed 10% contractual dividend. |
| Digital Credit repurchases | Up to $1.0B aggregate purchase price across STRF, STRC, STRD and STRK; no fixed expiration or minimum purchase obligation. | Buying below stated amount can reduce expected dividends and covered claims. STRC is the initial priority; USD Reserve funds cannot be used. |
| MSTR repurchases | A separate authorization for up to $1.0B of class A common stock repurchases when management views them as attractive. | Preserves capital-allocation flexibility. The program does not obligate purchases and cannot be funded from the USD Reserve. |
| BTC Monetization Program | Up to $1.25B to build the USD Reserve, plus additional authority for obligations, reserve replenishment and approved repurchases. | Allows limited BTC conversion when preferable to equity issuance, subject to market, tax, legal and shareholder-value considerations; no BTC sale is required. |
| USD Cash | A separately designated, flexible liquidity pool available for general Bitcoin Treasury Company purposes, such as acquiring bitcoin; paying preferred dividends or debt interest; repurchasing MSTR or preferred stock; repaying or redeeming convertible notes; or increasing the USD Reserve. | A highly liquid, broad discretionary pool that allows management to respond quickly to market dislocations and deploy capital as conditions warrant. Unlike the USD Reserve, it has no 12-month minimum and may be used for a broader range of purposes. |

**As of August 23, 2026**
The USD Reserve increased from $2.55B at framework launch to $5.10B, alongside $1.59B of USD Cash, for $6.69B of USD Assets; the USD Reserve alone equals approximately 3.0 years of current preferred-dividend and debt-interest obligations. The Aug. 24 Form 8-K reported $516.6M remaining under the Digital Credit repurchase authorization, implying $483.4M deployed, and $1.0B remaining under the MSTR repurchase authorization. During Aug. 17-23, Strategy made no bitcoin purchases or sales; no USD Reserve funds were used. These are corporate policies and authorizations, not contractual STRF holder rights, and may be modified, suspended or terminated as disclosed.

Source: Strategy Digital Credit Capital Framework press release and Form 8-K dated June 29, 2026; Strategy STRC repurchase policy dated July 27, 2026; Strategy Form 8-K dated August 24, 2026. Corporate policies and forward-looking objectives are subject to the qualifications in those disclosures.

For informational purposes only See Important Disclosures 9

**STRATEGY** | STRF INVESTOR BRIEFING AUGUST 23, 2026

09 | CREDIT POSITION

# Senior preferred credit supported by disciplined liquidity management

The Board-approved USD Reserve policy dedicates liquidity to preferred dividends and debt interest; the Aug. 24 increase reduces net senior claims in Strategy's illustrative BTC Rating framework, while bitcoin remains unpledged to STRF.

## SIMPLIFIED CAPITAL STACK

**CREDITORS & SUBSIDIARY LIABILITIES**
Senior to STRF

**STRF**
Senior-most preferred

**OTHER STRATEGY PREFERRED**
STRC, STRE, STRK, STRD

**MSTR COMMON EQUITY**
Residual claim

*The diagram is simplified. Actual priority is governed by debt documents, subsidiary claims, preferred certificates and applicable law.*

## CURRENT ISSUER RESOURCES

**840,447 BTC**
BITCOIN HOLDINGS
As of Aug. 23

**$6.69B**
USD ASSETS
As of Aug. 23

**$64.718B**
BTC RESERVE
At $77,004 / BTC

**38.0 yrs**
BTC DURATION
Aug. 24 assumptions

- **USD Reserve $5.10B + USD Cash $1.59B = USD Assets $6.69B (Board policy restricts the USD Reserve to preferred dividends and debt interest).**

**STRF-scale economics**

- Approximately 12.84 million shares outstanding.
- $1.284 billion aggregate stated/notional amount; no STRF ATM issuance during Aug. 17-23.
- $128.4 million annual regular STRF dividend at the 10% rate.
- $1.313 billion cumulative covered notional after applying USD Assets to senior debt claims.
- Board policy requires at least 12 months of expected preferred dividends and debt interest; the $5.10B reserve equals approximately 3.0 years at current obligations.

## STRATEGY'S ILLUSTRATIVE BTC COVERAGE

**49.3x**
BTC RATING
ILLUSTRATIVE

**~$1.6K**
BTC FLOOR PRICE
PER BTC AT 1.0x

**1 bps** BTC CREDIT
**0.07% BTC RISK | -29.40% BTC FLOOR ARR**
*Illustrative at 10% BTC ARR, 40% BTC volatility and 10.2-year Macaulay duration. BTC Credit annualises BTC Risk assuming no recovery.*

**How the capital framework improves STRF credit**
**Liquidity policy: The USD Reserve is restricted by Board policy to preferred dividends and debt interest and carries a 12-month minimum. Current position: The Aug. 24 Form 8-K allocates $300.0M of $2,006.5M net MSTR ATM proceeds to the USD Reserve, raising it to $5.10B; USD Cash is $1.59B and USD Assets are $6.69B. Coverage bridge: $6.714B debt - $6.69B USD Assets + $1.284B STRF = $1.313B covered claims. $64.718B BTC Reserve / $1.313B = 49.29x; $77,004 / 49.29 = $1,562 per BTC, rounded to ~$1.6K. Capital-management overlay: STRF is eligible for the $1.0B Digital Credit repurchase program, although STRC is the initial priority; repurchases cannot use the USD Reserve. These are illustrative economic coverage measures, not legal collateralization, solvency tests or recovery estimates.**

Source: Strategy Form 8-K dated Aug. 24, 2026; Strategy Credit Dashboard and Notes. Dashboard assumptions: BTC price $77,004, BTC ARR 10%, BTC volatility 40%, STRF Macaulay duration 10.2 years. BTC Rating, BTC Floor Price, BTC Credit, BTC Risk and BTC Floor ARR are supplemental illustrative metrics with substantial limitations.

For informational purposes only See Important Disclosures 10

**STRATEGY** | STRF INVESTOR BRIEFING

AUGUST 23, 2026

10 | TAX AND PORTFOLIO ROLE

# Potential tax deferral, not tax exemption

Strategy currently expects distributions on its preferred stock to be return of capital for U.S. federal income-tax purposes to the extent of a holder's basis.

### ILLUSTRATIVE 1,000-SHARE EXAMPLE

| | |
|---|---|
| Purchase price | **$99.57** |
| Initial tax basis | **$99,570** |
| One year regular cash distributions | **$10,000** |
| Current federal taxable dividend* | **$0** |
| Year-end adjusted basis* | **$89,570** |

**Assumes the full distribution is classified as return of capital and the holder has sufficient basis. This is not a tax opinion.*

### WHAT RETURN OF CAPITAL MEANS

**Current deferral.** A distribution classified as return of capital generally reduces basis rather than creating current U.S. federal dividend income.

**Deferred tax is preserved.** Lower basis generally creates a larger gain when the shares are sold or redeemed.

**Basis floor.** After basis reaches zero, further distributions are generally taxable as capital gain under current rules.

**Treatment can change.** Strategy's earnings and profits, tax law and a holder's circumstances can alter the result.

**Non-U.S. holders.** Withholding and other rules may apply even when Strategy expects return-of-capital treatment.

### PORTFOLIO ROLE

**STRF MAY BE RELEVANT TO INVESTORS SEEKING**

- Fixed USD cash distributions
- A senior preferred position in Strategy
- Long Macaulay-duration income exposure
- Cumulative dividend economics
- Nasdaq tradability
- Potential current tax deferral

**STRF IS NOT DESIGNED TO PROVIDE**

- Principal or market-price guarantees
- A maturity date or general $100 put
- FDIC insurance or government backing
- A security interest in bitcoin
- Direct participation in bitcoin upside
- Low short-term price volatility

**Tax advice is investor-specific**

Prospective investors should review the applicable Strategy tax disclosure and consult their own tax advisers regarding federal, state, local and non-U.S. consequences, including basis reduction, holding period, capital-gain treatment, withholding and account type.

Source: Strategy Q2 2026 results and preferred tax materials. Strategy has expressed an expectation, not a guarantee, regarding future return-of-capital characterization.

For informational purposes only

See Important Disclosures

11

**STRATEGY** | STRF INVESTOR BRIEFING AUGUST 23, 2026

11 | RISK FRAMEWORK

# The principal risks an investor should underwrite

The 10.04% current yield compensates investors for perpetual duration, issuer credit, subordination, bitcoin exposure and market volatility.

| RISK | WHY IT MATTERS |
|---|---|
| Perpetual duration and rates | STRF has no maturity. Higher market yields, inflation expectations or credit spreads can reduce its price, potentially for extended periods. |
| Dividend declaration and legal availability | Dividends accumulate, but cash payment still requires Board declaration and legally available funds. Cumulative status does not guarantee timely payment. |
| Subordination and structural priority | All debt and subsidiary liabilities rank ahead of STRF. In a stress or liquidation scenario, senior claims could materially reduce or eliminate recoveries. |
| No bitcoin collateral | Strategy's bitcoin supports enterprise value but is not pledged to STRF. Holdings can be sold, encumbered where permitted, or decline in value. |
| Bitcoin and issuer concentration | Strategy's financial condition and capital-markets access are materially connected to bitcoin prices, volatility, regulation, custody and market liquidity. |
| Capital-framework execution risk | Strategy may change Board policies, issue new claims, monetize BTC or alter repurchases. The framework adds flexibility but creates no contractual reserve, buyback or BTC-retention covenant for STRF. |
| Market price and liquidity | Nasdaq listing and current trading volume do not assure liquidity at a desired price. STRF has experienced meaningful price volatility and negative trailing returns. |
| Redemption and liquidation-preference complexity | Issuer redemption is limited and not a general holder right. The liquidation preference can adjust under a formula, while the fundamental-change put is based on stated amount. |
| Fundamental-change funding limitation | The holder put is subject to funds legally available. If funds are insufficient, the company may pay only the legally available amount pro rata. |
| Tax uncertainty | Return-of-capital treatment may differ by period or investor and may create future gain through basis reduction. Tax law and company earnings and profits can change. |
| Illustrative credit-metric limitations | The 49.3x BTC Rating, ~$1,600 BTC Floor Price, 1 bps BTC Credit, 0.07% BTC Risk and -29.40% BTC Floor ARR are management-defined and assumption-sensitive, not agency ratings, collateral tests or recovery estimates. They change with BTC price, holdings, reserve, capital stack, Macaulay duration, ARR and volatility, and omit potential cross-default effects. |
| Broader company risks | Investors are exposed to Strategy's software business, governance, litigation, cybersecurity, custody, regulatory, accounting and capital-markets risks described in SEC filings. |

Prior to making an investment decision, investors should review the prospectus and Certificate of Designations; confirm the current price, yield and dividend declaration; examine the latest holdings, USD Reserve, debt and preferred notional; assess BTC price sensitivity and duration; and obtain investment, legal and tax advice appropriate to the investor.

Source: Strategy prospectus, Certificate of Designations, latest Forms 10-K, 10-Q and 8-K, and Strategy dashboard disclosures. This list is not exhaustive.

For informational purposes only See Important Disclosures 12

**STRATEGY** | STRF INVESTOR BRIEFING AUGUST 23, 2026

12 | SOURCES AND DISCLOSURES

# Primary sources and important information

This briefing uses public information, including the Digital Credit Capital Framework and subsequent implementation disclosures.

PRIMARY SOURCES

| SOURCE | LINK | USED FOR |
|---|---|---|
| Strategy STRF Metrics | Open source | Current price, yield, return, volume and volatility metrics. |
| Strategy STRF Information | Open source | Product summary, current notional, BTC Rating and links to governing documents. |
| Strategy STRF Dividends | Open source | Dividend history and expected calendar. |
| Strategy Credit Dashboard | Open source | Current illustrative credit metrics, assumptions and BTC Floor derivation. |
| Strategy Notes | Open source | Definitions and limits for BTC Rating, BTC Floor, yield, Macaulay duration and returns. |
| Certificate of Designations | Open source | Contractual terms of STRF. |
| Initial Prospectus Supplement | Open source | Offering terms, risk factors and use of proceeds. |
| Digital Credit Capital Framework - June 29, 2026 | Press release \| Form 8-K | USD Reserve policy, repurchase authorizations, STRC policy and BTC monetization. |
| August 24, 2026 Form 8-K | Open source | 840,447 BTC, $5.10B USD Reserve, $1.59B USD Cash, $6.69B USD Assets, and source of the $300M reserve increase. |
| June 1, 2026 Form 8-K | Open source | Most recent paid STRF quarterly dividend declaration and expected tax treatment. |
| Strategy Asset Comparables | Open source | Effective-yield, return, liquidity and volatility comparisons used on pages 5-6. |

IMPORTANT DISCLOSURES

- This document is for informational and educational purposes only. It is not an offer to sell, a solicitation of an offer to buy, or a recommendation concerning STRF or any other security. Any offering may be made only by means of an effective registration statement, prospectus and applicable prospectus supplement.
- This summary is qualified in its entirety by the Certificate of Designations, prospectus, Strategy's SEC filings and applicable law. If any statement here conflicts with a governing filing, the filing controls.
- STRF is a perpetual equity security, not debt, a bank deposit, a money-market instrument, an FDIC-insured product, a U.S. government obligation or a bitcoin-backed secured instrument. STRF is not collateralized by Strategy's bitcoin holdings.
- Regular dividends are cumulative but payable in cash only when and if declared by Strategy's Board of Directors from funds legally available. There is no guarantee of dividends, returns, liquidity, redemption, recovery or future market performance.
- BTC Rating, BTC Floor, BTC Credit, BTC Risk, effective yield, Macaulay duration and similar Strategy metrics are illustrative and subject to significant limitations. BTC Floor is a sensitivity threshold, not a forecast, collateral or solvency test, liquidation analysis or recovery estimate. None is an agency rating or a sufficient basis for investment.
- Tax characterization is uncertain and investor-specific. Return-of-capital treatment reduces basis and generally defers rather than eliminates tax. Investors should consult their own tax advisers.
- The framework and related objectives are corporate policies or authorizations, not contractual STRF terms. They may change or end; buybacks and BTC sales are not required; no assets of Strategy are pledged to secure STRF payment obligations.
- Comparison data are snapshots and use different yield methods. Instruments differ in seniority, duration, diversification, liquidity, tax treatment and risk; municipal yields are not tax-equivalent. Effective yield is not a forecast of total return.

For informational purposes only See Important Disclosures 13

**STRATEGY** | STRF INVESTOR BRIEFING AUGUST 23, 2026

# 13 | GLOSSARY OF DEFINED TERMS

Glossary of Defined Terms

**Effective Yield** is the annualized yield on an asset based on its fixed dividend rate or its current dividend rate, as applicable, and the current price of such asset.

**Duration** for a convertible bond is the sooner of the stated maturity date or the date it may become due upon an exercise of a repurchase right at the option of the holder. Duration for a preferred stock is the Macaulay Duration of such preferred stock. Duration for MSTR is MSTR Duration.

**Macaulay Duration is the number of years equal to the quotient obtained by dividing the sum of 1 and one quarter of the Effective Yield of such stock by the Effective Yield of such stock, reflecting quarterly dividend payments. Displayed figures are from the Strategy Credit Dashboard.**

**Stochastic Duration** is (a) for a convertible bond, its Duration; and (b) for a preferred stock, its Macaulay Duration as adjusted for whether it has any of a variable rate, a penalty step-up, a conversion right, or non-cumulative dividends.

**BTC Rating** is in the case of (a) any of our indebtedness or perpetual preferred securities, the ratio of (i) our BTC Reserve to (ii) the sum of the notional values of the instruments being rated and all instruments that are senior to and, if any liabilities share an equal claim to our assets, such instruments with a stated maturity date sooner than or that may become due upon an exercise of a repurchase right at the option of the holder sooner than, the liability being rated; (b) MSTR, the ratio of (i) the sum of the BTC Reserve, less all Debt, less all Pref, plus the USD Assets, to (ii) MSTR's Market Cap; and (c) any exchange traded product holding only bitcoin, 1. BTC Rating does not represent a rating from any rating agency and is not equivalent to a "rating" in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations that would result in debt obligations with stated maturities later than the liability being rated becoming due sooner than the liability being rated. This metric is presented for illustrative purposes only and should not form the basis for an investment decision.

**BTC Risk** is the probability of an instrument having a BTC Rating less than 1 at the end of its Duration. This probability is derived from a lognormal distribution modeling of bitcoin's price, adjusted for BTC ARR and BTC Volatility assumptions. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. This metric is presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results.

**BTC Credit** is the credit spread necessary to offset BTC Risk for a given security. It is calculated by annualizing BTC Risk assuming the same probability each year of the BTC Rating of such security falling below 1 each year and assuming no recovery. BTC Credit = [-ln(1 – BTC Risk) ÷ Duration]. This metric is presented for illustrative purposes only and should not form the basis for an investment decision.

**BTC Floor** is the BTC price at which the BTC Rating = 1.0x.

**Net Debt** is the sum of our notional debt outstanding less the USD Assets.

**BTC Reserve** represents the total number of bitcoin the Company holds as of a specified date multiplied by the current market price of one bitcoin (or the price of one bitcoin as of the date indicated). It does not take into account or include the Company's indebtedness or the liquidation value of its perpetual preferred stock. As such, it is not equivalent to "net asset value" or "NAV" or any similar metric in the traditional financial context. It is not a measure of either the net asset value of the Company or the value of the bitcoin held by the Company net of indebtedness, perpetual preferred stock liquidation preference and other obligations. Moreover, this BTC Reserve metric is not comparable to either net asset value or NAV metrics that may be reported by other companies, including ETFs, ETPs and mutual funds. Investors should rely on the financial statements and other disclosures contained in the Company's SEC filings. This metric is merely a supplement, not a substitute, to the financial statements and other disclosures contained in the Company's SEC filings. It should be used only by sophisticated investors who understand its limited purpose and many limitations.

**USD Reserve is a management-designated portion of Strategy's USD liquidity intended to support the payment of dividends on Strategy's preferred stock and interest on its outstanding indebtedness.**

**USD Cash is a separately designated pool of U.S. dollar liquidity that the Company may retain for future deployment for general Bitcoin Treasury Company purposes, which may include acquiring bitcoin, paying declared cash dividends on Strategy's preferred stock and interest on its outstanding indebtedness, repurchasing Strategy's MSTR Stock or preferred stock, repaying, repurchasing or redeeming Strategy's outstanding convertible notes, increasing the USD Reserve, and other similar Bitcoin Treasury Company purposes.**

**USD Assets** is the sum of the USD Reserve and USD Cash.

**Net Reserve represents** the BTC Reserve; minus the notional amount of the Company's out-of-the-money convertible notes and other debt-like instruments; minus the notional amount of the Company's outstanding perpetual preferred stock (excluding any in-the-money STRK shares); plus the Company's USD Assets. For this purpose, the notional value of any of the Company's preferred stock that is denominated in a currency other than U.S. dollars is valued based on prevailing exchange rates as of 12:30 PM New York time on the most recent Friday. The notional value of the Company's preferred stock may not be equivalent to its liquidation preference or redemption amount, nor are any accrued and unpaid dividends included in this calculation.

**BTC ARR** is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made.

**BTC Volatility** is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made.

**BTC Price** is the current market price of one bitcoin.

**BTC Floor ARR** represents the lowest constant BTC ARR over the weighted average duration of our credit structure that maintains 1.0x coverage of our Net Debt and Pref through our BTC Reserve, after funding interest expense and preferred dividends over the period. Below the BTC Floor ARR, Strategy may need to consider restructuring its obligations.

**Hist Volatility (30D)** is the annualized standard deviation of the daily natural log return of an asset measured over the 30 trading days.

**Hist Volatility (1Y)** is the annualized standard deviation of the daily natural log return of an asset measured over the last calendar year.

**1Y Sharpe is a measure used to evaluate the risk-adjusted return of an investment by comparing its excess return over the risk-free rate to its standard deviation. Calculated by annualizing the average of the trailing 252 trading days' daily excess returns (daily total return minus daily risk-free rate) divided by their standard deviation.**

**Risk-Free Rate** is the current 3-month yield on US Treasuries.

For informational purposes only See Important Disclosures 14

STRATEGY | STRF INVESTOR BRIEFING AUGUST 23, 2026 14 | IMPORTANT INFORMATION Important Information (a) Illustrative-metrics preamble The following terms used in this briefing provide a conceptual framework for how management views its securities and capital financing decisions in the context of the Company’s bitcoin strategy. These terms are presented for illustrative purposes only, do not constitute investment advice, and should not be used to form the basis for an investment decision. Please review these definitions carefully to understand the limitations of these illustrative metrics, and please refer to the Company’s SEC filings and financial statements for information about the Company, its business, securities, strategy, bitcoin holdings and similar matters. (b) BTC Rating, BTC Risk and BTC Credit limitations BTC Rating does not represent a rating from any rating agency and is not equivalent to a “rating” in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. These metrics are presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results. (c) BTC ARR and BTC Volatility BTC ARR is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made. BTC Volatility is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made. (d) Professional advice This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, investment, tax, legal, accounting, or other professional advice. No representations are made regarding the tax consequences of any actions taken based on the information provided. Investors should consult their own investment, tax, legal and accounting advisors for any such advice. (e) Past performance Past performance is not indicative of future results. Actual results may vary materially. For informational purposes only See Important Disclosures 15

STRATEGY

# $STRK

## INVESTOR BRIEFING

### Convertible Digital Credit with Equity Participation

**8.00% Series A Perpetual Strike Preferred Stock | Nasdaq: STRK**

STRK is Strategy's convertible perpetual preferred stock. It provides an 8.00% cumulative annual dividend on its $100 stated amount, payable quarterly when and if declared, and each share is initially convertible into 0.1 share of MSTR, subject to adjustment.

| | | |
|---|---|---|
| **$72.26**<br>MARKET PRICE<br>Aug. 21 close | **11.07%**<br>EFFECTIVE YIELD<br>$8 / $72.26 | **$1.402B**<br>NOTIONAL<br>14.02M shares |
| **4.8x**<br>BTC RATING*<br>Illustrative | **$16.2K**<br>BTC FLOOR PRICE<br>1.0x threshold | **85 bps**<br>BTC CREDIT<br>10% ARR / 40% vol |

* BTC Rating does not represent a rating from any rating agency and is not equivalent to a "rating" in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. This metric is presented for illustrative purposes only and should not form the basis for an investment decision.

#### IMPORTANT STRUCTURAL NOTE

**STRK is not collateralized by Strategy's bitcoin holdings and only has a preferred claim on the residual assets of Strategy. It ranks behind creditors, subsidiary liabilities and the senior Strategy preferred series. Its MSTR conversion right can add equity participation, but also links market value and volatility to MSTR.**

There is no guarantee for STRK of returns, liquidity, or future performance. Cash dividend is not guaranteed.

Strategy has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before investing, read the prospectus and other documents Strategy has filed with the SEC for more complete information about Strategy and its securities, including significant risks; free at EDGAR on sec.gov; current rate, price, and yield at strategy.com.

This communication contains forward-looking statements that involve risks and uncertainties, including changes in dividend policy, capital structure, bitcoin/digital-asset volatility, regulatory/accounting/tax changes, liquidity and cybersecurity risks, financing availability, and other risks described in Strategy's SEC filings. Strategy undertakes no obligation to update forward-looking statements except as required by law.

Market data as of Aug. 21 close; BTC holdings, USD Reserve and USD Cash as of Aug. 23, as reported in the Aug. 24 Form 8-K; credit metrics from the Aug. 24 dashboard using $77,004 BTC, 10% BTC ARR and 40% BTC volatility.

STRATEGY | STRK INVESTOR BRIEFING AUGUST 23, 2026

01 | EXECUTIVE OVERVIEW

# What STRK is designed to deliver

Cumulative preferred income paired with a long-dated contractual option on MSTR.

## THE INVESTMENT PROPOSITION

- **Cumulative fixed income.** $8.00 of annual regular dividends per $100 stated amount, normally $2.00 each quarter when declared.
- **Contractual MSTR participation.** Each STRK share is convertible into 0.1 MSTR, subject to specified anti-dilution and transaction adjustments.
- **Arrears protection.** Unpaid regular dividends continue to accumulate and compound quarterly at the 8% regular dividend rate.
- **Payment flexibility.** Declared dividends may be paid in cash, MSTR shares or a combination, subject to legal availability and filed limits.
- **Exchange liquidity.** STRK trades on Nasdaq and currently averages approximately $5.5 million of daily dollar volume over 30 days.
- **Potential tax deferral.** Strategy expects return-of-capital treatment to the extent of basis, although noncash and deemed distributions add complexity.

## CURRENT ECONOMICS

**1,000** Shares

**$72,260** Market cost

**$100,000** Aggregate stated amount

**$8,000** Annual regular dividend*

**$2,000** Quarterly regular dividend*

**11.07%** Current effective yield

**100 MSTR** Shares on conversion at 0.1

**9.3 yrs** Illustrative Macaulay duration

**4.8x** Illustrative BTC Rating

**~$16,200** Illustrative STRK BTC Floor Price

**Assumes each regular dividend is declared and paid in full. At $119.25 MSTR, current conversion value is about $11,925 for 1,000 STRK, or 16.5% of market cost. BTC Risk is 7.59%; BTC Floor ARR is -10.48%.*

Macaulay Duration is an illustrative Credit Dashboard measure, in years, of interest-rate sensitivity. The 9.3-year figure reconciles to the quarterly-paying perpetual formula: the $8.00 annual dividend, paid as four $2.00 quarterly installments on a $72.26 market price, implies a 2.77% quarterly yield, and (1 + 2.77%) / 2.77% is about 37.1 quarters, or 9.3 years. It measures the preferred cash flows only; the conversion option is a separate feature and is not part of this calculation.

## THE ESSENTIAL TRADE-OFF

**Income plus a deeply out-of-the-money equity option**

At the current 0.1 conversion rate, a $72.26 STRK price corresponds to MSTR parity of $722.60. The initial contractual conversion price was $1,000 per MSTR share. At $119.25 MSTR, immediate conversion value is only about $11.93 per STRK, so investors must underwrite the preferred cash flows, credit quality, Macaulay duration and option time value rather than rely on near-term parity.

## HOW TO THINK ABOUT STRK

STRK is best understood as convertible perpetual preferred credit: an 8% cumulative USD income claim combined with a contractual right to convert each share into 0.1 MSTR. At current prices, most of STRK's market value reflects its preferred cash-flow claim and the time value of the embedded equity option rather than immediate conversion value.

Source: Strategy STRK dashboard and information page; Strategy Credit Dashboard and Notes; Certificate of Designations and July 2025 amendment; Digital Credit Capital Framework announced June 29, 2026; market data at the Aug. 21, 2026 close; BTC holdings, USD Reserve and USD Cash as of Aug. 23, 2026, as reported in the Form 8-K filed August 24, 2026. Credit metrics use the Aug. 24 dashboard assumptions of $77,004 BTC, 10% BTC ARR and 40% BTC volatility.

For informational purposes only See Important Disclosures 2

STRATEGY | STRK INVESTOR BRIEFING AUGUST 23, 2026

02 | SECURITY TERMS

# Terms at a glance

The Certificate of Designations, any amendments and the prospectus govern. This table is a plain-English summary, not a substitute for those documents.

| TERM | SUMMARY |
|---|---|
| Issuer | Strategy Inc. |
| Security | 8.00% Series A Perpetual Strike Preferred Stock |
| Ticker / exchange | STRK / Nasdaq Global Select Market |
| Initial issue date | February 5, 2025; initial public offering price $80.00 per share |
| Stated amount | $100.00 per share |
| Regular dividend | 8.00% per annum on stated amount; $8.00 per share annually |
| Payment frequency | Quarterly in arrears, normally March 31, June 30, September 30 and December 31 |
| Record dates | Normally March 15, June 15, September 15 and December 15 |
| Form of payment | Cash, MSTR shares or a combination, at Strategy's election after declaration and subject to filed limits |
| Cumulative? | Yes. Regular dividends accumulate regardless of declaration or current legal availability |
| Arrears compounding | Unpaid installments compound quarterly at the 8.00% regular dividend rate; payments apply to the earliest unpaid period |
| Registered-equity covenant | If Strategy sells MSTR for cash in a registered public offering during the 90 days before a record date, it must pay the next dividend to the extent net proceeds are sufficient, subject to senior stock |
| Maturity / sinking fund | Perpetual; no scheduled maturity and no sinking fund |
| Conversion rights | Holder may convert on a business day at the then-applicable rate; initially and currently 0.1000 MSTR per STRK, subject to adjustment and procedures |
| Conversion adjustments | Specified adjustments for stock splits, distributions, rights offerings, cash dividends and tender offers; no general make-whole for lost option value |
| Ranking | Junior to debt, subsidiary liabilities and current senior preferred series; senior to STRD and common equity in the current stack |
| Liquidation preference | Initially $100; after the July 2025 amendment, generally the greatest of $100 and specified recent-market-price measures |
| Fundamental-change put | Holder may require cash repurchase at $100 stated amount plus accumulated unpaid dividends, subject to legally available funds and other terms |
| Issuer redemption | All, not less than all, after specified tax events or if less than 25% of the original stated amount remains; price uses liquidation preference plus arrears |
| Voting / protective rights | No general vote; limited majority consent rights and preferred-director rights after four and eight consecutive missed payment dates |

Source: Certificate of Designations filed Feb 5, 2025; Certificate of Amendment filed July 7, 2025; prospectus supplements; Strategy STRK information page. In a conflict, the filed governing documents control.

For informational purposes only See Important Disclosures 3

STRATEGY | STRK INVESTOR BRIEFING AUGUST 23, 2026 03 | CASH FLOW AND MARKET PROFILE An 8% cumulative dividend plus MSTR conversion optionality The cash-flow claim is fixed to stated amount; effective yield moves with STRK’s price, while conversion value moves with MSTR. YIELD SENSITIVITY MARKET SNAPSHOT STRK PRICE EFFECTIVE YIELD $72. Price 26 $50 16.00% Discount to stated amount 27.7% $60 13.33% Market capitalization $1,013M $72.26 11.07% 30D avg. daily value $5.5M $80 10.00% 30D volatility 35% $100 8.00% $120 6.67% 3-month total return +1% 1-year total return -16% Formula: $8.00 annual regular dividend / market price. The yield excludes price changes and does not assign value to the MSTR conversion option. Simple since-IPO return +4.4% DIVIDEND RECORD PERIOD RECORD DATE PAYMENT DATE PER SHARE STATUS Q1 2025 stub Mar. 15, 2025 Mar. 31, 2025 $1.24444 Paid Q2 2025 Jun. 15, 2025 Jun. 30, 2025 $2.00 Paid Q3 2025 Sep. 15, 2025 Sep. 30, 2025 $2.00 Paid Q4 2025 Dec. 15, 2025 Dec. 31, 2025 $2.00 Paid Q1 2026 Mar. 15, 2026 Mar. 31, 2026 $2.00 Paid Q2 2026 Jun. 15, 2026 Jun. 30, 2026 $2.00 Paid Since initial pricing STRK was initially offered at $80.00. At the Aug. 21, 2026 price of $72.26, plus $11.24444 of distributions paid through June 30, 2026, the simple lifetime total return is approximately +4.4%. This excludes reinvestment, taxes, fees and transaction costs. The next expected record and payout dates are Sept. 15 and Sept. 30, subject to Board declaration. Source: Strategy STRK metrics and dividend pages; SEC filings. Market metrics at Aug. 21, 2026 close. Returns include paid dividends under Strategy methodology; past performance is not indicative of future results. For informational purposes only See Important Disclosures 4

STRATEGY | STRK INVESTOR BRIEFING AUGUST 23, 2026

04 | PUBLIC MARKET YIELD

# STRK's current yield premium

At $72.26, STRK's $8 annual dividend produces an 11.07% effective yield - materially above selected public credit and income benchmarks, before assigning value to the MSTR conversion option.


Effective Yield
Strategy
13.79%
12.48%
11.07%
10.04%
5.79%
5.61%
5.18%
4.40%
4.11%
3.66%
3.43%
STRD
STRC
STRK
STRF
HYG
PFF
LQD
MBB
IEF
SGOV
VTEB

| TICKER | PUBLICLY TRADED BENCHMARK | YIELD | STRK PREMIUM |
|---|---|---|---|
| HYG | High-yield corporate bond ETF | 5.79% | +528 bps |
| PFF | Preferred stock ETF | 5.61% | +546 bps |
| LQD | Investment-grade corporate bond ETF | 5.18% | +589 bps |
| MBB | Agency mortgage-backed securities ETF | 4.40% | +667 bps |
| IEF | 7-10 year U.S. Treasury ETF | 4.11% | +696 bps |
| SGOV | 0-3 month U.S. Treasury ETF | 3.66% | +741 bps |
| VTEB | Tax-exempt municipal bond ETF | 3.43% | +764 bps |

WHAT THE PREMIUM COMPENSATES FOR

A higher yield is not a free return.
STRK combines single-issuer perpetual preferred risk with a convertible equity option. Its premium compensates for subordination, bitcoin- and MSTR-sensitive enterprise value, Macaulay duration and related interest-rate sensitivity, lower liquidity, higher volatility and conversion complexity versus diversified ETFs.

**Source:** Strategy-supplied market comparison data at the Aug. 21, 2026 close. Effective yield for STRK equals the $8 annual regular dividend divided by price. ETF yield methodologies differ; municipal yields are not tax-equivalent. This is not a total-return, option-value or risk-adjusted comparison.

For informational purposes only See Important Disclosures 5

STRATEGY | STRK INVESTOR BRIEFING AUGUST 23, 2026

05 | CREDIT COMPARABLES

# Yield, liquidity and volatility in context

The supplied comparison places STRK beside Strategy Digital Credit and diversified public-market proxies across income, returns, trading activity and volatility.

## Credit Comparables

Strategy₿

| Digital Credit | Price | Effective Yield | 3M Return | 1Y Return | Market Cap ($M) | Avg Trading Vol (30D) ($M) | Hist Volatility (30D) | Hist Volatility (1Y) | 1Y Sharpe | Avg Trading Vol (30D)/Mkt Cap |
|---|---|---|---|---|---|---|---|---|---|---|
| STRC | $96.18 | 12.48% | (0.2%) | 13.6% | $9,729 | $115 | 22.1% | 22.0% | 0.56 | 1.2% |
| STRF | $99.57 | 10.04% | 1.3% | (1.2%) | $1,278 | $7 | 16.9% | 24.2% | -0.09 | 0.6% |
| STRD | $72.50 | 13.79% | 1.8% | 5.1% | $1,017 | $7 | 27.0% | 33.0% | 0.19 | 0.7% |
| STRK | $72.28 | 11.07% | 1.0% | (16.2%) | $1,013 | $5 | 35.2% | 38.9% | -0.44 | 0.5% |
| Money Market Proxy ETFs | | | | | | | | | | |
| SGOV | $100.63 | 3.86% | 0.9% | 3.8% | $102,794 | $1,910 | 0.9% | 1.1% | -0.24 | 1.9% |
| High-Yield Bond ETFs | | | | | | | | | | |
| HYG | $79.61 | 5.79% | 1.1% | 5.1% | $17,769 | $2,501 | 2.8% | 4.2% | 0.30 | 14.1% |
| JNK | $95.87 | 6.00% | 1.3% | 5.8% | $6,737 | $254 | 2.7% | 4.2% | 0.48 | 3.8% |
| Preferred Stocks | | | | | | | | | | |
| PFF | $30.46 | 5.61% | (0.8%) | 2.0% | $13,102 | $79 | 8.2% | 7.5% | -0.20 | 0.6% |
| PGX | $10.60 | 7.02% | (2.2%) | (1.9%) | $3,721 | $35 | 5.5% | 6.1% | -1.02 | 0.9% |
| Investment-Grade Corporate Bond ETFs | | | | | | | | | | |
| VCIT | $81.05 | 5.07% | (0.1%) | 2.6% | $67,497 | $708 | 4.1% | 4.4% | -0.38 | 1.0% |
| LQD | $105.92 | 5.18% | (0.9%) | 1.4% | $33,100 | $3,121 | 5.4% | 5.6% | -0.51 | 9.4% |
| Mortgage-Backed Securities ETFs | | | | | | | | | | |
| MBB | $93.12 | 4.40% | 0.2% | 3.9% | $39,017 | $205 | 4.8% | 4.7% | -0.01 | 0.5% |
| VMBS | $46.15 | 4.37% | 0.3% | 4.1% | $15,626 | $62 | 4.5% | 4.5% | 0.02 | 0.4% |
| Municipal Bond ETFs | | | | | | | | | | |
| VTEB | $49.54 | 3.43% | 0.2% | 4.9% | $45,755 | $376 | 3.2% | 3.0% | 0.35 | 0.8% |
| MUB | $105.34 | 3.26% | 0.1% | 4.7% | $45,581 | $463 | 3.4% | 3.2% | 0.22 | 1.0% |
| HYD | $50.21 | 4.62% | 0.2% | 6.7% | $4,353 | $45 | 4.4% | 4.1% | 0.62 | 1.0% |
| US Treasury ETFs | | | | | | | | | | |
| BIL | $91.60 | 3.58% | 0.9% | 3.7% | $46,812 | $824 | 0.9% | 1.1% | -0.63 | 1.8% |
| IEF | $92.82 | 4.11% | (0.0%) | 1.3% | $43,050 | $656 | 4.5% | 4.9% | -0.59 | 1.5% |
| SHV | $110.31 | 3.80% | 0.9% | 3.7% | $20,821 | $280 | 0.9% | 1.1% | -0.54 | 1.3% |

**1 INCOME PREMIUM**
STRK yields 11.07%, versus 3.43%-7.02% for the selected non-Strategy ETFs. Across the full supplied set, PGX at 7.02% is closest and remains 405 bps lower.

**2 HYBRID PROFILE**
The security combines an 8% cumulative preferred claim with a MSTR conversion right. It is neither a conventional bond nor a pure common-equity position.

**3 VOLATILITY**
STRK historical volatility is 35% over 30 days, materially above the selected non-Strategy ETFs and consistent with its MSTR-linked option value.

**4 TRADING LIQUIDITY**
STRK's $5.5M 30-day average dollar volume is useful but far below large bond ETFs. Large or hedged positions may require execution discipline.

Yield is only one component of value.
STRK total return can be dominated by MSTR price, option value, credit spreads, prevailing rates and entry price. The 11.07% effective yield is not a forecast of annual return and excludes conversion-option valuation.

Source: Strategy-supplied credit comparables, Aug. 21, 2026. Figures are rounded snapshots and may reflect different calculation conventions, time windows, tax treatment, portfolio composition and market microstructure.

For informational purposes only See Important Disclosures 6

STRATEGY | STRK INVESTOR BRIEFING AUGUST 23, 2026

06 | CONVERSION ECONOMICS

# Cumulative income plus a contractual MSTR option

Each STRK share is convertible into 0.1 MSTR, subject to adjustment. Conversion value therefore equals 10% of the MSTR share price.

**8.00%**

CUMULATIVE REGULAR DIVIDEND
Accumulates on the $100 stated amount whether or not declared; unpaid installments compound quarterly at 8%.

**0.1000 MSTR**

CURRENT CONVERSION RATE
Each STRK is convertible into 0.1 MSTR, subject to specified adjustments and settlement procedures.

MSTR CONVERSION VALUE PER STRK

| MSTR PRICE | $100 | $250 | $500 | $722.60 | $1,000 | $1,500 | $2,000 | $5,000 |
|---|---|---|---|---|---|---|---|---|
| CONVERSION VALUE | $10 | $25 | $50 | $72.26 | $100 | $150 | $200 | $500 |

*The table shows immediate conversion value only. STRK can trade above that value because investors may assign value to the cumulative income stream, credit position and remaining option time.*

HOW THE CONVERSION FEATURE WORKS

| EVENT | MECHANISM | PRACTICAL EFFECT |
|---|---|---|
| Holder conversion | Convert on a business day at the then-applicable rate, subject to minimum denominations and procedures. | At 0.1 MSTR per STRK, conversion value equals 10% of the MSTR price. |
| Current parity | STRK market price divided by 0.1. | $72.26 STRK implies MSTR parity of $722.60; below that, immediate conversion value is less than STRK price. |
| Dividend payment | Strategy may elect cash, MSTR shares or a combination after declaration. | MSTR used for dividends is valued under a 95%-of-VWAP formula, subject to floor and share-availability limits. |
| Anti-dilution | Conversion rate adjusts for specified splits, distributions, rights, dividends and tender offers. | Protects against enumerated actions, but not every dilutive or value-reducing event. |
| Class A change event | The conversion property changes to the consideration received by MSTR holders. | An all-cash transaction can eliminate option time value and leave STRK convertible only into cash. |

**Current Equity Component %**
At $119.25 MSTR, each STRK has about $11.93 of immediate conversion value, approximately 16.5% of its $72.26 market price. The remaining 83.5% reflects the preferred income claim, credit, Macaulay duration and the time value investors assign to future MSTR upside.

**Source: Certificate of Designations, Section 10; prospectus supplements; July 7, 2025 amendment. Conversion rate, settlement, anti-dilution adjustments, minimum denominations and class A common stock change events are governed by the filed documents.**

For informational purposes only See Important Disclosures 7

STRATEGY | STRK INVESTOR BRIEFING AUGUST 23, 2026

07 | HOLDER RIGHTS

# Cumulative arrears, payment flexibility and governance triggers

Unpaid regular dividends continue to compound, constrain payments to junior equity and can ultimately activate preferred-director rights.

| IMMEDIATELY | 4 CONSECUTIVE MISSED DATES | 8 CONSECUTIVE MISSED DATES |
|---|---|---|
| Unpaid dividends accumulate and compound at 8%; parity dividends become pro rata and most junior dividends and repurchases are restricted until prior arrears are cured. | A first nonpayment event creates the right to elect one preferred director, subject to the filed mechanics. | A separate nonpayment event creates a second director right, with no more than two preferred directors across voting parity classes. |

ADDITIONAL PROTECTIONS AND LIMITS

| PROTECTION | HOLDER BENEFIT | CONDITION / LIMIT |
|---|---|---|
| Cumulative priority | Unpaid regular dividends continue to accrue and compound quarterly at 8%; payments apply to the earliest unpaid period. | Declaration remains discretionary except for the registered-equity proceeds covenant; cash payment is subject to legally available funds. |
| Equity-proceeds covenant | MSTR cash sales through registered public offerings during the prior 90 days require payment of the next dividend to the extent net proceeds are sufficient. | Subject to senior preferred restrictions; if cash is not legally available, authorized MSTR shares may be used under specified conditions and limits. |
| Board representation | One director right arises after four consecutive missed dates and a separate second right after eight. | No more than two preferred directors may serve across voting parity classes; rights terminate after arrears are cured. |
| Fundamental change put | Holders may require cash repurchase at $100 stated amount plus accumulated unpaid dividends after a defined fundamental change. | Payment is limited to legally available funds and may be pro rata if insufficient; specified exceptions apply. |
| Liquidation / redemption / consent | STRK receives its then-applicable liquidation preference plus arrears before junior equity, and holders have limited consent rights on materially adverse changes. | Creditors, subsidiaries and senior preferred remain ahead. Additional parity or senior preferred may generally be authorized without STRK consent. |

**Important structural limits**

STRK has no maturity, sinking fund, collateral package or direct lien on bitcoin. The conversion option is currently far out of the money, there is no general make-whole for lost option value, declared dividends may be paid in MSTR shares, and Strategy may issue additional senior or parity claims subject to the filed terms.

**Source:** Certificate of Designations, Sections 5-10, as amended. This summary omits detailed exceptions, procedures, stock-payment limitations, minimum conversion denominations and other terms.

For informational purposes only See Important Disclosures 8

STRATEGY | STRK INVESTOR BRIEFING AUGUST 23, 2026

08 | DIGITAL CREDIT CAPITAL FRAMEWORK

# A disciplined capital framework designed to strengthen Digital Credit

The capital framework adds a Board-approved liquidity reserve, preferred repurchase authorization and limited BTC monetization capacity around STRK's contractual terms.

| 12-MONTH MINIMUM | $1.0B CREDIT BUYBACK | $1.25B RESERVE CAPACITY |
|---|---|---|
| The USD Reserve may be used only for preferred dividends and debt interest; another use or a reduction below the minimum requires Board authorization. | STRK is eligible with STRF, STRC and the other Digital Credit instruments. STRC is the initial priority when repurchases are accretive. | BTC monetization authority may build the USD Reserve, fund or replenish dividends and interest, and fund eligible repurchases. |

SIX COMPONENTS OF THE FRAMEWORK

| FRAMEWORK COMPONENT | WHAT STRATEGY ADOPTED | INVESTOR SIGNIFICANCE / LIMIT |
|---|---|---|
| USD Reserve policy | A Board-approved reserve restricted to preferred dividends and debt interest, with a minimum equal to 12 months of expected obligations. | Creates a dedicated liquidity buffer, but the policy is not a contractual security covenant and the reserve is not pledged collateral. |
| STRC dividend policy | A $99-$100 corporate trading objective and monthly, multi-factor dividend-rate evaluation for STRC. | Supports the broader Digital Credit franchise and market confidence; it does not alter the contractual dividend terms of other securities. |
| Digital Credit repurchases | Up to $1.0B aggregate purchase price across STRF, STRC, STRD and STRK; no fixed expiration or minimum purchase obligation. | Buying below stated amount can reduce expected dividends and covered claims. STRC is the initial priority; USD Reserve funds cannot be used. |
| MSTR repurchases | A separate authorization for up to $1.0B of class A common stock repurchases when management views them as attractive. | Preserves capital-allocation flexibility. The program does not obligate purchases and cannot be funded from the USD Reserve. |
| BTC Monetization Program | Up to $1.25B to build the USD Reserve, plus additional authority for obligations, reserve replenishment and approved repurchases. | Allows limited BTC conversion when preferable to equity issuance, subject to market, tax, legal and shareholder-value considerations; no BTC sale is required. |
| USD Cash | A separately designated, flexible liquidity pool available for general Bitcoin Treasury Company purposes, such as acquiring bitcoin; paying preferred dividends or debt interest; repurchasing MSTR or preferred stock; repaying or redeeming convertible notes; or increasing the USD Reserve. | A highly liquid, broad discretionary pool that allows management to respond quickly to market dislocations and deploy capital as conditions warrant. Unlike the USD Reserve, it has no 12-month minimum and may be used for a broader range of purposes. |

**As of August 23, 2026**

The USD Reserve increased from $2.55B at framework launch to $5.10B, alongside $1.59B of USD Cash, for $6.69B of USD Assets; the USD Reserve alone equals approximately 3.0 years of current preferred-dividend and debt-interest obligations. The Aug. 24 Form 8-K reported $516.6M remaining under the Digital Credit repurchase authorization and $1.0B under the MSTR authorization. No STRK was issued or repurchased during Aug. 17-23, and $2.10B of STRK ATM capacity remained. STRK is eligible for future repurchases, but STRC is the initial priority and USD Reserve funds cannot be used. These policies may be modified, suspended or terminated.

Source: Strategy Digital Credit Capital Framework press release and Form 8-K dated June 29, 2026; Strategy Form 8-K dated Aug. 24, 2026. Policies and authorizations are discretionary corporate actions, not amendments to STRK.

For informational purposes only See Important Disclosures 9

STRATEGY | STRK INVESTOR BRIEFING AUGUST 23, 2026

09 | CREDIT POSITION

# Convertible preferred credit supported by liquidity and bitcoin

The Board-approved USD Reserve policy dedicates liquidity to preferred dividends and debt interest; the Aug. 24 increase reduces net senior claims in Strategy's illustrative BTC Rating framework, while bitcoin remains unpledged to STRK.

## SIMPLIFIED CAPITAL STACK

**CREDITORS & SUBSIDIARY LIABILITIES**
Senior to all preferred equity
Senior to STRF

**STRF / STRC / STRE**
Other Current Preferred Series — all senior to STRK

**STRK**
Convertible cumulative preferred
Senior to STRD and common equity

**STRD / MSTR COMMON**
Junior preferred and residual equity
Residual claim

*The diagram is simplified. Actual priority is governed by debt documents, subsidiary claims, preferred certificates and applicable law.*

## CURRENT ISSUER RESOURCES

**840,447 BTC**
BITCOIN HOLDINGS
As of Aug. 23

**$6.69B**
USD ASSETS
As of Aug. 23

**$64.718B**
BTC RESERVE
At $77,004 / BTC

**38.0 yrs**
BTC DURATION
Aug. 24 assumptions

- USD Reserve $5.10B + USD Cash $1.59B = USD Assets $6.69B (Board policy restricts the USD Reserve to preferred dividends and debt interest).

**STRK-scale economics**

- Approximately 14.02 million shares outstanding.
- $1.402 billion aggregate stated/notional amount; no STRK ATM issuance during Aug. 17-23.
- $112.2 million annual regular STRK dividend at the 8% rate.
- $13.592 billion cumulative covered notional after applying USD Assets and including senior claims through STRK.

## STRATEGY'S ILLUSTRATIVE BTC COVERAGE

**4.8x**
BTC RATING
ILLUSTRATIVE

**$16.2K**
BTC FLOOR PRICE
PER BTC AT 1.0x

**85 bps** BTC CREDIT
**7.59% BTC RISK | -10.48% BTC FLOOR ARR**
*Illustrative at 10% BTC ARR, 40% BTC volatility and 9.3-year Macaulay duration. BTC Credit annualizes BTC Risk assuming no recovery.*

How the capital framework supports STRK credit
**Liquidity policy: the USD Reserve is restricted by Board policy to preferred dividends and debt interest and carries a 12-month minimum. Current position: $300.0M of Aug. 17-23 MSTR ATM proceeds raised the USD Reserve to $5.10B; USD Cash is $1.59B and USD Assets are $6.69B. Coverage bridge: $6.714B debt - approximately $6.69B USD Assets + $1.284B STRF + $9.972B STRC + $0.905B STRE + $1.402B STRK = $13.592B covered claims. $64.718B BTC Reserve / $13.592B = 4.76x, displayed as 4.8x; $77,004 / 4.76 = approximately $16.2K per BTC. STRK is eligible for the $1.0B preferred repurchase program, although STRC is the initial priority. These are economic-coverage metrics, not legal collateralization, solvency tests or recovery estimates.**

Source: Strategy Form 8-K dated Aug. 24, 2026; Strategy Credit Dashboard and Notes. Dashboard assumptions: BTC price $77,004, BTC ARR 10%, BTC volatility 40%, STRK Macaulay duration 9.3 years. BTC Rating, BTC Floor Price, BTC Credit, BTC Risk and BTC Floor ARR are supplemental illustrative metrics with substantial limitations.

For informational purposes only See Important Disclosures 10

STRATEGY | STRK INVESTOR BRIEFING AUGUST 23, 2026

10 | TAX AND PORTFOLIO ROLE

# Potential tax deferral with convertible-specific complexity

Strategy currently expects preferred distributions to be return of capital for U.S. federal income-tax purposes to the extent of basis, but stock payments, deemed distributions and conversion can create additional tax issues.

## ILLUSTRATIVE 1,000-SHARE EXAMPLE

| | |
|---|---|
| Purchase price | $72.26 |
| Initial tax basis | $72,260 |
| One year regular distributions | $8,000 |
| Illustrative current taxable dividend* | $0 |
| Year-end adjusted basis* | $64,260 |

**Assumes all distributions are paid, classified as return of capital and the holder has sufficient basis. Stock dividends or deemed distributions can create taxable income without matching cash. This is not a tax opinion.*

## WHAT MAKES STRK TAX DIFFERENT

**Return of capital.** Cash or stock distributions classified as ROC generally reduce basis rather than create current dividend income, subject to applicable rules.

**Noncash distributions.** MSTR shares delivered as a dividend may be taxable even though the holder receives no cash to fund the tax.

**Deemed distributions.** Liquidation-preference or conversion-rate adjustments, discount issuance and deferred dividends can raise Section 305 questions.

**Conversion.** Conversion treatment depends on the facts, including treatment of accrued or declared dividends and cash in lieu of fractions.

**Treatment can change.** Earnings and profits, future issuances, fast-pay rules, withholding and investor circumstances may alter results.

## PORTFOLIO ROLE

### STRK MAY BE RELEVANT TO INVESTORS SEEKING

- Cumulative preferred income
- Contractual participation in MSTR upside
- A long-dated convertible option
- Nasdaq tradability
- Potential return-of-capital deferral
- A hybrid credit-and-equity exposure

### STRK IS NOT DESIGNED TO PROVIDE

- Principal or market-price guarantees
- Near-term conversion parity
- A maturity date or general $100 put
- A security interest in bitcoin
- Cash-only dividend payments
- Low short-term price volatility

**Tax advice is investor-specific**

Prospective investors should review the applicable STRK tax disclosure and consult their own advisers regarding return of capital, deemed and noncash distributions, basis adjustment, conversion, withholding, fast-pay rules, discount issuance, holding period and account type.

Source: Strategy Q2 2026 materials and applicable STRK prospectus tax disclosure. Strategy has expressed an expectation, not a guarantee, regarding future return-of-capital characterization.

For informational purposes only See Important Disclosures 11

STRATEGY | STRK INVESTOR BRIEFING AUGUST 23, 2026

11 | RISK FRAMEWORK

# The principal risks an investor should underwrite

The 11.07% current yield and embedded MSTR option compensate investors for perpetual duration, subordination, issuer and bitcoin exposure, conversion risk and market volatility.

| RISK | WHY IT MATTERS |
|---|---|
| Perpetual duration and rates | STRK has no maturity. Higher market yields, inflation expectations or credit spreads can reduce its price, potentially for extended periods. |
| Dividend declaration and payment form | Dividends are cumulative, but declaration is generally discretionary and cash payment requires legally available funds. Declared amounts may be paid in MSTR shares, creating price and tax exposure. |
| Subordination and senior preferred claims | Debt, subsidiary liabilities and current senior preferred series rank ahead of STRK. Senior claims may block dividends and materially reduce recoveries. |
| Conversion out-of-the-money risk | At current MSTR levels, immediate conversion value is far below STRK price. The option may remain out of the money for a long period or expire economically worthless despite no legal expiration. |
| No general make-whole | Specified transactions can reduce option time value without an offsetting conversion-rate increase. An all-cash change event can leave STRK convertible only into cash. |
| MSTR share payment and dilution | Dividend payments in MSTR expose holders to stock-price movement and may be subject to delivery limits. Additional MSTR or STRK issuance can dilute common-equity economics and depress prices. |
| No bitcoin collateral | Strategy's bitcoin supports enterprise value but is not pledged to STRK. Holdings can be sold or decline in value; holders have no direct claim on specific bitcoin. |
| Capital-framework execution risk | Reserve, repurchase and BTC monetization policies may change. They create no contractual buyback, reserve or BTC-retention covenant for STRK. |
| Market price, liquidity and arbitrage | STRK has high volatility and modest trading volume. MSTR borrow costs, short-sale rules and convertible-arbitrage conditions can affect price and liquidity. |
| Fundamental-change funding limitation | The holder put is subject to legally available funds and detailed exceptions. Insufficient funds may lead to pro rata payment. |
| Tax and deemed-distribution uncertainty | ROC treatment is not guaranteed. Stock payments, discount issuance, conversion adjustments and deferred dividends can create taxable or withholding consequences without cash. |
| Illustrative credit-metric limitations | The 4.8x BTC Rating, ~$16.2K BTC Floor Price, 85 bps BTC Credit, 7.59% BTC Risk and -10.48% BTC Floor ARR are management-defined and assumption-sensitive, not agency ratings, collateral tests or recovery estimates. |

Prior to making an investment decision, investors should review the current prospectus, Certificate of Designations and amendment; confirm price, yield, conversion rate and dividend declaration; compare STRK price with current MSTR conversion value; examine the latest capital stack, holdings and USD Reserve; assess BTC and MSTR sensitivity; and obtain investment, legal and tax advice.

Source: Strategy prospectuses, Certificate of Designations and amendment, latest Forms 10-K, 10-Q and 8-K, and Strategy dashboard disclosures. This list is not exhaustive.

For informational purposes only See Important Disclosures 12

STRATEGY | STRK INVESTOR BRIEFING AUGUST 23, 2026

12 | SOURCES AND DISCLOSURES

# Primary sources and important information

This briefing uses public information, including the Digital Credit Capital Framework and subsequent implementation disclosures.

PRIMARY SOURCES

| SOURCE | LINK | USED FOR |
|---|---|---|
| Strategy STRK Metrics | Open source | Price, yield, return, volume and volatility metrics. |
| Strategy STRK Information | Open source | Product summary, notional, conversion rate, calendar and links. |
| Strategy STRK Dividends | Open source | Dividend history and expected calendar. |
| Strategy Credit Dashboard | Open source | Illustrative BTC Rating, BTC Floor, BTC Credit, risk and Macaulay duration. |
| Strategy Notes | Open source | Definitions and limitations for supplemental metrics. |
| STRK Certificate of Designations | Open source | Contractual terms, dividends, conversion, voting, redemption and put rights. |
| STRK Certificate of Amendment | Open source | July 2025 stated amount and liquidation-preference amendments. |
| STRK Prospectus Supplement | Open source | Offering description, risk factors, tax discussion and stock-payment mechanics. |
| Digital Credit Capital Framework | Open source | USD Reserve policy, repurchase authorizations and BTC monetization. |
| Strategy SEC Filings | Open source | Aug. 24, 2026 Form 8-K and other current issuer disclosures. |
| Strategy Asset Comparables | Open source | Effective-yield, return, liquidity and volatility comparisons used on pages 5-6. |

IMPORTANT DISCLOSURES

- This document is for informational and educational purposes only. It is not an offer to sell, a solicitation of an offer to buy, or a recommendation concerning STRK or any other security. Any offering may be made only by means of an effective registration statement, prospectus and applicable supplement.
- This summary is qualified in its entirety by the Certificate of Designations, amendment, prospectus, Strategy SEC filings and applicable law. If any statement here conflicts with a governing filing, the filing controls.
- STRK is a perpetual convertible equity security, not debt, a bank deposit, a money-market instrument, an FDIC-insured product, a U.S. government obligation or a bitcoin-backed secured instrument. STRK is not collateralized by Strategy bitcoin.
- Regular dividends are cumulative but generally payable only when declared. They may be paid in cash, MSTR shares or a combination, subject to filed terms. There is no guarantee of timely dividends, conversion value, returns, liquidity, redemption, recovery or future market performance.
- BTC Rating, BTC Floor, BTC Credit, BTC Risk, effective yield, Macaulay duration, conversion value and similar metrics are illustrative and subject to significant limitations. None is an agency rating, collateral or solvency test, liquidation analysis, recovery estimate or sufficient basis for investment.
- Tax characterization is uncertain and investor-specific. Return-of-capital treatment reduces basis and generally defers rather than eliminates tax. Noncash or deemed distributions may create tax without cash. Investors should consult their tax advisers.
- The Digital Credit Capital Framework and related objectives are corporate policies or authorizations, not contractual STRK terms. They may change or end; buybacks and BTC sales are not required; no assets of Strategy are pledged to secure STRK payment obligations.
- Comparison data are snapshots and use different yield methods. Instruments differ in seniority, Macaulay duration, diversification, liquidity, option exposure, tax treatment and risk. Effective yield is not a forecast of total return.

For informational purposes only See Important Disclosures 13

STRATEGY | STRK INVESTOR BRIEFING AUGUST 23, 2026

13 | GLOSSARY OF DEFINED TERMS

# Glossary of Defined Terms

**Effective Yield** is the annualized yield on an asset based on its fixed dividend rate or its current dividend rate, as applicable, and the current price of such asset.

**Duration** for a convertible bond is the sooner of the stated maturity date or the date it may become due upon an exercise of a repurchase right at the option of the holder. Duration for a preferred stock is the Macaulay Duration of such preferred stock. Duration for MSTR is MSTR Duration.

**Macaulay Duration** is an illustrative Credit Dashboard measure, in years, of interest-rate sensitivity. For STRK, the 9.3-year figure is computed on the quarterly-paying perpetual formula (1 + quarterly yield) / quarterly yield, using the $8.00 annual dividend paid in four $2.00 quarterly installments on the $72.26 market price, which implies a 2.77% quarterly yield and approximately 37.1 quarters. It measures the preferred cash flows only and does not incorporate the conversion right, which is a separate feature.

**Stochastic Duration** is (a) for a convertible bond, its Duration; and (b) for a preferred stock, its Macaulay Duration as adjusted for whether it has any of a variable rate, a penalty step-up, a conversion right, or non-cumulative dividends.

**Equity Component %** is the ratio between the value of 1/10th of a share of MSTR and the value of one share of STRK.

**BTC Rating** is in the case of (a) any of our indebtedness or perpetual preferred securities, the ratio of (i) our BTC Reserve to (ii) the sum of the notional values of the instruments being rated and all instruments that are senior to and, if any liabilities share an equal claim to our assets, such instruments with a stated maturity date sooner than or that may become due upon an exercise of a repurchase right at the option of the holder sooner than, the liability being rated; (b) MSTR, the ratio of (i) the sum of the BTC Reserve, less all Debt, less all Pref, plus the USD Assets, to (ii) MSTR's Market Cap; and (c) any exchange traded product holding only bitcoin, 1. BTC Rating does not represent a rating from any rating agency and is not equivalent to a "rating" in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations that would result in debt obligations with stated maturities later than the liability being rated becoming due sooner than the liability being rated. This metric is presented for illustrative purposes only and should not form the basis for an investment decision.

**BTC Risk** is the probability of an instrument having a BTC Rating less than 1 at the end of its Duration. This probability is derived from a lognormal distribution modeling of bitcoin's price, adjusted for BTC ARR and BTC Volatility assumptions. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. This metric is presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results.

**BTC Credit** is the credit spread necessary to offset BTC Risk for a given security. It is calculated by annualizing BTC Risk assuming the same probability each year of the BTC Rating of such security falling below 1 each year and assuming no recovery. BTC Credit = (−ln(1 − BTC Risk) ÷ Duration). This metric is presented for illustrative purposes only and should not form the basis for an investment decision.

**BTC Floor** is the BTC price at which the BTC Rating = 1.0x.

**Net Debt** is the sum of our notional debt outstanding less the USD Assets.

**BTC Reserve** represents the total number of bitcoin the Company holds as of a specified date multiplied by the current market price of one bitcoin (or the price of one bitcoin as of the date indicated). It does not take into account or include the Company's indebtedness or the liquidation value of its perpetual preferred stock. As such, it is not equivalent to "net asset value" or "NAV" or any similar metric in the traditional financial context. It is not a measure of either the net asset value of the Company or the value of the bitcoin held by the Company net of indebtedness, perpetual preferred stock liquidation preference and other obligations. Moreover, this BTC Reserve metric is not comparable to either net asset value or NAV metrics that may be reported by other companies, including ETFs, ETPs and mutual funds. Investors should rely on the financial statements and other disclosures contained in the Company's SEC filings. This metric is merely a supplement, not a substitute, to the financial statements and other disclosures contained in the Company's SEC filings. It should be used only by sophisticated investors who understand its limited purpose and many limitations.

**USD Reserve** is a management-designated portion of Strategy's USD liquidity intended to support the payment of dividends on Strategy's preferred stock and interest on its outstanding indebtedness.

**USD Cash** is a separately designated pool of U.S. dollar liquidity that the Company may retain for future deployment for general Bitcoin Treasury Company purposes, which may include acquiring bitcoin, paying declared cash dividends on Strategy's preferred stock and interest on its outstanding indebtedness, repurchasing Strategy's MSTR Stock or preferred stock, repaying, repurchasing or redeeming Strategy's outstanding convertible notes, increasing the USD Reserve, and other similar Bitcoin Treasury Company purposes.

**USD Assets** is the sum of the USD Reserve and USD Cash.

**BTC ARR** is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made.

**BTC Volatility** is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made.

**BTC Price** is the current market price of one bitcoin.

**BTC Floor ARR** represents the lowest constant BTC ARR over the weighted average duration of our credit structure that maintains 1.0x coverage of our Net Debt and Pref through our BTC Reserve, after funding interest expense and preferred dividends over the period. Below the BTC Floor ARR, Strategy may need to consider restructuring its obligations.

**Hist Volatility (30D)** is the annualized standard deviation of the daily natural log return of an asset measured over the 30 trading days.

**Hist Volatility (1Y)** is the annualized standard deviation of the daily natural log return of an asset measured over the trailing 252 trading days.

**1Y Sharpe** is a measure used to evaluate the risk-adjusted return of an investment by comparing its excess return over the risk-free rate to its standard deviation. Calculated by annualizing the average of the trailing 252 trading days' daily excess returns (daily total return minus daily risk-free rate) divided by their standard deviation.

**Risk-Free Rate** is the current 3-month yield on US Treasuries.

For informational purposes only See Important Disclosures 14

STRATEGY | STRK INVESTOR BRIEFING AUGUST 23, 2026 14 | IMPORTANT INFORMATION Important Information (a) Illustrative-metrics preamble The following terms used in this briefing provide a conceptual framework for how management views its securities and capital financing decisions in the context of the Company’s bitcoin strategy. These terms are presented for illustrative purposes only, do not constitute investment advice, and should not be used to form the basis for an investment decision. Please review these definitions carefully to understand the limitations of these illustrative metrics, and please refer to the Company’s SEC filings and financial statements for information about the Company, its business, securities, strategy, bitcoin holdings and similar matters. (b) BTC Rating, BTC Risk and BTC Credit limitations BTC Rating does not represent a rating from any rating agency and is not equivalent to a “rating” in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. These metrics are presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results. (c) BTC ARR and BTC Volatility BTC ARR is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made. BTC Volatility is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made. (d) Professional advice This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, investment, tax, legal, accounting, or other professional advice. No representations are made regarding the tax consequences of any actions taken based on the information provided. Investors should consult their own investment, tax, legal and accounting advisors for any such advice. (e) Past performance Past performance is not indicative of future results. Actual results may vary materially. For informational purposes only See Important Disclosures 15

STRATEGY

# $STRD

## INVESTOR BRIEFING

### High Yield Junior Digital Credit

**10.00% Series A Perpetual Stride Preferred Stock | Nasdaq: STRD**

STRD is Strategy's non-cumulative perpetual preferred stock. It provides a 10.00% annual dividend on its $100 stated amount, payable quarterly solely in cash when and if declared, with no conversion feature and no scheduled maturity.

| | | |
|---|---|---|
| **$72.50**<br>MARKET PRICE<br>Aug. 21 close | **13.79%**<br>EFFECTIVE YIELD<br>$10 / $72.50 | **$1.402B**<br>NOTIONAL<br>14.02M shares |
| **4.3x**<br>BTC RATING*<br>Illustrative | **$17.8K**<br>BTC FLOOR PRICE<br>1.0x threshold | **98 bps**<br>BTC CREDIT<br>10% ARR / 40% vol |

* BTC Rating does not represent a rating from any rating agency and is not equivalent to a "rating" in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. This metric is presented for illustrative purposes only and should not form the basis for an investment decision.

### IMPORTANT STRUCTURAL NOTE

**STRD is not collateralized by Strategy's bitcoin holdings and only has a preferred claim on the residual assets of Strategy. It is the junior-most current Strategy preferred series, ahead of common equity but behind creditors, subsidiary liabilities and the other current preferred instruments. Omitted dividends do not accrue.**

There is no guarantee for STRD of returns, liquidity, or future performance. Cash dividend is not guaranteed.

Strategy has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before investing, read the prospectus and other documents Strategy has filed with the SEC for more complete information about Strategy and its securities, including significant risks; free at EDGAR on sec.gov; current rate, price, and yield at strategy.com.

This communication contains forward-looking statements that involve risks and uncertainties, including changes in dividend policy, capital structure, bitcoin/digital-asset volatility, regulatory/accounting/tax changes, liquidity and cybersecurity risks, financing availability, and other risks described in Strategy's SEC filings. Strategy undertakes no obligation to update forward-looking statements except as required by law.

Market data as of Aug. 21, 2026 close; BTC holdings, USD Reserve and USD Cash as of Aug. 23, 2026, as reported in the Form 8-K filed Aug. 24, 2026. Credit metrics from the Aug. 24 dashboard using $77,004 BTC, 10% BTC ARR and 40% BTC volatility.

STRATEGY | STRD INVESTOR BRIEFING

AUGUST 23, 2026

01 | EXECUTIVE OVERVIEW

# What STRD is designed to deliver

The highest current yield in Strategy Digital Credit, paired with non-cumulative dividend risk and junior priority.

### THE INVESTMENT PROPOSITION

- **High indicated cash yield.** $10.00 of annual dividends per $100 stated amount, normally $2.50 per quarter, if declared in every period.
- **Cash-only distributions.** Each declared regular dividend is payable solely in cash, unlike STRK's potential stock payment.
- **Non-cumulative design.** An omitted dividend is not deferred, does not accrue interest and is not owed in a future period.
- **Deep market discount.** At $72.50, STRD trades 27.5% below stated amount, creating a 13.79% indicated yield but no assurance of convergence to $100.
- **Exchange liquidity.** STRD trades on Nasdaq and currently averages approximately $6.9 million of daily dollar volume over 30 days.
- **Potential tax deferral.** Strategy expects paid preferred distributions to be return of capital to the extent of basis, subject to change and individual circumstances.

### CURRENT ECONOMICS

**1,000** Shares

**$72,500** Market cost

**$100,000** Aggregate stated amount

**$10,000** Potential annual cash dividend*

**$2,500** Potential quarterly cash dividend*

**13.79%** Current indicated yield

**27.5%** Discount to stated amount

**7.5 yrs** Illustrative Macaulay duration

**4.3x** Illustrative BTC Rating

**~$17,800** Illustrative STRD BTC Floor Price

**Assumes every quarterly dividend is declared and paid. STRD is non-cumulative; omitted dividends are permanently lost. Credit metrics use Aug. 24 assumptions. BTC Risk is 7.05%; BTC Floor ARR is -12.59%.*

Macaulay Duration is an illustrative measure, in years, of interest-rate sensitivity from Strategy's Credit Dashboard. For a quarterly-paying perpetual preferred such as STRD, Macaulay Duration = (1 + Effective Yield / 4) / Effective Yield; at STRD's 13.79% effective yield, this equals approximately 7.5 years. Because STRD is non-cumulative, this illustrative calculation assumes the quarterly dividends underlying the indicated yield are declared and paid.

### THE ESSENTIAL TRADE-OFF

**The highest indicated yield carries the weakest dividend claim**

STRD offers the highest effective yield among the four Strategy preferreds in the supplied comparison, but it is the only current U.S. Strategy preferred with non-cumulative dividends. The Board may choose not to declare a quarter even if funds are legally available, no arrears accrue, and senior preferred payment restrictions can block STRD. Investors are paid more because the claim is junior and less protected.

### HOW TO THINK ABOUT STRD

STRD is best understood as junior perpetual preferred credit: a high current cash yield, when dividends are declared, in exchange for the absence of cumulative arrears, the lowest position in Strategy's current preferred stack, perpetual duration and bitcoin-sensitive issuer risk. An omitted or undeclared quarter is not deferred; it is permanently lost.

**Source: Strategy STRD dashboard and information page; Strategy Credit Dashboard and Notes; Certificate of Designations; Digital Credit Capital Framework announced June 29, 2026; market data at the Aug. 21, 2026 close; BTC holdings, USD Reserve and USD Cash as of Aug. 23, 2026, as reported in the Form 8-K filed Aug. 24, 2026. Credit metrics use the Aug. 24 dashboard assumptions of $77,004 BTC, 10% BTC ARR and 40% BTC volatility.**

For informational purposes only

See Important Disclosures

2

STRATEGY | STRD INVESTOR BRIEFING AUGUST 23, 2026

02 | SECURITY TERMS

# Terms at a glance

The Certificate of Designations, any amendments and the prospectus govern. This table is a plain-English summary, not a substitute for those documents.

| TERM | SUMMARY |
|---|---|
| Issuer | Strategy Inc. |
| Security | 10.00% Series A Perpetual Stride Preferred Stock |
| Ticker / exchange | STRD / Nasdaq Global Select Market |
| Initial issue date | June 10, 2025; initial public offering price $85.00 per share |
| Stated amount | $100.00 per share |
| Regular dividend | 10.00% per annum on stated amount; $10.00 per share annually if declared in all four quarters |
| Payment frequency | Quarterly in arrears, normally March 31, June 30, September 30 and December 31 |
| Record dates | Normally March 15, June 15, September 15 and December 15 |
| Form of payment | Cash only, when and if declared by the Board from legally available funds |
| Cumulative? | No. The Board may omit a dividend, even if funds are available, and no obligation carries forward |
| Arrears / compounding | None. An omitted or undeclared dividend does not accrue. A declared but unpaid dividend remains subject to the Certificate of Designations and is not treated as an omitted dividend |
| Maturity / sinking fund | Perpetual; no scheduled maturity and no sinking fund |
| Conversion rights | None |
| Ranking | Junior to debt, subsidiary liabilities and all other current Strategy preferred series; senior to common equity |
| Liquidation preference | Initially $100; adjusts to the greatest of $100 and specified recent-market-price measures under the certificate |
| Fundamental-change put | Holder may require cash repurchase at $100 stated amount plus declared and unpaid accrued dividends, subject to legally available funds and other terms |
| Issuer redemption | All, not less than all, after specified tax events or if less than 25% of originally issued STRD remains; price uses liquidation preference plus declared unpaid dividends |
| General voting rights | None, except specified consent rights and as required by law |
| Nonpayment director rights | None. Omitted or undeclared dividends do not give STRD holders the right to elect directors |
| Protective consent rights | Majority consent for specified materially adverse amendments and certain mergers; the certificate permits additional senior or parity stock without STRD consent |

Source: Certificate of Designations filed June 10, 2025; prospectus supplement filed June 5, 2025; Strategy STRD information page. In a conflict, the filed governing documents control.

For informational purposes only See Important Disclosures 3

STRATEGY | STRD INVESTOR BRIEFING AUGUST 23, 2026

03 | CASH FLOW AND MARKET PROFILE

# A 10% stated dividend with a market yield above 13%

The $10 annual amount is available only if each quarterly dividend is declared; because STRD is non-cumulative, omitted periods create no arrears claim.

### YIELD SENSITIVITY

| STRD PRICE | INDICATED YIELD |
|---|---|
| $50 | 20.00% |
| $60 | 16.67% |
| $72.50 | 13.79% |
| $75 | 13.33% |
| $85 | 11.76% |
| $100 | 10.00% |

Formula: $10.00 potential annual regular dividend / market price. The yield assumes all four quarterly dividends are declared and excludes price appreciation or depreciation.

### MARKET SNAPSHOT

| | |
|---|---|
| Price | $72.50 |
| Discount to stated amount | 27.5% |
| Market capitalization | $1,017M |
| 30D avg. daily value | $6.9M |
| 30D volatility | 27% |
| 3-month total return | +2% |
| 1-year total return | +5% |
| Simple since-IPO return | -2.3% |

### DIVIDEND RECORD

| PERIOD | RECORD DATE | PAYMENT DATE | PER SHARE | STATUS |
|---|---|---|---|---|
| Q3 2025 stub | Sep. 15, 2025 | Sep. 30, 2025 | $3.05556 | Paid |
| Q4 2025 | Dec. 15, 2025 | Dec. 31, 2025 | $2.50 | Paid |
| Q1 2026 | Mar. 15, 2026 | Mar. 31, 2026 | $2.50 | Paid |
| Q2 2026 | Jun. 15, 2026 | Jun. 30, 2026 | $2.50 | Paid |
| Q3 2026 | Sep. 15, 2026 | Sep. 30, 2026 | TBD | Subject to declaration |
| Q4 2026 | Dec. 15, 2026 | Dec. 31, 2026 | TBD | Subject to declaration |

**Since initial pricing**

STRD was initially offered at $85.00. At the Aug. 21, 2026 price of $72.50, plus $10.55556 of cash distributions paid through June 30, 2026, the simple lifetime total return is approximately -2.3%. This excludes reinvestment, taxes, fees and transaction costs. Future quarterly dividends remain subject to Board declaration and do not accumulate if omitted.

Source: Strategy STRD metrics and dividend pages; SEC filings. Market metrics at Aug. 21, 2026 close. Returns include paid dividends under Strategy methodology; past performance is not indicative of future results.

For informational purposes only See Important Disclosures 4

STRATEGY | STRD INVESTOR BRIEFING AUGUST 23, 2026

04 | PUBLIC MARKET YIELD

# STRD's current yield premium

At $72.50, STRD's potential $10 annual dividend produces a 13.79% effective yield - the highest among the Strategy preferreds in the supplied comparison, but only if future dividends are declared and paid.


Effective Yield
Strategy
13.79%
12.48%
11.07%
10.04%
5.79%
5.61%
5.18%
4.40%
4.11%
3.66%
3.43%
STRD
STRC
STRK
STRF
HYG
PFF
LQD
MBB
IEF
SGOV
VTEB

| TICKER | PUBLICLY TRADED BENCHMARK | YIELD | STRD PREMIUM |
|---|---|---|---|
| HYG | High-yield corporate bond ETF | 5.79% | +800 bps |
| PFF | Preferred stock ETF | 5.61% | +818 bps |
| LQD | Investment-grade corporate bond ETF | 5.18% | +861 bps |
| MBB | Agency mortgage-backed securities ETF | 4.40% | +939 bps |
| IEF | 7-10 year U.S. Treasury ETF | 4.11% | +968 bps |
| SGOV | 0-3 month U.S. Treasury ETF | 3.66% | +1,013 bps |
| VTEB | Tax-exempt municipal bond ETF | 3.43% | +1,036 bps |

WHAT THE PREMIUM COMPENSATES FOR

A higher yield is not a free return.
STRD is a single-issuer, junior, non-cumulative perpetual preferred. Its yield premium compensates for the possibility that dividends are omitted permanently, senior claims block payment, bitcoin-sensitive enterprise value, perpetual duration, lower liquidity and higher volatility than diversified ETFs.

Source: Strategy-supplied market comparison data at the Aug. 21, 2026 close. Effective yield for STRD equals the potential $10 annual regular dividend divided by price and assumes all four quarterly dividends are declared. ETF yield methodologies differ; this is not a total-return or risk-adjusted comparison.

For informational purposes only See Important Disclosures 5

STRATEGY | STRD INVESTOR BRIEFING AUGUST 23, 2026

05 | CREDIT COMPARABLES

# Yield, liquidity and volatility in context

The supplied comparison places STRD beside Strategy Digital Credit and diversified public-market proxies across income, returns, trading activity and volatility.

## Credit Comparables

Strategy₿

| Digital Credit | Price | Effective Yield | 3M Return | 1Y Return | Market Cap ($M) | Avg Trading Vol (30D) ($M) | Hist Volatility (30D) | Hist Volatility (1Y) | 1Y Sharpe | Avg Trading Vol (30D)/Mkt Cap |
|---|---|---|---|---|---|---|---|---|---|---|
| STRC | $96.18 | 12.48% | (0.2%) | 13.6% | $9,729 | $115 | 22.1% | 22.0% | 0.56 | 1.2% |
| STRF | $99.57 | 10.04% | 1.3% | (1.2%) | $1,278 | $7 | 16.9% | 24.2% | -0.09 | 0.6% |
| STRD | $72.50 | 13.79% | 1.8% | 5.1% | $1,017 | $7 | 27.0% | 33.0% | 0.19 | 0.7% |
| STRK | $72.26 | 11.07% | 1.0% | (16.2%) | $1,013 | $5 | 35.2% | 36.9% | -0.44 | 0.5% |
| Money Market Proxy ETFs | | | | | | | | | | |
| SGOV | $100.63 | 3.66% | 0.9% | 3.8% | $102,794 | $1,910 | 0.9% | 1.1% | -0.24 | 1.9% |
| High-Yield Bond ETFs | | | | | | | | | | |
| HYG | $79.61 | 5.79% | 1.1% | 5.1% | $17,769 | $2,501 | 2.8% | 4.2% | 0.30 | 14.1% |
| JNK | $95.87 | 6.60% | 1.3% | 5.8% | $6,737 | $254 | 2.7% | 4.2% | 0.48 | 3.8% |
| Preferred Stocks | | | | | | | | | | |
| PFF | $30.46 | 5.61% | (0.8%) | 2.0% | $13,102 | $79 | 8.2% | 7.5% | -0.20 | 0.6% |
| PGX | $10.60 | 7.02% | (2.2%) | (1.9%) | $3,721 | $35 | 5.5% | 6.1% | -1.02 | 0.9% |
| Investment-Grade Corporate Bond ETFs | | | | | | | | | | |
| VCIT | $81.05 | 5.07% | (0.1%) | 2.6% | $67,497 | $708 | 4.1% | 4.4% | -0.36 | 1.0% |
| LQD | $105.92 | 5.18% | (0.9%) | 1.4% | $33,100 | $3,121 | 5.4% | 5.6% | -0.51 | 9.4% |
| Mortgage-Backed Securities ETFs | | | | | | | | | | |
| MBB | $93.12 | 4.40% | 0.2% | 3.9% | $39,017 | $205 | 4.8% | 4.7% | -0.01 | 0.5% |
| VMBS | $46.15 | 4.37% | 0.3% | 4.1% | $15,626 | $62 | 4.5% | 4.5% | 0.02 | 0.4% |
| Municipal Bond ETFs | | | | | | | | | | |
| VTEB | $49.54 | 3.43% | 0.2% | 4.9% | $45,755 | $376 | 3.2% | 3.0% | 0.35 | 0.8% |
| MUB | $105.34 | 3.26% | 0.1% | 4.7% | $45,581 | $463 | 3.4% | 3.2% | 0.22 | 1.0% |
| HYD | $50.21 | 4.62% | 0.2% | 6.7% | $4,353 | $45 | 4.4% | 4.1% | 0.62 | 1.0% |
| US Treasury ETFs | | | | | | | | | | |
| BIL | $91.60 | 3.58% | 0.9% | 3.7% | $46,812 | $824 | 0.9% | 1.1% | -0.63 | 1.8% |
| IEF | $92.82 | 4.11% | (0.0%) | 1.3% | $43,050 | $656 | 4.5% | 4.9% | -0.59 | 1.5% |
| SHV | $110.31 | 3.69% | 0.9% | 3.7% | $20,821 | $280 | 0.9% | 1.1% | -0.54 | 1.3% |

**1 INCOME PREMIUM**
STRD yields 13.79%, versus 3.43%-7.02% for the selected non-Strategy ETFs. Across the full supplied set, PGX at 7.02% is closest and remains 677 bps lower.

**2 JUNIOR NON-CUMULATIVE CLAIM**
STRD carries the highest yield among the four Strategy preferreds shown, consistent with its lowest current preferred priority and absence of arrears protection.

**3 VOLATILITY**
STRD historical volatility is 27% over 30 days, compared with roughly 1%-9% for the selected non-Strategy ETFs. A high cash yield does not stabilize market price.

**4 TRADING LIQUIDITY**
STRD's $6.9M 30-day average dollar volume is meaningful for a single preferred, but below major bond and preferred ETFs. Large orders may require care.

Indicated yield is conditional, not contractual cash certainty.
The 13.79% calculation assumes every future quarterly dividend is declared and paid. An omitted dividend is permanently lost, and price changes can dominate total return.

Source: Strategy-supplied credit comparables, Aug. 21, 2026. Figures are rounded snapshots and may reflect different calculation conventions, time windows, tax treatment, portfolio composition and market microstructure.

For informational purposes only See Important Disclosures 6

STRATEGY | STRD INVESTOR BRIEFING AUGUST 23, 2026

06 | NON-CUMULATIVE DIVIDEND DESIGN

# High current yield with no arrears claim

STRD pays quarterly cash dividends only when declared. If a quarter is omitted, no dividend, interest or other amount accrues for that period.

**10.00%**
ANNUAL DIVIDEND RATE
The stated annual dividend rate applies only when the Board declares the quarterly cash dividend from legally available funds.

**$0.00**
ARREARS CLAIM AFTER OMISSION
No dividend, interest or other amount accrues for a period in which the dividend is not declared.

## WHAT HAPPENS AFTER AN OMITTED QUARTER

| QUARTER OMITTED | 1 | 2 | 3 | 4 | 5 | 6 | 7 | 8+ |
|---|---|---|---|---|---|---|---|---|
| AMOUNT ACCRUED | $0 | $0 | $0 | $0 | $0 | $0 | $0 | $0 |

*Each new quarter starts independently. A future declaration does not revive or repay a dividend that was not declared for an earlier period.*

## HOW THE NON-CUMULATIVE STRUCTURE WORKS

| WHEN | MECHANISM | PRACTICAL EFFECT |
|---|---|---|
| If declared | The quarter's dividend is paid solely in cash. | A full quarter normally produces $2.50 per share; the first stub period was larger because it covered more than one quarter. |
| If omitted | No obligation survives the payment date. | The investor permanently loses that quarter's distribution; there is no deferred receivable. |
| Next quarter | A new current-period accrual begins independently. | A future dividend does not repay the omitted amount or earn interest on it. |
| Senior blockers | Senior preferred and debt restrictions apply before STRD. | Failure to pay required senior claims can prohibit STRD dividends even if the Board would otherwise declare them. |
| Parity / junior limits | Current-period parity dividends become pro rata; most junior dividends and repurchases are restricted unless the most recent STRD period is paid. | Provides limited current-period discipline but does not create cumulative arrears or a long-term priority claim. |

**Non-cumulative means optional, not deferred**
An omitted or undeclared STRD dividend does not become a liability owed to the holder. The economic value of STRD therefore depends on continued quarterly declarations, available liquidity, senior-payment capacity and the Board's capital-allocation decisions.

**Source:** Certificate of Designations, Section 5; prospectus supplement. The filed instrument controls declaration timing, current-period priority, junior-payment restrictions, exceptions and all other mechanics.

For informational purposes only See Important Disclosures 7

STRATEGY | STRD INVESTOR BRIEFING AUGUST 23, 2026

07 | HOLDER RIGHTS

# Current-period priority and limited event protections

STRD receives protections for a declared current-period dividend, liquidation and fundamental changes, but no arrears claim or preferred-director rights after nonpayment.

**CURRENT PERIOD**
If less than the full current-period STRD dividend is paid, parity dividends become pro rata and most junior dividends and repurchases are restricted, subject to exceptions.

**FUNDAMENTAL CHANGE**
Holders may require cash repurchase at $100 stated amount plus declared unpaid dividends after a defined fundamental change, subject to legally available funds.

**LIMITED CONSENT ONLY**
STRD has specified adverse-amendment and transaction consent rights, but no director-election rights after dividend nonpayment.

ADDITIONAL PROTECTIONS AND LIMITS

| PROTECTION | HOLDER BENEFIT | CONDITION / LIMIT |
|---|---|---|
| Current-period dividend priority | If less than the current STRD period is paid, parity dividends must be pro rata and most junior dividends and repurchases are restricted. | The restriction generally looks only to the most recently completed period; it does not revive prior omitted dividends and contains detailed exceptions. |
| Liquidation preference | STRD receives the then-applicable liquidation preference plus declared unpaid accrued dividends before common equity. | All creditors, subsidiary liabilities and current senior preferred series remain ahead; undeclared dividends are excluded. |
| Fundamental change put | Holders may require cash repurchase at $100 stated amount plus declared unpaid accrued dividends after a defined fundamental change. | Payment is limited to legally available funds and may be pro rata if insufficient; specified exceptions apply. |
| Issuer redemption | Optional all-not-less-than-all redemption after a tax event or if less than 25% of originally issued STRD remains. | Price equals the then-applicable liquidation preference plus declared unpaid dividends; undeclared periods are not included. |
| Consent rights | Majority consent is generally required for specified materially adverse amendments and certain mergers that fail continuity tests. | No general vote and no nonpayment director rights. Additional STRD, parity or senior stock may generally be issued without STRD consent. |

**Important structural limits**
STRD has no maturity, sinking fund, collateral package, bitcoin lien, cumulative arrears or conversion feature. The Board may omit dividends even if funds are legally available; omitted or undeclared dividends do not trigger director rights; and debt plus every other current Strategy preferred series ranks ahead.

**Source:** Certificate of Designations, Sections 5-9; prospectus supplement. This summary omits detailed exceptions, procedures and definitions.

For informational purposes only See Important Disclosures 8

STRATEGY | STRD INVESTOR BRIEFING AUGUST 23, 2026

08 | DIGITAL CREDIT CAPITAL FRAMEWORK

# A disciplined capital framework designed to strengthen Digital Credit

The capital framework adds a Board-approved liquidity reserve and preferred repurchase authorization around STRD, but does not convert its discretionary non-cumulative dividend into a contractual payment obligation.

| 12-MONTH MINIMUM | $1.0B CREDIT BUYBACK | $1.25B RESERVE CAPACITY |
|---|---|---|
| The USD Reserve may be used only for preferred dividends and debt interest; another use or a reduction below the minimum requires Board authorization. | STRD is eligible with STRF, STRC and the other Digital Credit instruments. STRC is the initial priority when repurchases are accretive. | BTC monetization authority may build the USD Reserve, fund or replenish dividends and interest, and fund eligible repurchases. |

SIX COMPONENTS OF THE FRAMEWORK

| FRAMEWORK COMPONENT | WHAT STRATEGY ADOPTED | INVESTOR SIGNIFICANCE / LIMIT |
|---|---|---|
| USD Reserve policy | A Board-approved reserve restricted to preferred dividends and debt interest, with a minimum equal to 12 months of expected obligations. | Creates a dedicated liquidity buffer, but the policy is not a contractual security covenant and the reserve is not pledged collateral. |
| STRC dividend policy | A $99-$100 corporate trading objective and monthly, multi-factor dividend-rate evaluation for STRC. | Supports the broader Digital Credit franchise and market confidence; it does not alter the contractual dividend terms of other securities. |
| Digital Credit repurchases | Up to $1.0B aggregate purchase price across STRF, STRC, STRD and STRK; no fixed expiration or minimum purchase obligation. | Buying below stated amount can reduce expected dividends and covered claims. STRC is the initial priority; USD Reserve funds cannot be used. |
| MSTR repurchases | A separate authorization for up to $1.0B of class A common stock repurchases when management views them as attractive. | Preserves capital-allocation flexibility. The program does not obligate purchases and cannot be funded from the USD Reserve. |
| BTC Monetization Program | Up to $1.25B to build the USD Reserve, plus additional authority for obligations, reserve replenishment and approved repurchases. | Allows limited BTC conversion when preferable to equity issuance, subject to market, tax, legal and shareholder-value considerations; no BTC sale is required. |
| USD Cash | A separately designated, flexible liquidity pool available for general Bitcoin Treasury Company purposes, such as acquiring bitcoin; paying preferred dividends or debt interest; repurchasing MSTR or preferred stock; repaying or redeeming convertible notes; or increasing the USD Reserve. | A highly liquid, broad discretionary pool that allows management to respond quickly to market dislocations and deploy capital as conditions warrant. Unlike the USD Reserve, it **has no 12-month minimum and may be used for a broader range of purposes, so it is not dedicated to STRD dividends.** |

**As of August 23, 2026**

The USD Reserve increased from $2.55B at framework launch to $5.10B, alongside $1.59B of USD Cash, for $6.69B of USD Assets; the USD Reserve alone equals approximately 3.0 years of current preferred-dividend and debt-interest obligations. The Aug. 24 Form 8-K reported $516.6M remaining under the Digital Credit repurchase authorization and $1.0B under the MSTR authorization. No STRD was issued or repurchased during Aug. 17-23, and $4.015B of STRD ATM capacity remained. STRD is eligible for future repurchases, but STRC is the initial priority and USD Reserve funds cannot be used. The reserve and buyback framework supports liquidity but does not guarantee any STRD declaration.

Source: Strategy Digital Credit Capital Framework press release and Form 8-K dated June 29, 2026; Strategy Form 8-K dated Aug. 24, 2026. Policies and authorizations are discretionary corporate actions, not amendments to STRD.

For informational purposes only See Important Disclosures 9

STRATEGY | STRD INVESTOR BRIEFING

AUGUST 23, 2026

09 | CREDIT POSITION

# Junior preferred credit supported by liquidity and bitcoin

The Board-approved USD Reserve policy dedicates liquidity to preferred dividends and debt interest; the Aug. 24 increase reduces net senior claims in Strategy's illustrative BTC Rating framework, while STRD remains junior and bitcoin remains unpledged.

### SIMPLIFIED CAPITAL STACK

**CREDITORS & SUBSIDIARY LIABILITIES**
Senior to all preferred equity
Senior to STRF

**Other Current Preferred Series**
— all senior to STRD
STRF / STRC / STRE / STRK

**STRD**
Junior-most current preferred
Senior to MSTR common equity

**MSTR COMMON EQUITY**
Residual claim below STRD
Residual claim

*The diagram is simplified. Actual priority is governed by debt documents, subsidiary claims, preferred certificates and applicable law.*

### CURRENT ISSUER RESOURCES

| | |
|---|---|
| **840,447 BTC**<br>BITCOIN HOLDINGS<br>As of Aug. 23 | **$6.69B**<br>USD ASSETS<br>Reserve $5.10B + Cash $1.59B |
| **$64.718B**<br>BTC RESERVE<br>At $77,004 / BTC | **38.0 yrs**<br>BTC DURATION<br>Aug. 24 assumptions |

- USD Reserve $5.10B + USD Cash $1.59B = USD Assets $6.69B (Board policy restricts the USD Reserve to preferred dividends and debt interest).

**STRD-scale economics**

- Approximately 14.02 million shares outstanding.
- $1.402 billion aggregate stated/notional amount; no STRD ATM issuance during Aug. 17-23.
- Up to $140.2 million annual STRD dividends if all four quarters are declared at the 10% rate.
- $14.995 billion cumulative covered notional after applying USD Assets and including senior claims through STRD.

### STRATEGY'S ILLUSTRATIVE BTC COVERAGE

| | | |
|---|---|---|
| **4.3x**<br>BTC RATING<br>ILLUSTRATIVE | **$17.8K**<br>BTC FLOOR PRICE<br>PER BTC AT 1.0x | **98 bps** BTC CREDIT<br>**7.05% BTC RISK \| -12.59% BTC FLOOR ARR**<br>*Illustrative at 10% BTC ARR, 40% BTC volatility and 7.5-year Macaulay duration. BTC Credit annualizes BTC Risk assuming no recovery.* |

**How the capital framework supports STRD credit**
Liquidity policy: the USD Reserve is restricted by Board policy to preferred dividends and debt interest and carries a 12-month minimum. Current position: $300.0M of Aug. 17-23 MSTR ATM proceeds raised the USD Reserve to $5.10B; USD Cash is $1.59B and USD Assets are $6.69B. Coverage bridge: $6.714B debt - $6.69B USD Assets + $1.284B STRF + $9.972B STRC + $0.905B STRE + $1.402B STRK + $1.402B STRD = $14.995B covered claims. $64.718B BTC Reserve / $14.995B = 4.32x, displayed as 4.3x; $77,004 / 4.32 = approximately $17.8K per BTC. STRD is eligible for the $1.0B preferred repurchase program, although STRC is the initial priority. These are economic-coverage metrics, not legal collateralization, solvency tests or recovery estimates.

**Source: Strategy Form 8-K dated Aug. 24, 2026; Strategy Credit Dashboard and Notes. Dashboard assumptions: BTC price $77,004, BTC ARR 10%, BTC volatility 40%, STRD Macaulay duration 7.5 years. BTC Rating, BTC Floor Price, BTC Credit, BTC Risk and BTC Floor ARR are supplemental illustrative metrics with substantial limitations.**

For informational purposes only

See Important Disclosures

10

STRATEGY | STRD INVESTOR BRIEFING AUGUST 23, 2026

10 | TAX AND PORTFOLIO ROLE

# Potential tax deferral applies only to distributions actually paid

Strategy currently expects preferred distributions to be return of capital for U.S. federal income-tax purposes to the extent of basis. Because STRD is non-cumulative, an omitted dividend produces neither cash nor basis reduction.

### ILLUSTRATIVE 1,000-SHARE EXAMPLE

| | |
|---|---|
| Purchase price | $72.50 |
| Initial tax basis | $72,500 |
| One year distributions if declared | $10,000 |
| Illustrative current taxable dividend* | $0 |
| Year-end adjusted basis* | $62,500 |

**Assumes all four quarterly dividends are declared, paid and classified as return of capital, and the holder has sufficient basis. An omitted dividend produces neither cash nor basis reduction. This is not a tax opinion.*

### RETURN OF CAPITAL IS CONDITIONAL ON PAYMENT

**Current deferral.** A paid distribution classified as return of capital generally reduces basis rather than creating current U.S. federal dividend income.

**Omitted quarter.** Because STRD is non-cumulative, a quarter not declared creates no distribution and no related basis reduction.

**Deferred tax is preserved.** Lower basis generally creates a larger gain when the shares are sold or redeemed.

**Basis floor.** After basis reaches zero, further return-of-capital distributions are generally taxable as capital gain under current rules.

**Treatment can change.** Earnings and profits, discount issuance, fast-pay rules, withholding and investor circumstances may alter the result.

### PORTFOLIO ROLE

**STRD MAY BE RELEVANT TO INVESTORS SEEKING**

- The highest indicated yield in Strategy Digital Credit
- Quarterly cash-only distributions when declared
- A discounted junior preferred position
- Nasdaq tradability
- Potential return-of-capital deferral
- Exposure to Strategy enterprise credit

**STRD IS NOT DESIGNED TO PROVIDE**

- Cumulative dividend protection
- Guaranteed quarterly income
- A maturity date or general $100 put
- A senior preferred position
- A security interest in bitcoin
- Low short-term price volatility

**Tax advice is investor-specific**

Prospective investors should review the applicable STRD tax disclosure and consult their own advisers regarding return of capital, basis reduction, discount issuance, fast-pay rules, holding period, capital-gain treatment, withholding and account type.

Source: Strategy Q2 2026 materials and applicable STRD prospectus tax disclosure. Strategy has expressed an expectation, not a guarantee, regarding future return-of-capital characterization.

For informational purposes only See Important Disclosures 11

STRATEGY | STRD INVESTOR BRIEFING AUGUST 23, 2026

11 | RISK FRAMEWORK

# The principal risks an investor should underwrite

The 13.79% indicated yield compensates investors for non-cumulative dividend discretion, junior priority, perpetual duration, issuer and bitcoin exposure, and market volatility.

| RISK | WHY IT MATTERS |
|---|---|
| Non-cumulative dividend discretion | The Board may omit a dividend for any reason, even if funds are legally available. The omitted or undeclared amount is permanently lost and does not accrue interest or trigger a later obligation. |
| Senior dividend blockers | Debt documents and senior preferred terms can prohibit STRD payment. Every other current Strategy preferred series ranks ahead of STRD. |
| Subordination and structural priority | Debt and subsidiary liabilities rank ahead of STRD. In stress or liquidation, senior claims could materially reduce or eliminate recovery. |
| Perpetual duration and rates | STRD has no maturity. Higher market yields, inflation expectations or credit spreads can reduce its price, potentially for extended periods. |
| No bitcoin collateral | Strategy's bitcoin supports enterprise value but is not pledged to STRD. Holdings can be sold or decline in value; holders have no direct claim on specific bitcoin. |
| Capital-framework execution risk | Reserve, repurchase and BTC monetization policies may change. They create no contractual dividend, reserve, buyback or BTC-retention covenant for STRD. |
| Market price and liquidity | Nasdaq listing and current trading volume do not assure liquidity at a desired price. STRD trades at a deep discount and has experienced meaningful volatility and mixed trailing returns. |
| Redemption and liquidation-preference complexity | Issuer redemption is limited and not a general holder right. The liquidation preference may adjust under a formula, and undeclared dividends are excluded from redemption and liquidation amounts. |
| Fundamental-change funding limitation | The holder put is subject to legally available funds and detailed exceptions. Insufficient funds may lead to pro rata payment. |
| Tax uncertainty | Return-of-capital treatment may differ by period or investor and can create future gain through basis reduction. Discount issuance, fast-pay rules and withholding can create additional complexity. |
| Illustrative credit-metric limitations | The 4.3x BTC Rating, ~$17.8K BTC Floor Price, 98 bps BTC Credit, 7.05% BTC Risk and -12.59% BTC Floor ARR are management-defined and assumption-sensitive, not agency ratings, collateral tests or recovery estimates. |
| Broader company risks | Investors are exposed to Strategy's software business, governance, litigation, cybersecurity, custody, regulatory, accounting and capital-markets risks described in SEC filings. |

Prior to making an investment decision, investors should review the prospectus and Certificate of Designations; confirm current price, indicated yield and the latest dividend declaration; examine senior dividend status, capital stack, holdings and USD Reserve; assess BTC sensitivity and duration; understand that omitted dividends are permanently lost; and obtain investment, legal and tax advice.

Source: Strategy prospectus, Certificate of Designations, latest Forms 10-K, 10-Q and 8-K, and Strategy dashboard disclosures. This list is not exhaustive.

For informational purposes only See Important Disclosures 12

STRATEGY | STRD INVESTOR BRIEFING AUGUST 23, 2026

12 | SOURCES AND DISCLOSURES

# Primary sources and important information

This briefing uses public information, including the Digital Credit Capital Framework and subsequent implementation disclosures.

PRIMARY SOURCES

| SOURCE | LINK | USED FOR |
|---|---|---|
| Strategy STRD Metrics | Open source | Price, yield, return, volume and volatility metrics. |
| Strategy STRD Information | Open source | Product summary, current notional, calendar and governing-document links. |
| Strategy STRD Dividends | Open source | Dividend history and expected calendar. |
| Strategy Credit Dashboard | Open source | Illustrative BTC Rating, BTC Floor, BTC Credit, risk and Macaulay duration. |
| Strategy Notes | Open source | Definitions and limitations for supplemental metrics. |
| STRD Certificate of Designations | Open source | Contractual terms, non-cumulative dividends, priority, voting, redemption and put rights. |
| STRD Prospectus Supplement | Open source | Offering terms, risk factors, tax discussion and cash-only dividend mechanics. |
| STRD Initial Pricing Release | Open source | Initial $85 price, share count and settlement. |
| Digital Credit Capital Framework | Open source | USD Reserve policy, repurchase authorizations and BTC monetization. |
| Strategy SEC Filings | Open source | Aug. 24, 2026 Form 8-K and other current issuer disclosures. |
| Strategy Asset Comparables | Open source | Effective-yield, return, liquidity and volatility comparisons used on pages 5-6. |

IMPORTANT DISCLOSURES

- This document is for informational and educational purposes only. It is not an offer to sell, a solicitation of an offer to buy, or a recommendation concerning STRD or any other security. Any offering may be made only by means of an effective registration statement, prospectus and applicable supplement.
- This summary is qualified in its entirety by the Certificate of Designations, prospectus, Strategy SEC filings and applicable law. If any statement here conflicts with a governing filing, the filing controls.
- STRD is a perpetual non-cumulative equity security, not debt, a bank deposit, a money-market instrument, an FDIC-insured product, a U.S. government obligation or a bitcoin-backed secured instrument. STRD is not collateralized by Strategy bitcoin.
- Regular dividends are discretionary, non-cumulative and payable solely in cash when declared from legally available funds. An omitted dividend is permanently lost. There is no guarantee of dividends, returns, liquidity, redemption, recovery or future market performance.
- BTC Rating, BTC Floor, BTC Credit, BTC Risk, indicated yield, Macaulay duration and similar Strategy metrics are illustrative and subject to significant limitations. None is an agency rating, collateral or solvency test, liquidation analysis, recovery estimate or sufficient basis for investment.
- Tax characterization is uncertain and investor-specific. Return-of-capital treatment applies only to distributions actually paid, reduces basis and generally defers rather than eliminates tax. Investors should consult their tax advisers.
- The Digital Credit Capital Framework and related objectives are corporate policies or authorizations, not contractual STRD terms. They may change or end; buybacks and BTC sales are not required; no assets of Strategy are pledged to secure STRD payment obligations and reserve assets do not guarantee dividend declarations.
- Comparison data are snapshots and use different yield methods. Instruments differ in seniority, Macaulay duration, diversification, liquidity, tax treatment and risk. STRD effective yield assumes all dividends are declared and is not a forecast of total return.

For informational purposes only See Important Disclosures 13

STRATEGY | STRD INVESTOR BRIEFING AUGUST 23, 2026

# 13 | GLOSSARY OF DEFINED TERMS

Glossary of Defined Terms

**Effective Yield** is the annualized yield on an asset based on its fixed dividend rate or its current dividend rate, as applicable, and the current price of such asset.

**Duration** for a convertible bond is the sooner of the stated maturity date or the date it may become due upon an exercise of a repurchase right at the option of the holder. Duration for a preferred stock is the Macaulay Duration of such preferred stock. Duration for MSTR is MSTR Duration.

**Macaulay Duration** is an illustrative measure, in years, of interest-rate sensitivity from Strategy's Credit Dashboard. For a quarterly-paying perpetual preferred such as STRD, Macaulay Duration = (1 + Effective Yield / 4) / Effective Yield; at STRD's 13.79% effective yield, this equals approximately 7.5 years. Because STRD is non-cumulative, this illustrative calculation assumes the quarterly dividends underlying the indicated yield are declared and paid.

**Stochastic Duration** is (a) for a convertible bond, its Duration; and (b) for a preferred stock, its Macaulay Duration as adjusted for whether it has any of a variable rate, a penalty step-up, a conversion right, or non-cumulative dividends.

**BTC Rating** is in the case of (a) any of our indebtedness or perpetual preferred securities, the ratio of (i) our BTC Reserve to (ii) the sum of the notional values of the instruments being rated and all instruments that are senior to and, if any liabilities share an equal claim to our assets, such instruments with a stated maturity date sooner than or that may become due upon an exercise of a repurchase right at the option of the holder sooner than, the liability being rated; (b) MSTR, the ratio of (i) the sum of the BTC Reserve, less all Debt, less all Pref, plus the USD Assets, to (ii) MSTR's Market Cap; and (c) any exchange traded product holding only bitcoin, 1. BTC Rating does not represent a rating from any rating agency and is not equivalent to a "rating" in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations that would result in debt obligations with stated maturities later than the liability being rated becoming due sooner than the liability being rated. This metric is presented for illustrative purposes only and should not form the basis for an investment decision.

**BTC Risk** is the probability of an instrument having a BTC Rating less than 1 at the end of its Duration. This probability is derived from a lognormal distribution modeling of bitcoin's price, adjusted for BTC ARR and BTC Volatility assumptions. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. This metric is presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results.

**BTC Credit** is the credit spread necessary to offset BTC Risk for a given security. It is calculated by annualizing BTC Risk assuming the same probability each year of the BTC Rating of such security falling below 1 each year and assuming no recovery. BTC Credit = (-ln(1 – BTC Risk) ÷ Duration). This metric is presented for illustrative purposes only and should not form the basis for an investment decision.

**BTC Floor** is the BTC price at which the BTC Rating = 1.0x.

**Net Debt** is the sum of our notional debt outstanding less the USD Assets.

**BTC Reserve** represents the total number of bitcoin the Company holds as of a specified date multiplied by the current market price of one bitcoin (or the price of one bitcoin as of the date indicated). It does not take into account or include the Company's indebtedness or the liquidation value of its perpetual preferred stock. As such, it is not equivalent to "net asset value" or "NAV" or any similar metric in the traditional financial context. It is not a measure of either the net asset value of the Company or the value of the bitcoin held by the Company net of indebtedness, perpetual preferred stock liquidation preference and other obligations. Moreover, this BTC Reserve metric is not comparable to either net asset value or NAV metrics that may be reported by other companies, including ETPs, ETFs and mutual funds. Investors should rely on the financial statements and other disclosures contained in the Company's SEC filings. This metric is merely a supplement, not a substitute, to the financial statements and other disclosures contained in the Company's SEC filings. It should be used only by sophisticated investors who understand its limited purpose and many limitations.

**USD Reserve** is a management-designated portion of Strategy's USD liquidity intended to support the payment of dividends on Strategy's preferred stock and interest on its outstanding indebtedness.

**USD Cash** is a separately designated pool of U.S. dollar liquidity that the Company may retain for future deployment for general Bitcoin Treasury Company purposes, which may include acquiring bitcoin, paying declared cash dividends on Strategy's preferred stock and interest on its outstanding indebtedness, repurchasing Strategy's MSTR Stock or preferred stock, repaying, repurchasing or redeeming Strategy's outstanding convertible notes, increasing the USD Reserve, and other similar Bitcoin Treasury Company purposes.

**USD Assets** is the sum of the USD Reserve and USD Cash.

**Net Reserve** represents the BTC Reserve; minus the notional amount of the Company's out-of-the-money convertible notes and other debt-like instruments; minus the notional amount of the Company's outstanding perpetual preferred stock (excluding any in-the-money STRK shares); plus the Company's USD Assets. For this purpose, the notional value of any of the Company's preferred stock that is denominated in a currency other than U.S. dollars is valued based on prevailing exchange rates as of 12:30 PM New York time on the most recent Friday. The notional value of the Company's preferred stock may not be equivalent to its liquidation preference or redemption amount, nor are any accrued and unpaid dividends included in this calculation.

**BTC ARR** is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made.

**BTC Volatility** is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made.

**BTC Price** is the current market price of one bitcoin.

**BTC Floor ARR** represents the lowest constant BTC ARR over the weighted average duration of our credit structure that maintains 1.0x coverage of our Net Debt and Pref through our BTC Reserve, after funding interest expense and preferred dividends over the period. Below the BTC Floor ARR, Strategy may need to consider restructuring its obligations.

**Hist Volatility (30D)** is the annualized standard deviation of the daily natural log return of an asset measured over the 30 trading days.

**Hist Volatility (1Y)** is the annualized standard deviation of the daily natural log return of an asset measured over the trailing 252 trading days.

**1Y Sharpe** is a measure used to evaluate the risk-adjusted return of an investment by comparing its excess return over the risk-free rate to its standard deviation. Calculated by annualizing the average of the trailing 252 trading days' daily excess returns (daily total return minus daily risk-free rate) divided by their standard deviation.

**Risk-Free Rate** is the current 3-month yield on US Treasuries.

For informational purposes only See Important Disclosures 14

STRATEGY | STRD INVESTOR BRIEFING AUGUST 23, 2026 14 | IMPORTANT INFORMATION Important Information (a) Illustrative-metrics preamble The following terms used in this briefing provide a conceptual framework for how management views its securities and capital financing decisions in the context of the Company’s bitcoin strategy. These terms are presented for illustrative purposes only, do not constitute investment advice, and should not be used to form the basis for an investment decision. Please review these definitions carefully to understand the limitations of these illustrative metrics, and please refer to the Company’s SEC filings and financial statements for information about the Company, its business, securities, strategy, bitcoin holdings and similar matters. (b) BTC Rating, BTC Risk and BTC Credit limitations BTC Rating does not represent a rating from any rating agency and is not equivalent to a “rating” in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. These metrics are presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results. (c) BTC ARR and BTC Volatility BTC ARR is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made. BTC Volatility is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made. (d) Professional advice This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, investment, tax, legal, accounting, or other professional advice. No representations are made regarding the tax consequences of any actions taken based on the information provided. Investors should consult their own investment, tax, legal and accounting advisors for any such advice. (e) Past performance Past performance is not indicative of future results. Actual results may vary materially. For informational purposes only See Important Disclosures 15